Exhibit 10.1

PURCHASE AND SALE AGREEMENT

by and among

THE ENTITIES SET FORTH ON SCHEDULE A ATTACHED HERETO,

    collectively, SELLERS,

CHATHAM LODGING, L.P.,
solely for purposes of Section 2(a) hereof,

THE INDIVIDUAL OWNERS AND OPERATING LESSEES LISTED ON THE SIGNATURE PAGES HERETO,
solely for purposes of Section 43 hereof

and

NEWINK, LLC,

    PURCHASER.

Premises: THE PROPERTIES SET FORTH ON SCHEDULE B ATTACHED HERETO
Dated as of May 8, 2014

DOC ID - 21031260.28

TABLE OF CONTENTS
		Page
1	DEFINITIONS	2
2	PURCHASE AND SALE.	6
3	DUE DILIGENCE PERIOD; ACCESS; RIGHTS OF INSPECTION AND CONFIDENTIALITY.	11
4	PURCHASE PRICE AND DEPOSIT.	15
5	STATUS OF TITLE.	20
6	TITLE INSURANCE; LIENS.	21
7	APPORTIONMENTS.	25
8	PROPERTY NOT INCLUDED IN SALE.	30
9	COVENANTS OF SELLER AND PURCHASER.	30
10	TRANSFER; SECURITY DEPOSITS; CONDITIONS TO CLOSING.	35
11	CONDITION OF THE PROPERTY; REPRESENTATIONS.	37
12	DAMAGE AND DESTRUCTION.	53
13	CONDEMNATION.	54
14	BROKERS AND ADVISORS.	55
15	TAX REDUCTION PROCEEDINGS.	56
16	TRANSFER TAXES; SALES TAXES; AND TRANSACTION COSTS.	57
17	DELIVERIES TO BE MADE ON THE CLOSING DATE.	58
18	CLOSING DATE.	60
19	NOTICES.	60
20	DEFAULT BY PURCHASER OR SELLER.	62
21	FIRPTA COMPLIANCE.	66
22	ENTIRE AGREEMENT; ACCEPTANCE OF JV ASSIGNMENTS.	66
23	AMENDMENTS.	67
24	WAIVER.	67
25	PARTIAL INVALIDITY.	67
26	SECTION HEADINGS.	67
27	GOVERNING LAW.	67
28	PARTIES; ASSIGNMENT AND RECORDING.	68
29	CONFIDENTIALITY AND PRESS RELEASES.	69
30	FURTHER ASSURANCES.	71
31	THIRD PARTY BENEFICIARY.	71
32	JURISDICTION AND SERVICE OF PROCESS.	71
33	WAIVER OF TRIAL BY JURY.	71
34	ATTORNEYS' FEES.	71
35	EXCULPATION.	72
36	RIGHT OF FIRST OFFER.	73
37	INTENTIONALLY OMITTED.	74
38	HOTEL EMPLOYEES.	74
39	BOOKINGS AND INFORMATION.	76
40	AFFECTED PROPERTIES; AFFECTED INDIVIDUAL PROPERTIES.	78

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41	MISCELLANEOUS.	78
42	TAX MATTERS.	80
43	INDIVIDUAL OWNERS AND OPERATING LESSEES JOINDER	80

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Schedules

A.	Seller Entities
B.	List of Properties
B-1.	Purchase Price Allocation
B-2	Percentage Interest in Transferred Entity
C.	List of Franchise Agreements
C-1	List of Franchise Agreement Defaults
D.	List of Leases
D-1	List of Prepaid Rent
E.	Section 2(a)(2) Definitions
F.	Pending Condemnation Proceedings
G.	List of Litigation
H-1.	Mezz A Borrowers
H-2.	Mezz B Borrowers
H-3.	Mezz C Borrowers
I.	Current Structure Chart
J.	Purchase Price
K.	Insurance Certificates
L.	Financials
M.	Judgments
N.	Operating Leases
O.	Intentionally Omitted
P.	Hotel Employees
Q.	Transfers Taxes and Title Fees

Exhibits
1	Escrow Agent's Wire Instructions
2	Form of FIRPTA Affidavit
3	Form of Assignment and Assumption Agreement
4	Form of Ground Lease Estoppel Certificate

DOC ID - 21031260.28
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THIS PURCHASE AND SALE AGREEMENT (this "Agreement") made as of the 8th day of May, 2014 (the "Effective Date"), by and among (i) THE ENTITIES SET FORTH ON SCHEDULE A ATTACHED HERETO (individually, a "Seller" or collectively, the "Sellers"), jointly and severally, having an address c/o Cerberus Real Estate Capital Management, LLC, 875 Third Avenue, 12th Floor, New York, New York 10022, (ii) CHATHAM LODGING, L.P., solely for purposes of Section 2(a) hereof, (iii) NewINK, LLC, a Delaware limited liability company, having an address at c/o NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022 ("Purchaser") and (iv) the INDIVIDUAL OWNERS AND OPERATING LESSEES, solely for purposes of Section 43 hereof. Sellers and Purchaser may hereinafter be referred to individually as a "Party" and collectively as the "Parties".
W I T N E S S E T H :
WHEREAS, Sellers are the owners of a Percentage Interest (as hereinafter defined) (the "Transferred Interests") in INK Acquisition LLC, INK Acquisition III LLC, INK Acquisition IV LLC, INK Acquisition V LLC, INK Acquisition VI LLC, and INK Acquisition VII LLC, as applicable (each, a "Transferred Entity" and, collectively, the "Transferred Entities") as described on the structure chart attached hereto as Schedule I (the "Current Structure Chart") pursuant to the operating agreements of the Transferred Entities (the "Operating Agreements"). For purposes of this Agreement, the term "Percentage Interest" shall have the meaning set forth in the applicable Operating Agreements;
WHEREAS, each Transferred Entity owns one hundred percent (100%) of the direct or indirect ownership and other interests (the "JV Interests") in certain entities (each, a "JV Entity" and, collectively, the "JV Entities"), as shown on the Current Structure Chart, including, without limitation, the entities that hold fee title or ground leasehold, as applicable, interests in the Properties (as hereinafter defined) (each, an "Individual Owner" and, collectively, the "Individual Owners") and in the case of Ink Acquisition III LLC, the operating tenants (individually, an "Operating Lessee" and collectively, the "Operating Lessees") with rights to the Properties;
WHEREAS, each Individual Owner is the owner and holder of the fee simple estate (or in the case of the Individual Property (as hereinafter defined) located in Fort Lauderdale, Florida, the leasehold estate) in and to each plot, piece and parcel of land (individually, the "Individual Land" and collectively, the "Land") more commonly known by the address as set forth next to its name, and legally described, on Schedule B attached hereto, together with the buildings and all other improvements (individually, a "Building" and collectively, the "Buildings") located on the Individual Land owned by the Individual Owner (the Buildings and the Land being sometimes collectively referred to hereinafter as the "Premises" and each Individual Land with the Building or Buildings located thereon, an "Individual Premises"); and
WHEREAS, Sellers desire to sell the Transferred Interests to Purchaser, and Purchaser desires to purchase the Transferred Interests (as set forth in the terms and provisions of the Operating Agreements) from Sellers, upon and subject to the terms and conditions of this Agreement.

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NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the Parties hereto covenant and agree as follows:

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1.	DEFINITIONS

Accounts Receivable	Section 7(c)(ii)
Additional Deposit	Section 4(a)(ii)
Additional Rent	Section 7(b)(ii)
Adjourned Closing Date	Section 6(a)(v)
Affected Individual Property	Section 6(b)
Affected Property	Section 13(a)(ii)
Affiliate	Section 11(h)(ix)
Agreement	Preamble
Allocated Purchase Price	Section 4(a)
Anti-Money Laundering Laws	Section 11(h)(vi)
Asbestos	Section 11(i)
Assigned Operating Agreements	Section 2(j)
Bargaining Unit Employees	Section 38(a)
Base Rents	Section 7(b)(ii)
BK Acquisition	Section 11(d)(xiv)
Bookings	Section 2(p)
Books and Records	Section 2(m)
Broker	Section 14(a)
Building	Recitals
Buildings	Recitals
Bulk States Compliance	Section 39(f)
Bulk Sales Filing	Section 39(f)
Bulk Sales States	Section 39(f)
Business	Section 7(c)(ii)
business day	Section 4(g)
Cerberus Guarantors	Section 10(c)(iii)
Chatham LP	Section 2(a)(i)
Chatham Aggregate Deemed Distribution Liquid Amount	Schedule E
Chatham Deemed Pro-Rata Distribution Amount	Schedule E
Chatham Post-Distribution Liquid Amount	Schedule E
Chatham Post-Distribution Liquid Amount	Schedule E
Closing	Section 18(a)
Closing Date	Section 18(a)
Closing Statement	Section 7(a)
Code	Section 2(a)(i)
Confidentiality Agreement	Section 29(a)
Contracts	Section 10(a)(ii)
CRE Guarantors	Section 10(c)(iii)
CRE-Ink REIT Member	Section 2(a)(i)
Cure Extension Notice	Section 11(e)

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Current Structure Chart	Recitals
Cut-Off Time	Section 7(b)
Damages	Section 11(e)
Datasite	Section 3(a)
Deemed Disproportionate Distribution Amount	Schedule E
Deemed Pro-Rata Distribution Amount	Schedule E
Deposit	Section 4(a)(i)
Diligence Party	Section 11(f)
Disclosed Survey Items	Section 5(a)
Due Diligence Period	Section 3(a)
Effective Date	Preamble
Employee Benefit Funds	Section 38(c)
Environmental Laws	Section 11(i)
ERISA	Section 11(h)(iv)
Escrow Agent	Section 4(a)(i)
Excluded Personalty	Section 8
Exculpated Parties	Section 11(a)
Excluded Materials	Section 2(b)(m)
Existing Financing	Section 4(d)
Existing Mezzanine Debt	Section 4(d)
Existing Mortgage Debt	Section 4(d)
FF&E	Section 2(d)
F&B	Section 2(g)
Financials	Section 11(d)(xxi)
Financial Institution	Section 11(h)(v)
FIRPTA	Section 21
Franchise Agreements	Section 7(b)(xii)
Franchisors	Section 7(b)(xii)
GPARI	Section 41(f)
Grossed-Up Purchase Price	Schedule E
Grossed-Up Specified Hotel Purchase Price	Schedule E
Ground Lease Estoppel Certificate	Section 9(a)(xxvi)
Ground Lease Property	Section 10(e)
Guest Ledger	Section 7(c)(i)
Hazardous Materials	Section 11(i)
Hotel Employees	Section 38(a)
Hotel Guest Data and Information	Section 39(d)
Hyatt	Section 36
Hyatt Franchise Agreements	Section 36
Individual Land	Recitals
Individual Premises	Recitals
Individual Property	Section 2

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Individual Owner	Recitals
Individual Owners	Recitals
Initial Deposit	Section 4(a)(i)
Ink I	Section 2(a)(i)
Intangible Property	Section 2(q)
IT Systems	Section 2(f)
JPM	Section 4(d)
JV Assignments	Section 17(a)(iv)
JV Entity	Recitals
JV Entities	Recitals
JV Interests	Recitals
Land	Recitals
Leases	Section 10(a)(i)
Letter Agreement	Section 10(c)(iii)
Licenses and Permits	Section 2(k)
Limitation Period	Section 11(e)
Losses	Section 3(e)
Manager	Section 3(a)
Management Agreement	Section 16(c)
Marriott	Section 4(e)
Mezz A Loan	Section 4(d)
Mezz B Loan	Section 4(d)
Mezz C Loan	Section 4(d)
Net Cash Flow	Schedule E
New Closing Notice	Section 6(d)
Notices	Section 19
Non-Objectionable Encumbrances	Section 6(a)(v)
Objection Period	Section 6(a)(iv)
OFAC	Section 11(h)(v)
Operating Agreements	Recitals
Operating Lessee	Recitals
Operating Lessees	Recitals
Ordinary Course of Business	Section 9(a)(i)
Organizational Documents	Section 11(d)(xxii)
Overage Rent	Section 7(b)(ii)
Party	Preamble
Parties	Preamble
Patriot Act	Section 11(d)(xii)
PBGC	Section 38(e)
PCBs	Section 11(i)
Pension Fund	Section 38(c)
Percentage Interest	Recitals

DOC ID - 21031260.28

Permitted Encumbrances	Section 5
Person	Section 11(h)(v)
Plans and Specifications	Section 2(n)
Pre-Closing Tax Periods	Section 42(a)
Premises	Recitals
Principal Transaction	Section 2(b)
Proceeding	Section 11(e)
Properties	Section 2
Property Facility Revenue	Section 7(b)(viii)
Property Level Taxes	Section 7(b)(i)
Prorations	Section 7(b)
Purchase Price	Section 4(a)
Purchaser	Preamble
Purchaser Indemnified Parties	Section 9(c)
Purchaser Party	Section 11(h)(v)
Purchaser Related Party	Section 35(b)
Purchaser's Permitted Assignee	Section 28(b)
Purchaser's Representatives	Section 3(a)
Rents	Section 7(b)(ii)
Report	Section 6(a)(i)
Reports	Section 6(a)(i)
Report Objections	Section 6(a)(iii)
Representation	Section 11(d)
Representations	Section 11(d)
Representation Insurance Policy	Section 11(e)
Representation Update	Section 17(a)(xv)
Retail Merchandise	Section 2(h)
ROFO	Section 36
ROFO Property	Section 36
Safe Deposit Box	Section 37(a)
Seller Disclosure Statement	Section 41(g)
Specified Hotel Interests	Section 2(a)(i)
Specified Hotel Net Value	Schedule E
Specified Hotel Transaction	Section 2(a)(i)
Specified Hotel Transaction Consideration	Schedule E
Scheduled Closing Date	Section 18(a)
Seller	Preamble
Sellers	Preamble
Seller Party	Section 11(d)(xi)
Seller's Broker	Section 14(a)
Seller Knowledge Individuals	Section 11(d)(xii)
Seller Related Parties	Section 3(e)

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Sharing Percentages	Section 2(a)(i)
Specially Designated Nationals and Blocked Persons	Section 11(h)(v)
Specified Hotel Transaction	Section 2(a)(i)
Supplies	Section 2(e)
Surveys	Section 5(a)
Taking	Section 13(a)
Tax Certiorari Proceeding	Section 15
Tax Representations	Section 11(e)
Tax Return	Section 42(b)
Taxes	Section 7(b)(i)
Title Company	Section 6(a)(i)
Title Cure Period	Section 6(a)(v)
Title Objections	Section 6(a)(iv)
Trade Payables	Section 7(b)(x)
Transfer Taxes	Section 16(a)
Transfer Tax Laws	Section 16(a)
Transferred Entity	Recitals
Transferred Entities	Recitals
Transferred Interests	Recitals
Union Contract	Section 11(d)(iv)
Update Exception	Section 6(a)(iv)
Update Objection Deadline	Section 6(a)(iv)
U.S. Person	Section 11(h)(v)
Violations	Section 6(f)
Warranties	Section 2(o)

2.	PURCHASE AND SALE.
(a)    Specified Hotel Transaction.
(i)    Immediately before the Closing, the members of the Transferred Entities shall cause each of INK Acquisition IV LLC, INK Acquisition V LLC, INK Acquisition VI LLC and INK Acquisition VII LLC to merge with and into INK Acquisition LLC (the "Mergers");
(ii)    Immediately following the Mergers and immediately prior to the Closing, the members of INK Acquisition LLC ("INK I") shall cause INK I to distribute to Chatham Lodging, L.P. ("Chatham LP") 100% of INK I's right, title and interest in and to the membership interests in Grand Prix San Mateo LLC, Grand Prix Mountain View LLC, Grand Prix Sili I LLC and Grand Prix Sili II LLC (the Properties owned by such entities, the "Specified Hotels", and the membership interests in such entities, collectively, the "Specified Hotel Interests", and such distribution, the "Specified Hotel Transaction"). Sellers and Purchaser acknowledge and agree that, in a liquidation of INK I and INK Acquisition III LLC (collectively, the "Final Transferred Entities") following the Mergers and the sale of their assets for cash in an amount equal to the Grossed Up

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Purchase Price (as hereinafter defined), Net Cash Flow (as hereinafter defined) of the Final Transferred Entities would be distributed 78% to the Sellers, on the one hand, and 22% to Chatham LP and Chatham TRS Holding, Inc., on the other hand, it being understood and agreed by the Parties that such percentage interests set forth in this sentence are estimates only and that the actual percentage interests will be determined based upon Section 7 of each of the limited liability company agreements of the Transferred Entities as determined on the Closing Date or such earlier date as such determination is required to be made under such agreements, as applicable) (such percentages, collectively, the "Existing Sharing Percentages"). Solely for federal income tax purposes, the Parties and Chatham LP shall treat the distribution of the Specified Hotel Interests and the payment of the Specified Hotel Transaction Consideration (as hereinafter defined) as (i) a deemed pro-rata distribution of the Specified Hotel Interests to the members of INK I with a value equal to the Deemed Pro-Rata Distribution Amount (as hereinafter defined) in a tax-deferred distribution under Section 731 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) a deemed disproportion distribution of the Specified Hotel Interests to Chatham LP with a value equal to the Deemed Disproportionate Distribution Amount in a tax-deferred distribution under Section 731 of the Code, and (iii) immediately after the deemed distributions required to in clauses (i) and (ii), the deemed taxable sale by CRE-Ink REIT Member LLC to Chatham LP of CRE-Ink REIT Member LLC's portion of Specified Hotel Interests deemed distributed to CRE-Ink REIT Member LLC in the deemed distribution referred to in clause (i) for an amount equal to the Specified Hotel Transaction Consideration. The Parties shall not take any position inconsistent with the one described in the preceding sentence. For purposes of interpretation of this Agreement, the Specified Hotels shall be considered Individual Properties and the entities whose interests are being distributed in the Specified Hotel Transaction shall be considered JV Entities. Capitalized terms used in this Section 2(a)(ii) and not otherwise defined shall have the meanings set forth on Schedule E attached hereto. Notwithstanding anything to the contrary contained herein, if Purchaser and Chatham LP jointly so elect, upon not less than five (5) business days' notice to Sellers, the Specified Hotel Transaction will not occur and instead Purchaser shall indirectly acquire the Specified Hotel Interests by means of Purchaser's acquisition of the Transferred Interests pursuant to the terms and provisions hereof, provided that in such event Chatham LP will be released from all obligations under this Agreement and Purchaser shall be required to pay the Specified Hotel Transaction Consideration.
(b)    Principal Transaction. At the Closing, immediately after the consummation of the Specified Hotel Transaction, each of the Sellers listed in Schedule A shall sell, assign and convey to Purchaser, and Purchaser shall purchase and acquire from each such Seller, subject to the terms and conditions of this Agreement and the Operating Agreement of such Transferred Entity, all of its right, title and interest in and to such Seller's Percentage Interest in the Transferred Entity listed opposite such Seller's name on Schedule B-2, in each case, free and clear of all liens, encumbrances, claims, or other rights other than those arising under the Operating Agreement of such Transferred Entity (the "Principal Transaction"); and
(c)    As a result of the transactions contemplated by Sections 2(a) and (b) above, Purchaser shall indirectly acquire, all of Sellers' indirect interest in and to the JV Interests including, without limitation, the Individual Owners and Operating Lessees and the following:

DOC ID - 21031260.28

a.
the Premises, which shall include, without limitation, (i) all easements, rights of way, privileges, appurtenances and other similar rights, if any, pertaining thereto, (ii) all right, title and interest of each Individual Owner, if any, in and to any land lying in the bed of any street, road or avenue opened or proposed, public or private, in front of or adjoining any portion of the Land, to the center line thereof and (iii) subject to Section 12 below, all right, title and interest of each Individual Owner, in and to any award received following the Closing Date solely with respect to damage to any portion of the Land by reason of change of grade of any street, and the Buildings;

b.	the Leases (as hereinafter defined) in effect on the Closing Date;

c.	the Buildings and all fixtures on the Land or in the Buildings which constitute real property under applicable law, including, without limitation, the hotels located on the Premises;

d.
all fixtures, furniture, furnishings, equipment, machinery, inventory, tools, vehicles, signs, appliances, vehicles, art work and other items of tangible personal property which are owned by any Individual Owner or Operating Lessee or located at any of the Premises or used or usable in connection with the business conducted at the Premises (other than property owned by tenants) (collectively, the "FF&E");

e.
all china, paper goods, tablecloths, glassware and silverware, linens, uniforms, engineering, maintenance, cleaning and housekeeping and other supplies, matches and ashtrays, soap and other toiletries, stationery, menus, directories and other printed materials, and all other supplies and materials and similar items, which are located at the Premises or used or usable in connection with the business conducted at the Premises, as of the Closing (collectively, the "Supplies");

f.
all computer hardware and equipment, telephones, scanners, facsimile machines, postal machines, telecommunications and information technology systems located at or used in connection with the Premises, and all computer software used at or in connection with the Premises (subject to the terms of the applicable license agreement, if any), to the extent the same are owned by any Operating Lessee or any Individual Owner (collectively, the "IT Systems");

g.	all food and beverages (alcoholic (if permitted by law) and nonalcoholic) which are located at, used or useable at the Premises

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(whether opened or unopened), as of the Closing, including, without limitation, all food and beverages located in mini-bars or elsewhere in guest rooms (collectively, the "F&B");

h.
all merchandise located at the Premises and/or held for sale to guests and customers of the Premises as of the Closing, including, without limitation, the inventory held for sale in any gift shop or newsstand operated by any Seller at the Premises, but expressly excluding items owned by tenants (collectively, the "Retail Merchandise");

i.
all leases and purchase money security agreements for any equipment, machinery, vehicles, furniture or other personal property located at, or used exclusively in connection with, the Premises which are held by any Operating Lessee or any Individual Owner, together with all deposits made thereunder, to the extent the same and such deposits are transferable with respect to the transactions described herein or the Parties obtain any consent necessary to effectuate such a transfer;

j.
all Contracts to the extent the same are transferable with respect to the transactions described herein or the Parties obtain any consent necessary to effectuate such a transfer (collectively, the "Assigned Operating Agreements");

k.
all licenses, permits, consents, authorizations, approvals, registrations and certificates issued by any governmental authority which are held by any Individual Owner or any Operating Lessee with respect to the Premises or which otherwise relate to the Premises, including, without limitation, the construction, use or occupancy of the Buildings, any real property or the Business, together with any deposits made by any Seller thereunder, to the extent the same are transferable with respect to the transactions described herein or the Parties obtain any consent necessary to effectuate such a transfer (the "Licenses and Permits");

l.	all Hotel Guest Data and Information (as hereinafter defined);

m.
all books and records located at, or relating exclusively to, the Business or any of the Premises (as hereinafter defined), but expressly excluding all documents and other materials which (the "Excluded Materials") (i) are legally privileged or constitute attorney work product (provided that, prior to the expiration of the Due Diligence Period, Sellers have advised Purchaser in writing if any such information being withheld from Purchaser materially and adversely effects the Transferred Interests, the JV Interests or the Properties), (ii) are subject to an applicable law or a confidentiality

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agreement prohibiting their disclosure by Seller (provided that, prior to the expiration of the Due Diligence Period, Sellers have advised Purchaser in writing if any such information being withheld from Purchaser materially and adversely effects the Transferred Interests, the JV Interests or the Properties), or (iii) constitute confidential internal assessments, memoranda, notes or other informal correspondence prepared by, for or on behalf of any officer or employee of Seller which was not delivered to third parties other than such officers or employees, including, without limitation, all (A) internal financial analyses and appraisals (provided, however, that as part of its due diligence process, Purchaser shall have access to the lease projections used by Chatham Lodging, L.P. and the Sellers to set the rents on the hotel operating leases), and (B) any informal work papers, internal memoranda, internal analysis, internal correspondence and similar documents and materials in each case that were prepared by or for Seller in connection with the transactions described in this Agreement (collectively, the "Books and Records");

n.
all plans and specifications, blue prints, architectural plans, engineering diagrams and similar items located at the Premises or in any Seller's, Transferred Entity's or JV Entity's possession or control which relate exclusively to the Premises (collectively, the "Plans and Specifications");

o.
all warranties and guaranties with respect to any of the other components of the Properties, to the extent the same are transferable (and Sellers shall, after the Closing, at no cost or expense to Seller, at Purchaser's written direction, use good faith efforts to enforce any of the same on Purchaser's behalf to the extent any of the same cannot be enforced after the Closing and provided Purchaser indemnifies Sellers for any losses sustained by Sellers as a result thereof) (collectively, the "Warranties");

p.
all bookings and reservations for guest, meeting, conference and banquet rooms or other facilities at the Premises as of the Closing, including, without limitation, (i) any internet and travel agent reservation agreements and promotions, if any, in effect with respect to each Individual Premises, and (ii) group room bookings and contracts, together with all deposits held by Seller with respect thereto (collectively, the "Bookings");

q.	(i) any and all trademarks, service marks, copyrights, logos and trade names, together with all translations, adaptations, derivations, and combinations thereof and including, without limitation, all

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goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (ii) all copyrightable works, all copyrights, and applications, registrations, and renewals in connection therewith, (iii) all trade secrets and business information (including ideas, research and development, know-how, formulas, compositions, marketing processes and techniques, technical data, designs, drawings, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (iv)  website and email addresses and domain names, telephone numbers and listings, (v) all general intangibles relating to design, development, operation and use of the Buildings and the Hotels, (vi) all rights and work product under construction, service, consulting, engineering, architectural and other contracts, (vii) keys and lock and safe combinations and (viii) all promotional materials, in each case solely to the extent any of the same are owned by Sellers, any Transferred Entity or any JV Entity which relate exclusively to the Premises (collectively the "Intangible Property");

r.	all of Grand Prix Ft. Lauderdale LLC's right, title and interest as lessee, under the Fort Lauderdale Ground Lease; and

s.	all Accounts Receivable (including the Guest Ledger) as set forth in Sections 7(c)(i) and (ii).
The items described in clauses (a)-(s) above are sometimes referred to individually as an "Individual Property" and collectively as the "Properties."
Upon Purchaser's prior written request, Sellers shall, on or prior to the Closing Date, cause 100% of the limited liability company interests in GP AC Sublessee LLC to be transferred to INK Lessee LLC, free of liens other than as permitted pursuant to this Agreement. For the avoidance of doubt, it is expressly acknowledged and agreed that in no event shall (x) Purchaser, Chatham LP or any other Person be permitted to acquire the Specified Hotels under this Agreement unless the Principal Transaction occurs simultaneously, and (y) the Principal Transaction occur unless Purchaser or Chatham LP simultaneously therewith acquires the Specified Hotels.

3.	DUE DILIGENCE PERIOD; ACCESS; RIGHTS OF INSPECTION AND CONFIDENTIALITY.
(a)    During the period prior to the Effective Date and continuing until 5:00 p.m., New York time, on May 15, 2014 (the "Due Diligence Period"), and thereafter if this Agreement is not terminated prior to the expiration of the Due Diligence Period in accordance with the terms hereof, Purchaser shall conduct its review and due diligence and physically inspect the Properties in accordance with this Section 3 and the other provisions of this Agreement. Prior to the Effective Date, each Seller has made available to Purchaser on that certain website maintained by Seller's Broker (as hereinafter defined) (the "Datasite"), copies of the documents and/or information relating to the Properties to the extent such documents and information are in such

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Seller's possession or control by posting same on the Datasite or otherwise causing the same to be delivered to Purchaser. Each Seller shall permit Purchaser and Purchaser's direct and indirect agents, employees, attorneys, accountants, consultants, advisors, title company, lenders, investors (prospective and current), inspectors, appraisers, engineers, contractors, affiliates, experts, partners, officers and other persons that Purchaser deems reasonably need to know such information (collectively, "Purchaser's Representatives") to examine and audit the same and to make copies of same at Purchaser's expense. Notwithstanding the foregoing, Seller shall have no obligation to make available or deliver to Purchaser any Excluded Materials. Sellers have made available to Purchaser on the Datasite or at the Properties or by otherwise causing the same to be delivered to Purchaser, to the extent in any Seller's possession or control, among other things: plans and specifications; copies of all the Leases and the Contracts and Seller's Books and Records relating to the operation of the Properties. Purchaser acknowledges its receipt of the due diligence materials set forth on the Datasite for the Properties. For purposes of this Agreement, "Manager" shall mean Island Hospitality Management, Inc., a Florida corporation, or any other Person that manages any one or more of the Properties.
(b)    Subject to the provisions of Section 3(c), Purchaser's Representatives shall have the right, through the Closing Date, from time to time, upon the advance notice required pursuant to Section 3(c), to enter upon and pass through the Premises and examine the other components of the Properties during normal business hours to examine and inspect the same. Notwithstanding any such inspection, or anything to the contrary herein contained, Purchaser's obligations hereunder shall not be limited or otherwise affected as a result of any fact, circumstance or other matter of any kind discovered following the Effective Date in connection with any such inspection, access or otherwise except as expressly provided in this Agreement (it being agreed that Sellers are permitting Purchaser such right of inspection and access as a courtesy to Purchaser in its preparation for taking title to the Transferred Interests) except as expressly provided in this Agreement.
(c)    In conducting any inspection of the Premises or otherwise accessing the Premises, Purchaser shall at all times comply with all laws and regulations of all applicable governmental authorities, and neither Purchaser nor any of Purchaser's Representatives shall (i) (x) conduct any inspection or otherwise access any Individual Premises or (y) contact or have any discussions with any of Manager's employees, agents or representatives, or with any tenants at, or contractors providing services to, the Individual Premises, unless in each case Purchaser has given any Seller at least one (1) business day's notice and, if so elected by such Seller, has a representative of such Seller in attendance at such inspection or meeting, (ii) unreasonably interfere with the business of Seller (or any of its tenants or guests) conducted at the Premises or unreasonably disturb the use or occupancy of any occupant of the Premises, or (iii) damage the Properties unless Purchaser promptly repairs the same. Notwithstanding the foregoing, Purchaser and Purchaser's Representatives may meet with, discuss with and interview the general manager, any director, any executive or any person with a managerial position at any of the Properties, but shall not be entitled to meet with, communicate with or interview any other Individual Property employees other than following the expiration of the Due Diligence Period if Purchaser has delivered the Additional Deposit in connection with hiring them as of the Closing. In conducting the foregoing inspection or otherwise accessing the Premises, Purchaser and Purchaser's Representatives shall at all times

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comply with, and shall be subject to, the rights of any guests and any of the tenants under the Leases (and any persons claiming under or through such tenants). Sellers may from time to time establish reasonable rules of conduct for Purchaser and Purchaser's Representatives in furtherance of the foregoing. Purchaser shall schedule and coordinate all inspections, including, without limitation, any environmental tests, or other access with Seller and shall give Seller at least one (1) business days' prior notice thereof. Sellers shall be entitled to have a representative present at all times during each such inspection or other access. Purchaser agrees to pay to the Seller of the applicable Individual Property on demand the cost of repairing and restoring any damage which Purchaser or Purchaser's Representatives shall cause to the Properties that Purchaser does not repair. All inspection fees, appraisal fees, engineering fees and other costs and expenses of any kind incurred by Purchaser or Purchaser's Representatives relating to such inspection and its other access shall be at the sole expense of Purchaser. In the event that the Closing hereunder shall not occur for any reason whatsoever (other than any Seller's default), Purchaser shall (A) if requested by Sellers, promptly deliver to Seller, provided Sellers reimburse Purchaser for the actual out-of-pocket costs thereof, and without representation or warranty, the originals of all tests, reports and inspections of the Premises, made and conducted by Purchaser or Purchaser's Representatives or for Purchaser's benefit which are in the possession or control of Purchaser or Purchaser's Representatives, and (B) promptly return to Seller copies of all due diligence materials delivered by Seller to Purchaser and shall destroy all copies and abstracts thereof except as required by law or the document retention policies of Purchaser or any of its direct or indirect investors or affiliates. Prior to the Closing, Purchaser or Purchaser's Representatives and any others who gain access to the due diligence materials through Purchaser or Purchaser's Representatives shall treat all such due diligence materials as confidential and proprietary to Seller, and shall not disclose to others during the term of this Agreement (or for one (1) year thereafter in the event that the Closing hereunder shall not occur) any such due diligence materials whether verbal or written, or any description whatsoever which may come within the knowledge of Purchaser, Purchaser's Representatives or such other parties, unless, in each instance, Purchaser obtains the prior written consent of the Seller of the applicable Individual Property (except in each such instance as otherwise expressly permitted herein or in the Confidentiality Agreement (as hereinafter defined)). Purchaser and Purchaser's Representatives shall not be permitted to conduct borings of the Premises or drilling in or on the Premises, or any other invasive testing, in connection with the preparation of an environmental audit or in connection with any other inspection of the Premises without the prior written consent of Seller of the applicable Individual Property which shall not be unreasonably withheld (and, if such consent is given, Purchaser shall be obligated to pay to such Seller promptly after written demand the cost of repairing and restoring any borings or holes created or any other damage as aforesaid which is not repaired by Purchaser and, in the event this Agreement is not terminated prior to the expiration of the Due Diligence Period and Purchaser thereafter shall become entitled under any other provision of this Agreement to a return of the Deposit, any such repair or restoration cost remaining unpaid may be withheld from the Deposit (in accordance with Section 4(b)(4) hereof) and paid to Seller before any remaining balance of the Deposit is returned to Purchaser provided that the amount to be so withheld shall not exceed the lesser of (x) the sum of $2,500,000 in the aggregate with respect to all matters under this Agreement for which it is stated that amounts may be withheld from the Deposit or that the Deposit secures an obligation of Purchaser, or (y) the actual reasonable out-of-pocket cost of such repair. Any liens against the Premises, or any portion thereof, arising from the performance of services by third-party contractors retained by Purchaser in connection with Purchaser's due diligence activities

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shall be removed by Purchaser as promptly as practicable and in any event not later than ten (10) business days' after Purchaser shall have been notified of the filing of such liens. The provisions of this Section 3(c) shall survive any termination of this Agreement but shall not survive the Closing.
(d)    Prior to conducting any physical inspection or testing at any Individual Premises, other than mere visual examination, including without limitation, boring, drilling and sampling of soil, Purchaser shall obtain, and during the period of such inspection or testing shall maintain, at its expense, commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, with the Individual Owner and Operating Lessee of the applicable Individual Property and its managing agent, if any, as additional insureds, from an insurer reasonably acceptable to Seller, which insurance policies must have limits for bodily injury and death of not less than Three Million Dollars and 00/100 ($3,000,000.00) for any one occurrence and not less than Three Million Dollars and 00/100 ($3,000,000.00) for property damage liability for any one occurrence. Prior to making any entry upon any Individual Premises, Purchaser shall furnish to the applicable Seller a certificate of insurance evidencing the foregoing coverages.
(e)    Purchaser agrees to indemnify and hold each Seller and its disclosed or undisclosed, direct and indirect, shareholders, officers, directors, trustees, partners, principals, members, employees, agents, affiliates, representatives, consultants, accountants, contractors and attorneys or other advisors, and any successors or assigns of any of the foregoing and Manager (collectively with Sellers, the "Seller Related Parties") harmless from and against any and all losses, costs, damages, liens, claims, liabilities or expenses (including, but not limited to, reasonable attorneys' fees, court costs and disbursements) ("Losses") for personal injury or property damage incurred by any Seller Related Parties arising from or by reason of (to the extent not caused by any Seller Related Parties) (i) Purchaser's and/or Purchaser's Representatives' access to, or inspection of, the Premises, or any tests, inspections or other due diligence conducted by or on behalf of Purchaser and (ii) Purchaser's breach of any of the terms or provisions of this Section 3, provided, notwithstanding anything to the contrary contained herein, Purchaser shall not be obligated to indemnify Seller Related Parties for any Losses (or repair or remediate any condition) relating to a pre-existing condition at the Premises that was merely discovered by Purchaser or a Purchaser Representative. The provisions of this Section 3(e) shall survive the any termination of this Agreement.
(f)    Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall have the period commencing on the Effective Date and expiring upon the end of the Due Diligence Period during which to determine that either (i) Purchaser has determined to proceed with the transactions contemplated hereby or (ii) Purchaser has determined to terminate this Agreement pursuant to this clause (f). If Purchaser delivers any Seller a written notice under clause (i) above and has made the Additional Deposit (as hereinafter defined) before the expiration of the Due Diligence Period, then Purchaser shall be deemed to have waived any further right to terminate this Agreement pursuant to this clause (f), the Due Diligence Period shall be deemed to have expired on the date such notice was delivered, and this Agreement shall continue in full force and effect. If Purchaser delivers a notice under clause (ii) above before the expiration of the Due Diligence Period, then Escrow Agent shall immediately refund the Initial Deposit (and

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all interest accrued thereon) to Purchaser, and upon such refund, this Agreement shall be deemed canceled and of no further force or effect and no party hereto shall have any further rights or obligations hereunder, except those arising under provisions of this Agreement that expressly survive the termination hereof. Purchaser's failure to deliver any notice pursuant to this clause (f) before the expiration of the Due Diligence Period shall be deemed an election by Purchaser under clause (ii) on the last day of the Due Diligence Period. Purchaser shall have the right to deliver Purchaser's Notice under clauses (i) or (ii) above for any reason or for no reason in Purchaser's sole and absolute discretion. Without limiting the foregoing, if Purchaser elects, in its sole discretion for any reason or for no reason, not to deposit the Additional Deposit with Escrow Agent (as hereinafter defined) before the expiration of the Due Diligence Period, Escrow Agent shall promptly return the Initial Deposit to Purchaser, this Agreement shall be deemed canceled and of no further force or effect and no party hereto shall have any further rights or obligations hereunder, except those arising under provisions of this Agreement that expressly survive the termination hereof. Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that, provided Purchaser deposits the Additional Deposit on the Effective Date, Purchaser has waived its right to terminate this Agreement pursuant to this Section 3(f), the Due Diligence Period has expired and Purchaser has elected to proceed with the transactions contemplated hereby pursuant to this Section 3(f) (subject to the other terms and provisions of this Agreement).
(g)    Notwithstanding anything contained or implied herein to the contrary (i) except for Sellers' representations, covenants and warranties expressly contained herein (in the case of representations and warranties, as they are qualified by the applicable schedules hereto (as such schedules may be modified or supplemented in the Representation Update)), Purchaser is accepting the Property "AS IS" and "WHERE IS" and anything disclosed in its inspection shall not relieve Purchaser from its obligations hereunder, and (ii) Purchaser shall have no right to terminate this Agreement or obtain a return of the Deposit except as expressly provided in this Agreement.

4.	PURCHASE PRICE AND DEPOSIT.
(a)    The purchase price to be paid by Purchaser to Sellers equals the amount set forth on Schedule J under the column entitled "Purchase Price" corresponding to the date on which the Closing occurs (the "Purchase Price") (it being acknowledged and agreed by the Parties that the Purchase Price will be adjusted based on the Closing Date, as more particularly set forth on Schedule J), which the Parties agree is to be allocated (the "Allocated Purchase Price") to each Individual Property and Individual Owner (and the components of each Individual Property) as set forth on Schedule B-1 attached hereto. In addition, the Parties agree that the Allocated Equity Purchase Price (as defined on Schedule B-1 attached hereto) shall be allocated to the Transferred Interests in each Transferred Entity and the Specified Hotel Interests as set forth on Schedule B-1, provided, however, that the Parties agree that the Allocated Equity Purchase Price with respect to CRE-Ink-TRS Holding, Inc.'s interest in INK Acquisition III LLC will be set prior to the Closing Date at a mutually agreed upon price not to exceed $100,000.00, and that such amount shall be set forth on Schedule B-1. The Purchase Price owed by Purchaser herein shall be subject to apportionment as provided in Section 7 and elsewhere herein. The Deposit (as hereinafter defined) shall be payable as follows:

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(i)    Within one (1) business day after the execution of this Agreement by Purchaser, Sellers and Escrow Agent, Purchaser shall deliver to Fidelity National Title Insurance Company (the "Escrow Agent"), as escrow agent, a wire transfer in immediately available federal funds in the amount of Twenty Million Dollars ($20,000,000.00) (the "Initial Deposit") to the escrow account of the Escrow Agent in accordance with the wire instructions set forth on Exhibit 1 (the Initial Deposit and the Additional Deposit, if any, shall hereinafter be collectively referred to as, the "Deposit"). It shall be a condition precedent to the effectiveness of this Agreement that Purchaser shall have timely delivered the Initial Deposit to the Escrow Agent as provided above in this Section 4(a)(i).
(ii)    If Purchaser elects, in its sole and absolute discretion, to proceed with the transaction contemplated by this Agreement pursuant to Section 3(f) above, then, on or before 5:00 p.m., New York time, on the last day of the Due Diligence Period, Purchaser shall deliver to Escrow Agent a wire transfer in immediately available federal funds in the amount of Ten Million Dollars ($10,000,000.00) (the "Additional Deposit").
(b)    (i)    Upon receipt by Escrow Agent of the Deposit, Escrow Agent shall cause the same to be deposited into an interest bearing account at a bank selected by Escrow Agent and reasonably approved by Seller and Purchaser, it being agreed that Escrow Agent shall not be liable for (y) any loss of such investment (unless due to Escrow Agent's gross negligence, willful misconduct or breach of this Agreement) or (z) any failure to attain a favorable rate of return on such investment. Escrow Agent shall not be responsible for levies by taxing authorities based upon the taxpayer identification number used to establish this interest bearing account. Escrow Agent shall deliver the Deposit, and the interest accrued thereon, to Seller or to Purchaser, as the case may be, under the following conditions:
(1)    The Deposit (together with all interest accrued thereon) shall be delivered to Sellers at the Closing upon receipt by Escrow Agent of a statement executed by Sellers and Purchaser authorizing the Deposit and the interest accrued thereon to be released. The Deposit, and the interest accrued thereon, shall be delivered to Sellers following receipt by Escrow Agent of written demand therefor from Sellers (copying Purchaser) stating that Purchaser has defaulted in the performance of its obligations under this Agreement, provided Purchaser shall not have given written notice of objection in accordance with the provisions set forth below; or
(2)    The Deposit, and the interest accrued thereon, shall be delivered to Purchaser following receipt by Escrow Agent of written demand therefor from Purchaser (copying Sellers) stating that any Seller has defaulted in the performance of its obligations under this Agreement or that this Agreement was terminated under circumstances entitling Purchaser to the return of the Deposit, and specifying the Section of this Agreement which entitles Purchaser to the return of the Deposit, in each case provided Seller shall not have given written notice of objection in accordance with the provisions set forth below; or

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(3)    The Deposit, and the interest accrued thereon, shall be delivered to Purchaser or Seller as directed by written instructions signed by both Seller and Purchaser.
(4)    Upon the receipt of a written demand for the Deposit by Seller or Purchaser, pursuant to subsection (1) or (2) above, Escrow Agent shall promptly give notice thereof (including a copy of such demand) to the other party. The other party shall have the right to object to the delivery of the Deposit, by giving written notice of such objection to Escrow Agent at any time within five (5) business days' after such party's receipt of notice from Escrow Agent, but not thereafter. Such notice shall set forth the basis (in reasonable detail) for objecting to the delivery of the Deposit. Upon receipt of such notice of objection, Escrow Agent shall promptly give a copy of such notice to the party who filed the written demand. If Escrow Agent shall have timely received such notice of objection, Escrow Agent shall continue to hold the Deposit, and the interest accrued thereon, until (x) Escrow Agent receives joint written notice from Seller and Purchaser directing the disbursement of the Deposit, in which case Escrow Agent shall then disburse the Deposit, and the interest accrued thereon, in accordance with said direction, or (y) litigation is commenced between Seller and Purchaser, in which case Escrow Agent shall deposit the Deposit, and the interest accrued thereon, with the clerk of the court in which said litigation is pending, or (z) Escrow Agent takes such affirmative steps as Escrow Agent may elect, at Escrow Agent's option, in order to terminate Escrow Agent's duties hereunder, including but not limited to depositing the Deposit, and the interest accrued thereon, in court and commencing an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party in such interpleader action.
(ii)    Escrow Agent may rely and act upon any instrument or other writing reasonably believed by Escrow Agent to be genuine and purporting to be signed and presented by any person or persons purporting to have authority to act on behalf of Seller or Purchaser, as the case may be, and shall not be liable for (a) any loss, cost or damage incurred by Escrow Agent in connection with the performance of any duties imposed upon Escrow Agent by the provisions of this Agreement, except for loss, cost or damage sustained as a result of Escrow Agent's own gross negligence, willful misconduct or breach of its obligations under this Agreement or (b) any loss or impairment of the Deposit, and the interest accrued thereon, that is deposited with a Federally insured financial institution approved by Seller and Purchaser, resulting from the failure, insolvency, or suspension of the depositary. Escrow Agent shall have no duties or responsibilities except those set forth herein. Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless the same is in writing and signed by Purchaser and Seller, and, if Escrow Agent's duties hereunder are affected, Escrow Agent, unless Escrow Agent shall have given prior written consent thereto. Purchaser and Seller each hereby agree to severally (but not jointly) indemnify and save Escrow Agent harmless from any and all loss, damage, claims, liabilities, judgments and other cost and expense of every kind and nature which may be incurred by Escrow Agent arising out of its acting as Escrow Agent hereunder (including, without limitation, reasonable legal fees and disbursements of outside counsel) except in the case of its own willful misconduct, gross negligence or breach of its obligations under this Agreement, with Seller and Purchaser each being responsible to Escrow Agent for a fifty

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percent (50%) share of the total loss, damage, claims, liabilities, judgments and other costs and expenses incurred by Escrow Agent except as otherwise expressly provided herein. Escrow Agent shall be reimbursed by Seller and Purchaser for any expenses (including reasonable legal fees and disbursements of outside counsel), including all of Escrow Agent's fees and expenses with respect to any interpleader action incurred in connection with this Agreement, and such liability shall be several (but not joint); provided, however, that, as between Purchaser and Seller, the prevailing party in any dispute over the Deposit shall be entitled to reimbursement by the losing party of any such expenses paid to Escrow Agent. In the event that Escrow Agent shall be uncertain as to Escrow Agent's duties or rights hereunder, or shall receive instructions from Purchaser or Seller that, in Escrow Agent's opinion, are in conflict with any of the provisions hereof, Escrow Agent shall be entitled to hold the Deposit, and the interest accrued thereon and may decline to take any other action. After delivery of the Deposit, and the interest accrued thereon, in accordance herewith, Escrow Agent shall have no further liability or obligation of any kind whatsoever.
(iii)    Escrow Agent shall have the right at any time to resign upon ten (10) business days' prior notice to Seller and Purchaser. Seller and Purchaser shall jointly select a successor Escrow Agent and shall notify Escrow Agent of the name and address of such successor Escrow Agent within ten (10) business days' after receipt of notice of Escrow Agent of its intent to resign. If Escrow Agent has not received notice of the name and address of such successor Escrow Agent within such period, Escrow Agent shall have the right to select on behalf of Seller and Purchaser a bank or trust company licensed to do business in the State of New York and having a branch located in New York County to act as successor Escrow Agent hereunder. At any time after the ten (10) business day period, Escrow Agent shall have the right to deliver the Deposit, and the interest accrued thereon, to any successor Escrow Agent selected hereunder, provided such successor Escrow Agent shall execute and deliver to Seller and Purchaser an assumption agreement whereby it assumes all of Escrow Agent's obligations hereunder. Upon the delivery of all such amounts and such assumption agreement, the successor Escrow Agent shall become the Escrow Agent for all purposes hereunder and shall have all of the rights and obligations of the Escrow Agent hereunder, and the resigning Escrow Agent shall have no further responsibilities or obligations hereunder.
(iv)    The interest earned on the Deposit shall be paid to the party entitled to receive the Deposit as provided in this Agreement. At Closing, Purchaser shall receive a credit against the Purchase Price with respect to any such interest paid to any Seller at Closing. The Party receiving such interest shall pay any income taxes thereon. The provisions of this Section 4(b) shall survive the Closing or the termination of this Agreement.
(v)    Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, the other provisions of this Section 4, prior to the expiration of the Due Diligence Period, the escrow established hereunder shall be a "sole order" escrow for the benefit of Purchaser (meaning that Escrow Agent shall act solely in accordance with the instructions of Purchaser until the expiration of the Due Diligence Period in respect of the Initial Deposit and all interest accrued thereon). Without limiting the

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generality of the foregoing, in the event that on or prior to the expiration of the Due Diligence Period, Purchaser delivers notice to Escrow Agent stating that Purchaser has elected to terminate this Agreement pursuant to the provisions of Section 3(f) then Escrow Agent shall refund to Purchaser the Initial Deposit (and accrued interest thereon) without any requirement that Escrow Agent first notify or obtain any approval or consent of any Seller as provided in this Section 4 above. In furtherance of the foregoing, in the event Purchaser so instructs Escrow Agent on or prior to the expiration of the Due Diligence Period, Escrow Agent agrees that it shall not be permitted to, and shall not, follow any conflicting instructions given by any Seller or any third party as to the disposition of the Deposit and such accrued interest but shall instead follow only the instructions of Purchaser in connection therewith. Sellers agree in such instance not to deliver any conflicting instructions to Escrow Agent for any reason and hereby instructs Escrow Agent to act in respect of the Deposit and such accrued interest solely in accordance with Purchaser's instructions on or prior to the expiration of the Due Diligence Period, including instructions of Purchaser to return the Deposit and such accrued interest to Purchaser.
(c)    At the Closing, Seller shall be entitled to retain the Deposit (together with all interest accrued thereon) and Purchaser shall deliver the balance of the Purchase Price (i.e., the Purchase Price less the Deposit (but with a credit for any interest accrued thereon)) to Escrow Agent (with instructions to deliver the same to Sellers at the Closing), as adjusted pursuant to Section 7 and elsewhere herein.
(d)    In addition to the Purchase Price, Purchaser expressly acknowledges and agrees that Purchaser shall be responsible to pay one hundred percent (100%) of the Spread Maintenance Payment (as defined in the loan documents evidencing the Existing Financing which were provided on the Datasite without regard to any amendments thereto (the "Loan Documents")) as set forth on the existing mortgage and mezzanine lenders' payoff letters (to the extent the same are consistent with the Loan Documents) but not any other costs, fees and charges relating to the prepayment or prepayment penalties that the Individual Owners are required to pay as a result of them prepaying the Existing Financing (as hereinafter defined) at the Closing (if the Closing occurs). The Existing Financing consists of: (i) the Individual Owners are the borrowers under that certain mortgage loan encumbering the Properties originated by JPMorgan Chase Bank, National Association ("JPM") in the original principal amount of Five Hundred Seventy Five Million Dollars ($575,000,000.00) (the "Existing Mortgage Debt"); (ii) Mezz A Borrowers (as defined on Schedule H-1) are the borrowers under that certain mezzanine A loan originated by JPM in the original principal amount of One Hundred Eighty-Five Million Dollars ($185,000,000.00) secured by a pledge of Mezz A Borrower's membership interests the Individual Owners (the "Mezz A Loan"); (iii) Mezz B Borrowers (as defined on Schedule H-2) are the borrowers under that certain mezzanine B loan originated by JPM in the original principal amount of One Hundred Million Dollars ($100,000,000.00) secured by a pledge of Mezz B Borrower's membership interests in Mezz A Borrowers (the "Mezz B Loan"); and (iv) Mezz C Borrowers (as defined on Schedule H-3) are the borrowers under that certain mezzanine C loan originated by JPM in the original principal amount of Ninety Million Dollars ($90,000,000.00) secured by a pledge of Mezz C Borrower's membership interests in Mezz B Borrowers (the "Mezz C Loan"; and together with the Mezz A

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Loan and the Mezz B Loan, collectively, the "Existing Mezzanine Debt"; and the Existing Mezzanine Debt, together with the Existing Mortgage Debt, collectively, the "Existing Financing").
(e)    Notwithstanding anything to the contrary contained in this Agreement or in any other document, it is expressly acknowledged and agreed by Purchaser that as a material inducement to Sellers to enter into this Agreement, Purchaser shall, at its sole cost and expense, complete the Gatehouse Renovations (as defined in certain letter agreement dated as of April 24, 2013 from Marriott International, Inc. ("Marriott") and acknowledged and agreed to by Operating Lessee with respect to Generation One Residence Inn Hotels and Term Extensions for Grand Prix Fixed Lessee LLC and INK Lessee LLC) and the construction of gate houses and renovations of lobbies at certain Properties and any other "PIP" work. It is acknowledged and agreed by the Parties that the Purchase Price has been reduced in order to compensate Purchaser for the cost of such Gatehouse Renovations and "PIP" Work that the Franchisors may require Purchaser to complete as a condition to their consent to the transactions contemplated hereby and their entering into new Franchise Agreements with Purchaser.
(f)    All monies payable by Purchaser under this Agreement, unless otherwise specified in this Agreement, shall be paid by Purchaser causing such monies to be wire transferred in immediately available federal funds at such bank account or accounts designated by Escrow Agent (with instructions to deliver the same to Sellers), and divided into such amounts designated by Sellers in writing as may be required to consummate the transactions contemplated by this Agreement.
(g)    As used in this Agreement, the term "business day" shall mean every day other than Saturdays, Sundays, all days observed by the federal or New York State government as legal holidays and all days on which commercial banks in New York State are required by law to be closed. Any reference in this Agreement to a "day" or a number of "days" (other than references to a "business day" or "business days") shall mean a calendar day or calendar days.

5.	STATUS OF TITLE.
Subject to the terms and provisions of this Agreement, each Individual Owner's interest in the Premises, at the Closing, shall be subject only to the following except as otherwise expressly provided in this Agreement (collectively, the "Permitted Encumbrances"):
(a)    the state of facts disclosed for each Individual Property (the "Disclosed Survey Items") on the surveys (collectively, the "Surveys") delivered to Purchaser by Sellers prior to the Effective Date, and any further state of facts which are not Disclosed Survey Items as a current survey or inspection of the Premises would disclose, provided such further state of facts do not materially and adversely affect the current use of the Premises;
(b)    the standard pre-printed exclusions from coverage contained in the ALTA owner's title insurance policy from the Title Company (as hereinafter defined) currently in use in the jurisdiction where the applicable Individual Property is located;

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(c)    Non-Objectionable Encumbrances (as hereinafter defined); and any liens, encumbrances or other title exceptions approved or waived by Purchaser as provided in this Agreement;
(d)    property taxes which are a lien but not yet due and payable, subject to proration in accordance with Section 7 hereof;
(e)    any laws, rules, regulations, statutes, ordinances, orders or other legal requirements affecting the Premises, including, without limitation, all zoning, land use, building and environmental laws, rules, regulations, statutes, ordinances, orders or other legal requirements, including landmark designations and all zoning variance and special exceptions, if any;
(f)    to the extent shown in the Reports, all covenants, restrictions and utility company rights, easements and franchises relating to electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon the Premises, provided that, in the case of any of the foregoing items which shall not be of record, the same do not materially adversely affect the present use of the Premises;
(g)    any installment not yet due and payable of assessments imposed after the Effective Date and affecting the Premises or any portion thereof;
(h)    all Violations (as hereinafter defined) now or hereafter issued or noted;
(i)    the rights and interests held by tenants under the Leases in effect at the Closing as tenants only without an option to purchase all or any portion of the Properties (any non-disturbance agreements and memorandum of lease relating thereto);
(j)    the Operating Leases (as defined on Schedule N attached hereto);
(k)    possible encroachments and/or projections of stoop areas, roof cornices, window trims, vent pipes, cellar doors, steps, columns and column bases, flue pipes, signs, piers, lintels, window sills, fire escapes, satellite dishes, protective netting, sidewalk sheds, ledges, fences, coping walls (including retaining walls and yard walls), air conditioners and the like, if any, on, under, or above any street or highway, the Premises or any adjoining property; and
(l)    all other matters which, pursuant to the terms of this Agreement, are deemed Permitted Encumbrances.

6.	TITLE INSURANCE; LIENS.
(a)    (i)    The Parties acknowledge that Purchaser has reviewed the title reports for the Properties (together with all instruments set forth therein, each individually a "Report" and collectively, the "Reports"), obtained from Nick DeMartini of Fidelity National Title Insurance Company (the "Title Company") for an owner's policy of title insurance with respect to the Premises).

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At the Closing, Purchaser shall obtain title insurance from the Title Company, as "lead insurer," provided, that, at Purchaser's option, Purchaser may direct that one or more other national title insurance companies, as co-insurers, provide up to fifty percent (50%) of the owner's and lender's insurance coverage.
(ii)    The Parties acknowledge that Purchaser has received the Surveys and the Reports.
(iii)    Intentionally Omitted.
(iv)    Purchaser shall direct the Title Company to deliver a copy of any update or continuation to the Report to Seller simultaneously with its delivery of the same to Purchaser. If, prior to the Closing Date, the Title Company shall deliver any update to the Report or Survey which discloses additional liens, encumbrances or other title exceptions or other matters which were not disclosed by the Report and are not Disclosed Survey Items and which do not otherwise constitute Permitted Encumbrances hereunder (each, an "Update Exception"), then Purchaser shall have until the earlier (the "Objection Period") of (x) five (5) business days after delivery of such update to Purchaser or its counsel or (y) the Closing Date, time being of the essence (the "Update Objection Deadline") to deliver written notice to Seller objecting to any of the Update Exceptions (the "Title Objections"). If Purchaser fails to deliver such objection notice by the Update Objection Deadline, Purchaser shall be deemed to have waived its right to object to any Update Exceptions (and the same shall not constitute Title Objections, but shall instead be deemed Permitted Encumbrances). If Purchaser shall deliver such objection notice by the Update Objection Deadline, any Update Exceptions which are not objected to in such notice shall not constitute Title Objections, but shall be Permitted Encumbrances.
(v)    Purchaser shall not be entitled to object to, and shall be deemed to have approved, any liens, encumbrances or other title exceptions (and the same shall not constitute Title Objections, but shall instead be deemed to be Permitted Encumbrances) (A) against which the Title Company is willing to provide affirmative insurance (without additional cost to Purchaser or where Seller pays such cost for Purchaser) acceptable to Purchaser in its reasonable discretion, or (B) which will be extinguished of record upon the transfer of the Properties (collectively, the "Non-Objectionable Encumbrances"). Notwithstanding anything to the contrary contained herein, if Seller is unable to eliminate (i.e., remove of record) the Title Objections by the Scheduled Closing Date (as hereinafter defined), unless the same are waived by Purchaser without any abatement in the Purchase Price, Seller may, upon at least two (2) business days' prior notice to Purchaser (except with respect to matters first disclosed during such two (2) business day period, as to which matters notice may be given at any time through and including the Scheduled Closing Date) adjourn the Scheduled Closing Date (such date to which Seller adjourns the Scheduled Closing Date is the "Adjourned Closing Date"), for a period not to exceed ninety (90) days (the "Title Cure Period"), in order to attempt to eliminate (i.e., remove of record) such exceptions.

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(b)    If a Seller is unable to eliminate (i.e., remove of record) any Title Objection with respect to an Individual Property (an "Affected Individual Property") prior to the Closing (or within the Title Cure Period if applicable), then, except as provided below in this clause (b), unless the same is waived by Purchaser, Purchaser may (i) accept the Affected Individual Property subject to such Title Objection without abatement of the Purchase Price, in which event (x) such Title Objection shall be deemed to be, for all purposes, a Permitted Encumbrance, (y) Purchaser shall close hereunder notwithstanding the existence of same, and (z) such Seller shall have no obligations whatsoever after the Closing Date with respect to such Seller's failure to cause such Title Objection to be eliminated, or (ii) terminate this Agreement with respect to the Affected Individual Property only, by notice given to such Seller within two (2) business days following expiration of the Title Cure Period or Response Period (as hereinafter defined), as applicable, time being of the essence in which event the Purchase Price shall be reduced by an amount equal to the portion of the Purchase Price allocated to the Affected Individual Property as shown on Schedule B-1). If Purchaser shall fail to deliver the termination notice described in clause (ii) within the two (2) business day period described therein, time being of the essence, Purchaser shall be deemed to have made the election under clause (i) above. Upon the timely giving of any termination notice under clause (ii), as of the Closing, the Properties that are the subject of such termination notice shall no longer be deemed to include the Affected Individual Property and same shall be conveyed out or distributed to the existing members of the Transferred Entities in accordance with the terms of the applicable Operating Agreement so that same are not owned by a JV Entity or Transferred Entity at the time of the Closing (such act of conveyance or distribution, an "Elimination"), this Agreement shall be deemed canceled and of no further force or effect with respect to such Affected Individual Property only, and no party hereto shall have any further rights or obligations hereunder with respect to such Affected Individual Property, except those arising under provisions of this Agreement that expressly survive the termination hereof. In the event that Purchaser gives Seller notice of any Title Objections, then no later than the earlier to occur of (the "Response Period") (x) five (5) business days after Seller receives such Title Objections, or (y) the date prior to the Scheduled Closing Date (unless notice of such Title Objections is given by Purchaser on the Scheduled Closing Date in which event the Response Period shall expire on the Scheduled Closing Date), time being of the essence, Seller shall notify Purchaser whether or not it intends to eliminate (i.e., remove of record) the applicable matter (and (x) if Seller so notifies Purchaser that it will not eliminate (i.e., remove of record) the applicable matter, then Purchaser shall have the rights set above in this clause (b), or (y) if Seller so notifies Purchaser that it will so eliminate the applicable matter, and Seller does not do so, then Purchaser has the continuing right to (i) accept the Affected Individual Property subject to such Title Objection without abatement of the Purchase Price, in which event (x) such Title Objection shall be deemed to be, for all purposes, a Permitted Encumbrance, (y) Purchaser shall close hereunder notwithstanding the existence of same, and (z) such Seller shall have no obligations whatsoever after the Closing Date with respect to such Seller's failure to cause such Title Objection to be eliminated, or (ii) terminate this Agreement with respect to such Affected Individual Property and the same shall be conveyed out or distributed at or prior to the Closing in the manner set forth above and, by notice given to such Seller within two (2) business days' following the expiration of the Title Cure Period or Response Period, as applicable, time being of the essence in which event the Purchase Price shall be reduced by an amount equal to the portion of the Purchase Price allocated to the Affected Individual Property as shown on Schedule B-1).

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(c)    It is expressly understood that in no event shall Seller be required to bring any action or institute any proceeding, or to otherwise incur any costs or expenses in order to attempt to eliminate any Title Objections, or take any other actions to cure or remove any Title Objections, or to otherwise cause title in the Premises to be in accordance with the terms of this Agreement on the Closing Date. Notwithstanding anything in this Section 6 or any other provision hereof to the contrary, but subject in all respect to Purchaser's obligation to pay one hundred percent (100%) of the Spread Maintenance Payment as set forth in Section 4(d) above, without Purchaser having to send any Title Objections or other written notice thereof, Sellers shall be required to remove, by payment, bonding or otherwise (but in all events deletion of the applicable matter from Purchaser's title insurance policies): (i) any mortgage or other lien granted by any Seller, any JV Entity, any Transferred Entity, any Individual Owner or Operating Lessee which secures indebtedness for borrowed money (and, with regard thereto, at the Closing Sellers shall be required to ensure (x) that the Existing Mortgage Debt is paid off in full; (y) that the Existing Mezzanine Financing or similar debt relating to the JV Entities and Transferred Entities are paid off in full and all documents evidencing the same removed from the public record as evidenced by UCC-3 terminations; and (y) the Transferred Interests and the JV Interests are otherwise fee of liens, encumbrances and other rights or claims including, without limitation, liens or security interests in respect of the Existing Financing), (ii) any Title Objections which have been voluntarily recorded or otherwise placed by Seller against the Properties on or following the Effective Date (other than with the approval of Purchaser), or (iii) any Title Objections which would not fall within the definition of clauses (i) or (ii) above and which can be removed by the payment of a liquidated sum of money; provided, however, that with respect to such items set forth in this clause (ii), in no event shall Seller be obligated to expend amounts in excess of $500,000 for any Individual Property or in excess of $5,000,000 in the aggregate for all of the Properties pursuant to the provisions of this sentence.
(d)    If Seller shall have adjourned the Scheduled Closing Date in order to cure Title Objections in accordance with the provisions of this Section 6, Seller shall, upon the satisfactory cure thereof in accordance with this Section 6, promptly reschedule the Scheduled Closing Date as soon as possible, upon at least five (5) business days' prior notice to Purchaser (the "New Closing Notice"); it being agreed, however, that if any Title Objections arise between the date the New Closing Notice is given and the rescheduled Scheduled Closing Date, Seller may again adjourn the Closing for a reasonable period or periods, in order to attempt to cause such exceptions to be eliminated subject to the other provisions of this Section 6 as applicable thereto; provided, however, that Seller shall not be entitled to adjourn the new Scheduled Closing Date pursuant to this Section 6 for a period or periods in excess of ninety (90) days in the aggregate.
(e)    If the Reports or any update of the Reports disclose judgments, bankruptcies or other returns against other persons having names the same as or similar to that of any Individual Owners or an Operating Lessee, on request, Sellers shall deliver to the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against such Individual Owners or Operating Lessees in order to request the Title Company to omit exceptions with respect to such judgments, bankruptcies or other returns or to insure over same. Purchaser acknowledges that certain Chapter 11 bankruptcy proceeding of Innkeepers USA Trust, together with certain of its affiliates, including Individual Owners (other than Grand Prix Rockville Subsidiary LLC), was

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filed on July 19, 2010 in the United States Bankruptcy Court for the Southern District of New York which proceeding has been resolved and closed pursuant to a final non-appealable order of the United States Bankruptcy Court for the Southern District of New York.
(f)    Purchaser agrees to purchase the Transferred Interests notwithstanding that the Properties may be subject to any and all notes or notices of violations of law, or municipal ordinances, orders, designations or requirements whatsoever noted in or issued by any federal, state, municipal or other governmental department, agency or bureau or any other governmental authority having jurisdiction over the Premises (collectively, "Violations"), or any condition or state of repair or disrepair or other matter or thing, whether or not noted, which, if noted, would result in a Violation being placed on the Premises. Seller shall have no duty to remove or comply with or repair any condition, matter or thing whether or not noted, which, if noted, would result in a violation being placed on the Premises, Seller shall have no duty to remove or comply with or repair any of the aforementioned Violations, or other conditions, and Purchaser shall accept the Premises subject to all such Violations, the existence of any conditions at the Premises which would give rise to such Violations, if any, and any governmental claims arising from the existence of such Violations, in each case without any abatement of or credit against the Purchase Price. Notwithstanding the foregoing, the provisions of this clause (f) shall not limit or modify any of the other provisions of this Agreement that expressly provide for obligations of a Party that contradict with the terms of this clause (f) (including, without limitation, Section 9(a)(i) below).

7.	APPORTIONMENTS.
(a)    Closing Statement. No later than the business day immediately preceding Closing, Purchaser and each Seller, through their respective employees, agents or representatives, jointly shall have concluded such examinations, audits and inventories of the Properties as may be necessary to make the adjustments and prorations to the Purchase Price as set forth in Sections 7(b) and 7(c) or any other provisions of this Agreement on an Individual Property basis (i.e., a separate closing statement for each Individual Property and a single consolidated statement). Based upon such examinations, audits and inventories, the Parties jointly shall prepare prior to Closing a closing statement (the "Closing Statement"), which shall set forth their best estimate of the amounts of the items to be adjusted and prorated under this Agreement. The Closing Statement shall be approved and executed by the Parties at Closing. Notwithstanding the foregoing, if at any time within one hundred and eighty (180) days after the Closing Date, any Party discovers any item which was omitted or incorrectly adjusted or prorated in the Closing Statement, such item shall be adjusted and prorated in the same manner as if their existence or such error had been known at the time of the preparation of the Closing Statement, and the Party in whose favor such original omission or error was made shall refund such difference to the other Party promptly after the original omission or error is discovered.
(b)    Prorations. Except as otherwise provided herein, the items of revenue and expense set forth in this Section 7(b) shall be prorated between the Parties (the "Prorations") as of 11:59 p.m. on the day preceding the Closing Date (the "Cut-Off Time"), or such other time expressly provided in this Section7(b), so that the Closing Date is a day of income and expense for Purchaser.

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(i)    Property Level Taxes. All real property, personal property, and similar Property Level Taxes that accrue during the taxable period during which the Closing Date occurs (and, to the extent unpaid, any previous taxable period) shall be prorated as of the Cut-Off Time between Sellers and Purchaser based on the number of days in the applicable tax year during which the applicable Party indirectly owned the applicable Individual Property. If the amount of any such Property Level Taxes is not ascertainable on the Closing Date, the proration for such Taxes shall be based on the most recent available bill; provided, however, that (i) after the Closing, Sellers and Purchaser shall reprorate the Property Level Taxes with respect to 2014 and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant taxable period, such adjustment to be completed, and payment made (if applicable) within thirty (30) days following such receipt, and (ii) Sellers shall be entitled to receive any refunds or other amounts payable to the owner of an Individual Property due to an overpayment of Property Level Taxes attributable to any period prior to the Closing. Notwithstanding the foregoing, any supplemental Taxes relating to any period from and after the Closing Date that arise from and out of the change in ownership of the JV Entities shall be the sole responsibility of Purchaser and shall be paid by Purchaser when due and payable. "Property Level Taxes" means any state or local real property, personal property, sales, use, room, occupancy, ad valorem or similar taxes, assessments, levies, charges or fees imposed by any governmental authority on an Individual Owner with respect to the Properties or the Business, including, without limitation, any interest, penalty or fine with respect thereto, but expressly excluding any (i) federal, state, local or foreign income, capital gain, gross receipts, capital stock, franchise, profits, estate, gift or generation skipping tax, or (ii) transfer, documentary stamp, sales, recording or similar tax, levy, charge or fee incurred with respect to the transaction described in this Agreement.
(ii)    Rents. Any rents and other amounts prepaid under the Leases shall be prorated as of the Cut-Off Time between Sellers and Purchaser. The JV Entity entitled to hold any security deposits through such Leases shall continue to hold same after the Closing. For a period of one hundred eighty (180) days following the Closing Date, Purchaser shall cause the applicable Individual Owner to bill tenants owing Rents for periods prior to the Closing Date, on a monthly basis and Purchaser shall use commercially reasonable efforts to collect past due Rents from tenants owing Rents for periods prior to the Closing Date; provided, however, that Purchaser shall have no obligation to cause the termination of any Lease as a result of its failure to collect any such past due Rents, declare a default or commence litigation. Rents collected by Purchaser or an Individual Owner after the Closing Date to which a Seller is entitled pursuant to this Agreement shall be paid to such Seller within five (5) business days' after receipt thereof by Purchaser. If any Seller receives any rents or other payments relating to any Property after the Closing, such Seller shall hold the balance of same in trust for Purchaser and immediately deliver the same to Purchaser for application in accordance with the terms hereof. No Seller shall commence any litigation against, or assert any claim against, any tenant at any of the Properties after the Closing. "Rents" means all Base Rents, Overage Rent, and Additional Rent. "Base Rents" means monthly base rents and parking charges under the Leases. "Overage Rent" means additional or escalation rent based upon (A) a percentage of a tenant's gross sales during a specified

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annual or other period or (B) increases in real estate taxes, operating expenses, labor costs, cost of living indices or porter's wages. "Additional Rent" means items of rent or charges which are not Base Rents or Overage Rents, such as charges for electricity, steam, water, cleaning, overtime services, sundry charges or other charges of a similar nature. Any Rents collected by any JV Entity from and after the Closing Date from tenants who owe Rents for periods prior to the Closing Date, shall be applied (unless otherwise specifically specified by the applicable tenant), (A) first, in payment of Rents for the calendar month in which the Closing Date occurs; (B) second, in payment of Rents for the calendar month immediately preceding the Closing Date; (C) third, in payment of Rents for all periods following the Closing Date; and (D) fourth, in payment of Rents for periods prior to the Closing Date and not paid pursuant to (B) above. Each such amount, less reasonable collection costs, shall be adjusted and prorated as provided above, and the party receiving such amount shall, within five (5) business days, pay to the other party the portion thereof to which it is so entitled.
(iii)    Contracts. Any amounts prepaid, accrued or due and payable under the Contracts (other than for utilities which proration is addressed separately in Section 7(b)(v)) shall be prorated as of the Cut-Off Time between Sellers and Purchaser, with Sellers being credited for amounts prepaid, and Purchaser being credited for amounts accrued and unpaid. Each Seller shall receive a credit for all deposits under the Contracts (together with any interest thereon) which are transferred to Purchaser in accordance with the terms of this Agreement or remain on deposit for the benefit of Purchaser.
(iv)    Licenses and Permits. All amounts prepaid, accrued or due and payable under the Licenses and Permits shall be prorated as of the Cut-Off Time between Sellers and Purchaser. Each Seller shall receive a credit for all deposits under the Licenses and Permits (together with any interest thereon) which are transferred to Purchaser or which remain on deposit for the benefit of Purchaser.
(v)    Utilities. All utility services shall be prorated as of the Cut-Off Time between Sellers and Purchaser. The Parties shall use commercially reasonable efforts to obtain readings for all utilities as close in time as possible to the Cut-Off Time. If readings cannot be obtained as of the Closing Date, the cost of such utilities shall be prorated between Sellers and Purchaser by estimating such cost on the basis of the most recent bills for such services; provided, however, that after the Closing, the Parties shall reprorate the amount for such utilities and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant billing period, which obligation shall survive the Closing. Each Seller shall receive a credit for all fuel stored at the Properties based on the actual cost for such fuel as reflected on the last invoice therefor. Sellers shall receive a credit for all deposits transferred to Purchaser or which remain on deposit for the benefit of Purchaser with respect to such utility contracts.
(vi)    Bookings. Purchaser shall receive a credit for all prepaid deposits and advance payments for Bookings scheduled to occur on or after the Closing Date, except to the extent such deposits are transferred to Purchaser.
(vii)    Intentionally Omitted.

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(viii)    Restaurants, Bars and Function Rooms. Sellers shall cause to be closed out the transactions in the restaurants and bars in the Properties as of the regular closing time for such restaurants and bars operated by or on behalf of each Operating Lessee during the night in which the Cut-Off Time occurs and retain all monies collected as of such closing, and Purchaser (indirectly through the Operating Lessees) shall be entitled to any monies collected from the restaurants and bars thereafter. Purchaser shall receive a credit at Closing for all revenues received by any Operating Lessee prior to the Closing Date but attributable to the period of time after the Cut-Off Time from conferences, receptions, catering activities, meeting and other functions held or conducted in conference rooms, banquet rooms, meeting rooms, or in any other Individual Property facility and adjacent facilities owned or operated by any Individual Owner (including without limitation usage charges and related taxes, food and beverage sales, parking charges, equipment rental and telecommunications charges) attributable to any of the foregoing (the "Property Facility Revenue") to the extent they occur after the Cut-Off Time. To the extent not adjusted in accordance with Section 7(c) below, any Property Facility Revenue received by Purchaser after Closing, but attributable to the period prior to the Cut-Off Time, shall be paid by Purchaser to Seller promptly upon receipt. This Section 7(b)(viii) shall survive the Closing.
(ix)    Vending Machines. To the extent owned by an Operating Lessee, prior to Closing, Sellers shall cause to be removed all monies from all vending machines, laundry machines, pay telephones and other coin operated equipment as of the Cut-Off Time and shall retain all monies collected therefrom as of the Cut-Off Time, and to the extent assigned to Purchaser pursuant to this Agreement, Purchaser shall be entitled to any monies collected therefrom after the Cut-Off Time.
(x)    Trade Payables. Except to the extent an adjustment or proration is made under another subsection of this Section 7(b), (i) prior to Closing, Sellers shall cause to be paid in full prior to Closing, all amounts payable to vendors or other suppliers of goods or services for the Business or otherwise relating to the Properties (the "Trade Payables"), and (ii) Purchaser shall receive a credit for the amount of such Trade Payables which have accrued, but are not yet due and payable as of the Closing Date to the extent the same relates to a Contract to be retained by Purchaser pursuant to this Agreement, and Purchaser shall pay all such Trade Payables accrued on and after the Closing Date when such Trade Payables become due and payable to the extent the same relates to a Contract to be retained by Purchaser pursuant to this Agreement; provided, however, Sellers and Purchaser shall reprorate the amount of credit for any Trade Payables and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for such goods or services. Sellers shall not receive any credit for any advance payments or deposits made with respect to, or otherwise with respect to the value or cost of FF&E, Supplies, F&B and Retail Merchandise ordered or at the Properties.
(xi)    Cash. Sellers shall receive a credit for all cash on hand or on deposit in any house bank at the Properties to the extent same shall remain on deposit for the benefit of Purchaser. In addition, for the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, Sellers shall be entitled to retain any cash reserves

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or escrows held by any lender in respect of the Existing Financing and shall be entitled to cause the distribution of all cash and deposits in any house bank (other than security deposits) to, or for the benefit of, the respective owner of the Transferred Entities immediately prior to the Closing and Purchaser shall have no right to, or interest in any such cash.
(xii)    Franchise Agreements. To the extent applicable, any amounts accrued or due and payable to the applicable Franchisor under the Franchise Agreements to the extent such amounts have not been retained by Franchisor to set off against such amounts due to Franchisor by the JV Entities, shall be prorated as of the Cut-Off Time between Seller and Purchaser. For purposes of this Agreement, "Franchise Agreements" shall mean those Franchise Agreements set forth on Schedule C attached hereto. For purposes of this Agreement, "Franchisors" shall mean each franchisor under the Franchise Agreements.
(xiii)    Management Agreements. At or before Closing, Sellers shall cause the JV Entities to pay to the Manager all amounts due and owing to Manager under the Management Agreements through the Cut-Off Time and the JV Entities shall be responsible for all payments to Manager from and after the Cut-Off Time.
(xiv)    Other Adjustments and Prorations. All other items of income and expense as are customarily adjusted or prorated upon the sale and purchase of a hotel property similar to the Properties (and direct and indirect equity interests in the owners thereof) shall be adjusted and prorated between Sellers and Purchaser accordingly. In the event complete information is not available or estimates have been utilized to calculate Prorations as of the Closing Date, any such Prorations shall be further adjusted between Sellers and Purchaser within one hundred and eighty (180) days after the Closing Date. Any adjustments to initial estimated Prorations which are required upon review of such complete information within such period shall be made by Sellers and Purchaser, with due diligence and cooperation, by prompt cash payment to the party entitled to a credit as a result of such adjustments. Any errors or adjustments in calculating the foregoing adjustments and Prorations shall be corrected or adjusted as soon as practicable within the one hundred and eighty (180) day period after the Closing. All such adjustments and prorations to be performed under this clause (b) shall be done on a net cash basis (e.g., prorations shall be made based on actual cash receipts after deducting commissions (credit cards or otherwise) or other payments that may be due to third parties). Notwithstanding anything to the contrary contained herein, the obligations and liabilities of the Parties (and the provisions) set forth under this clause (b) shall survive the Closing for one hundred eighty (180) days.
(c)    Accounts Receivable.
(i)    Guest Ledger. At Closing, Sellers shall receive a credit in an amount equal to: (i) all amounts charged to the Guest Ledger (as hereinafter defined) for all room nights up to (but not including) the night during which the Cut-Off Time occurs, and (ii) one half (½) of all amounts charged to the Guest Ledger for the room night which includes the Cut-Off Time (other than any restaurant or bar charges on the Guest Ledger which shall be prorated in accordance with Section 7(b)(viii)), and Purchaser shall be entitled to retain all deposits made and amounts collected with respect to such Guest Ledger. For

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purposes of this Agreement, "Guest Ledger" means all charges accrued to the open accounts of any guests or customers at the Properties as of the Cut-Off Time for the use or occupancy of any guest, meeting, conference or banquet rooms or other facilities at the Properties, any restaurant, bar or banquet services, or any other goods or services provided by or on behalf of any Operating Lessee at the Properties.
(ii)    Accounts Receivable (Other than Guest Ledger). At Closing, Sellers shall receive a credit for all Accounts Receivable (other than the Guest Ledger which is addressed in Section 7(c)(i)) that are not more than ninety (90) days past due on the Closing Date and a credit equal to fifty percent (50%) of all Accounts Receivable that are more than ninety (90) days but not more than 180 days past due on the Closing Date, and Purchaser shall be entitled to all amounts collected for all Accounts Receivable. For purposes of this Agreement, "Accounts Receivable" means all amounts which any Operating Lessee is entitled to receive from the Business which are not paid as of the Closing, including, without limitation, charges for the use or occupancy of any guest, meeting, conference or banquet rooms or other facilities at the Properties, any restaurant, bar or banquet services, or any other goods or services provided by or on behalf of any Operating Lessee at the Properties, but expressly excluding all items of income otherwise prorated pursuant to Section 7(b) or 7(c)(i). For purposes of this Agreement, "Business" means the lodging business and all activities related thereto conducted at the Properties, including, without limitation, (i) the rental of any guest, meeting, conference or banquet rooms or other facilities at the Properties, (ii) the operation of any restaurant, bar or banquet services, together with all other goods and services provided at the Properties, (iii) the rental of any commercial or retail space to tenants at the Properties, (iv) the maintenance and repair of the Properties and tangible personal property, (v) the employment of the Individual Property employees, and (vi) the payment of Taxes. All such adjustments and prorations to be performed under this clause (c) shall be done on a net cash basis (e.g., prorations shall be made based on actual cash receipts after deducting commissions (credit cards or otherwise) or other payments that may be due to third parties).

8.	PROPERTY NOT INCLUDED IN SALE.
Notwithstanding anything to the contrary contained herein, it is expressly agreed by the Parties hereto that any fixtures, furniture, furnishings, equipment or other personal property (including, without limitation, trade fixtures, pictures, paintings, prints and drawings, sculptures, tapestries or other items of art in, on, around or affixed to the Building) owned or leased by any tenant, other than a tenant under the Operating Leases (collectively, "Excluded Personalty"), shall not be included in the Properties to be indirectly sold to Purchaser hereunder. Other than the Excluded Properties, no other portion of the Properties may be removed therefrom without the consent of Purchaser.

9.	COVENANTS OF SELLER AND PURCHASER.
(a)    By their execution hereof, the Individual Owners and Operating Lessees agree that during the period from the Effective Date until the Closing Date or earlier termination of this Agreement with respect to the then applicable Individual Property, JV Entity or

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Transferred Entity, as applicable, they shall, and Sellers shall, or shall cause the Manager to, in each case to the extent within their power and control (Purchaser acknowledges and agrees that Chatham LP and Manager run the day-to-day operations at the Properties); provided, however, if Chatham LP or any of its Affiliates is the Purchaser of the Specified Hotels, it shall not be a condition precedent to Closing that Seller comply with any of the covenants of Seller set forth in this Section 9(a) (to the extent such covenants specifically relate to Individual Properties) with respect to the Specified Hotels:
(iii)    except as otherwise provided in this Agreement, conduct the Business in the Ordinary Course of Business, and shall cause the Manager to operate the Properties in the Ordinary Course of Business. For purposes of this Agreement, "Ordinary Course of Business" means the ordinary course of business consistent with Sellers' past custom and practice for the Business, taking into account the facts and circumstances in existence from time to time, except that Seller shall not be required to make (or cause to be made) any capital improvements or replacements to the Properties other than (x) as expressly provided herein, (y) standard maintenance and other work needed to keep the Properties in good order and repair, and (z) such work as is necessary to prevent threat of harm to persons or property (each of which shall be at Sellers' cost);
(iv)    use commercially reasonable efforts to comply with its obligations, if any, under Contracts, Leases, Ft. Lauderdale Ground Lease and the Union Contract and to enforce the obligations of the applicable third parties thereunder;
(v)    from time to time as reasonably requested by Purchaser but not more than one time each calendar month, deliver to Purchaser, updated balance sheets, rent rolls, income statements and other financial statements with respect to the Transferred Entities, the JV Entities and/or the Properties.
(vi)    keep in force and effect all material Permits and Licenses;
(vii)    not perform any material alterations to any Properties, except for ongoing improvements and renovations in the Ordinary Course of Business;
(viii)    provide to Purchaser and its financing sources all books and records reasonably requested by Purchaser that relate to any Individual Property or the Properties (or any of the Transferred Interests, Transferred Entities, JV Interests or JV Entities) and otherwise reasonably cooperate with Purchaser's and its financing sources' due diligence and other examinations and inspections of the Properties and the applicable entities and their efforts to obtain the financing necessary to consummate the Closing;
(ix)    without Purchaser's prior written consent, not remove or permit the removal from the Premises any article of FF&E, except as may be necessary for repairs, or the discarding of worn out FF&E which is replaced with substantially the same FF&E;

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(x)    without Purchaser's prior written consent, not permit there to be initiated, consented to, approved or otherwise taken any action with respect to the zoning, or any other governmental rule or regulation, presently applicable to all or any part of the Properties;
(xi)    maintain in full force and effect the insurance policies currently in effect with respect to the Properties and cause all applicable carriers to confirm that the Individual Owners remain fully covered thereunder after the Closing notwithstanding the change of ownership and control caused by the transactions contemplated by this Agreement. At the Closing, complete copies of all such policies shall be provided to Purchaser;
(xii)    not sell, transfer, assign, encumber or change the status of title of all or any portion of the Properties, the Transferred Interests or the JV Interests (or amend or terminate any of the documents relating to the same);
(xiii)    not subject (x) the Transferred Interests or the JV Interests to any additional liens, encumbrances or other rights or claims, (y) the Properties to any material liens (without limiting Purchaser's right to submit Title Objections under Section 6 in respect of any types of liens, whether or not the same is material), or (z) the Properties, the Transferred Interests or the JV Interests to any encumbrances, covenants or easements or other rights or claims;
(xiv)    promptly following receipt thereof, provide Purchaser with a copy of all material written notices or correspondence received or delivered by Seller (or any Individual Owner, JV Entity or Transferred Entity) including, without limitation notices or correspondence (A) to or from any Franchisor, (B) to or from any counterparty to any Contract, (C) to or from any union or Hotel Employees with respect to the Union Contracts, (D) with respect to any litigation or proceeding (pending or threatened) which affects the any Individual Property, JV Entity, Transferred Entity or Individual Owner, or (E) from a governmental authority which alleges or asserts a violation of law by or relating to the Premises;
(xv)    in connection with obtaining the consent of the Franchisors, Seller shall use commercially reasonable efforts to cooperate with Purchaser in seeking such consent;
(xvi)    not, without Purchaser's prior written consent, (i) amend, extend, renew or terminate any existing Contracts or Leases, nor (ii) enter into any Leases or Contracts (or take any other action that would bind, Purchaser, a JV Entity or a Transferred Entity after the Closing), unless as to such Leases or Contracts the same are terminable by Purchaser without any termination fee upon not more than thirty (30) days' notice (provided that if any termination fee is owed (or there is any cost or charge during such 30-day termination period), Sellers shall pay such fee, costs and charges at or before the Closing);

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(xvii)    not enter into any new union contracts or agreements with any Hotel Employees (or, terminations, extensions or amendments to any of the foregoing) at the Premises which would be the responsibility of Purchaser or the JV Entities or Transferred Entities from and after the Closing, or make any changes to the salary or other benefits payable to any Hotel Employee, in each case, except in the ordinary course or as required by such agreement or applicable law and except for termination of Hotel Employees, without first obtaining Purchaser's written consent of the proposed action;
(xviii)    obtain the approval of Purchaser with regard to any actions to be taken in any pending or threatened litigation, proceeding or arbitration (including, without limitation, the defense thereof) that is likely to materially and adversely affect any of the Properties, any of the Transferred Entities or the JV Entities;
(xix)    maintain the existence and good standing of the Transferred Entities and the JV Entities in the state of Delaware and all other states where such entity conducts business;
(xx)    after and prior to the Closing permit Purchaser and its auditors and other representatives to audit the books and records of the Transferred Entities and the JV Entities (which obligation shall, solely to the extent in Sellers' possession or exclusive control, survive the Closing for a period of six (6) years and one (1) month);
(xxi)    without Purchaser's prior written consent, which consent may be granted or withheld in Purchaser's sole and absolute discretion, not cause or permit any of the Transferred Entities and the JV Entities to engage in any business other than the ownership of the Properties and the Business, as applicable;
(xxii)    without Purchaser's prior written consent, which consent may be granted or withheld in Purchaser's sole and absolute discretion, not amend or otherwise alter or permit any of the Transferred Entities and the JV Entities to amend or otherwise alter their respective certificate of formation, limited liability company operating agreement, or other organizational documents or issue (or agree to issue) any securities or equity interests (or securities convertible into or that otherwise give any person the right to acquire equity interests) in any of such entities, as applicable;
(xxiii)    without Purchaser's prior written consent, which consent may be granted or withheld in Purchaser's sole and absolute discretion, not cause or permit the sale, mortgage, pledge, hypothecation or other transfer or disposal of all or any part of the Transferred Interests, JV Interests, any Individual Property or any interest therein(or enter into any agreement, negotiate with respect to, or market any of the foregoing);
(xxiv)    if requested by Purchaser, the applicable JV Entities shall request estoppel certificates and "SNDAs" from tenants under Leases, provided that delivery of any such estoppel certificates and "SNDAs shall not be a condition precedent to Closing and shall impart no liability whatsoever upon Sellers;

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(xxv)    without Purchaser's prior written consent, not engage in and shall not permit any of the JV Entities or Transferred Entities to engage in (i) any transaction or take any action other than in the Ordinary Course of Business; or (ii) the commencement of any litigation, arbitration or governmental proceedings (other than Tax Certiorari Proceedings (as hereinafter defined)). In the event that any such liabilities or obligations are created in violation of this Agreement, then Purchaser may offset the amount of such liability or obligation against any amount payable to Sellers under any other provision of this Agreement;
(xxvi)    not take any action which would encumber the ownership of the JV Interests or Transferred Interests;
(xxvii)    not make, rescind, or revoke any income Tax election, settle or compromise any income Tax liability, or amend any income Tax Return which will have a material impact on Purchaser; and
(xxviii)    request and use commercially reasonable efforts to obtain an estoppel certificate from the Ground Lessor substantially in the form attached hereto as Exhibit 4 (subject to (i) non-material modifications thereof, (ii) modifications thereof to conform the same to the Fort Lauderdale Ground Lease and (iii) limiting its statements "to knowledge" (or words of similar import)); provided, however, that if Ground Lessor is required or permitted under the terms of the Fort Lauderdale Ground Lease to provide a different form of estoppel, less information or to otherwise make different statements in a certification of such nature than are set forth on Exhibit 4, then Purchaser shall accept any modifications made to such form of estoppel certificate to the extent that such modifications to the form are consistent with the minimum requirements set forth in the Fort Lauderdale Ground Lease (it being understood by Purchaser that Ground Lessor shall not be required to make any certifications not specifically enumerated in the Fort Lauderdale Ground Lease estoppel requirements even if the Fort Lauderdale Ground Lease requires the Ground Lessor to certify to any additional items "reasonably requested") (any such estoppel certificate complying with this clause (xxvi) that does not (1) describe a material default of a material obligation by lessee under the Fort Lauderdale Ground Lease, or (2) reflect an inconsistency of a material term in the Ground Lease as compared to the copy of the Ground Lease contained in the Datasite is a "Ground Lease Estoppel Certificate").
(b)    If this Agreement is still in full force and effect following the expiration of the Due Diligence Period, then during the period from the expiration of the Due Diligence Period until the earlier to occur of the Closing Date and the earlier termination of this Agreement with respect to the then applicable Individual Property, Sellers shall, if requested by Purchaser, request and use good faith efforts to cause, to the extent permitted by applicable law or as is customary (but in all events in New York), that the current lender holding the Existing Mortgage Debt assign its current mortgages in the states where the same is permitted by law or customary to Purchaser's designated lender, provided that such assignment shall be (x) at Purchaser's sole cost and expense and (y) without recourse, representation or warranty. Failure to so assign any such mortgage, however, shall not be a condition precedent to Closing and shall impart no liability

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whatsoever upon Sellers. If Purchaser's designated lender reasonably requires an estoppel certificate with respect to any covenant, condition and/or restriction affecting the title to any Individual Property, Sellers shall, at Purchaser's sole cost and expense, request the counterparty to such covenant condition and/or restriction to issue to such lender an estoppel certificate in form and substance reasonably satisfactory to such lender, provided, however, that the failure to obtain any such estoppel certificate shall not be a condition precedent to Closing and shall impart no liability whatsoever upon Sellers.
(c)    Sellers shall indemnify, defend and hold Purchaser, the JV Entities and the Transferred Entities (as constituted after the Closing), and their respective direct and indirect members, managers (including, without limitation, asset managers or property managers), partners, officers, directors, shareholders, employees, affiliates and their respective successors and assigns (collectively, the "Purchaser Indemnified Parties"), harmless from and against any and all Losses which any Purchaser Indemnified Party incurs arising out of or resulting from any claims due or arising out of death or injury to persons, or damage to the property of others, which were sustained prior to the Closing.

10.	TRANSFER; SECURITY DEPOSITS; CONDITIONS TO CLOSING.
(a)    Transfer. On the Closing Date, by virtue of Purchaser's acquisition of the JV Entities and the Transferred Entities, through such entities Purchaser will indirectly acquire Sellers' right, title and interest in and to, among other things, the following:
(i)    the leases, licenses and other occupancy agreements demising space at the Properties, whether written or oral, together with all amendments and modifications thereof and supplements, guaranties, side letters and other binding documentation relating thereto (collectively, the "Leases") as set forth on Schedule D attached hereto; the term Leases shall not include subleases, licenses and occupancy agreements entered into by tenants under the Leases) which are then in effect;
(ii)    to the extent transferable with respect to the transactions described herein, the service, maintenance, supply and other agreements to which any Seller, JV Entity or Transferred Entity is a party relating to the operation of the Properties, together with all modifications and amendments thereof and supplements relating thereto (collectively, the "Contracts") which are then in effect, provided, however, Purchaser may direct Sellers to take action, prior to Closing, to terminate any of the Contracts which are terminable without any cost to the terminating party (or, if there is such a cost, to agree to pay the cost thereof when due and payable) (and, to the extent that the transfers described in this Agreement would violate any of the transfer, change in control or other provisions in any such Contracts, Sellers shall cooperate with Purchaser to obtain the consent of the applicable third party thereto (and if such consent cannot be obtained by Closing, Sellers shall cause such Contracts to be terminated at the Closing at Sellers' cost)); and
(iii)    the permits and licenses, if any, relating to the Properties and the other intangible personal property.

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(b)    Security Deposits. Prior to the Closing, the Operating Lessees and Individual Owners agree that they shall (i) not apply any security deposits held under Leases in respect of defaults by tenants under the applicable Leases or for other reasons and (ii) return the security deposit of any tenant thereunder who in the good faith judgment of Sellers is entitled to the return of such deposit pursuant to the terms of its Lease or otherwise by law. At the Closing, the applicable Operating Lessees and Individual Owners shall retain the security deposits (including any letter of credit as security under the Leases) and not returned to tenants as above provided, subject to the apportionment of administrative charges pursuant to Section 7 above.
(c)    Conditions to Obligations of Seller. The obligation of Sellers to effect the Closing shall be subject to the fulfillment or written waiver by Sellers at or prior to the Closing Date of the following conditions:
(i)    Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date, as though made at and as of the Closing Date. For the avoidance of doubt, the Representation Update shall be disregarded for purposes of determining whether the condition in this Section 10(c)(i) has been satisfied.
(ii)    Performance of Obligations. Purchaser shall have (x) paid the full balance of the Purchase Price pursuant to Section 17(b), and (y) executed, acknowledged (if applicable) and/or delivered all documents required to be executed, acknowledged (if applicable) and/or delivered by Purchaser hereunder on the Closing Date; and in all material respects performed all other obligations required to be performed by it under this Agreement on or prior to the Closing Date.
(iii)    Cerberus Releases. The Cerberus Guarantors (as hereinafter defined) shall be released of all liabilities and obligations pursuant to documentation in form and substance reasonably acceptable to the Cerberus Guarantors under (i) those certain guaranties made as of October __, 2011 made by, among others, CRE-Ink TRS Holding Inc., CRE-Ink REIT Member, LLC, CRE-Ink Member II, Inc., CRE-Ink REIT Member IV, LLC, CRE-Ink REIT Member V, LLC, CRE-Ink REIT Member VI, LLC, and CRE-Ink REIT Member VII, LLC (collectively, the "CRE Guarantors") in favor of Marriott, and (ii) that certain letter agreement made as of October 27, 2011 by, among others, Cerberus Series Four Holdings, LLC (collectively with the CRE Guarantors, the "Cerberus Guarantors") in favor of Marriott.
(d)    Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the Closing shall be subject to the fulfillment (or written waiver by Purchaser) at or prior to the Closing Date of the following conditions:
(i)    Representations and Warranties. The representations and warranties of each Seller contained in Section 11(d) and elsewhere herein shall be true and correct in all material respects as of the Closing Date, as though made at and as of the Closing Date.

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(ii)    Performance of Obligations. Sellers shall have in all material respects performed all obligations required to be performed by each Seller under this Agreement on or prior to the Closing Date.
(iii)    Title Insurance. The Title Company shall be committed to issue to the Individual Owners a title insurance policy in the amount of the Purchase Price meeting the requirements of Section 6 above, effective as of the Closing, insuring that title to the Premises vests in Purchaser.
(iv)    Ground Lease Estoppel Certificate. Sellers shall have delivered the Ground Lease Estoppel Certificate dated no later than thirty (30) days prior to the Closing Date, provided, however, if Purchaser elects to extend the Scheduled Closing Date pursuant to and in accordance with Section 18 below, then such 30-day period shall be increased by the amount of days by which Purchaser so extends the Scheduled Closing Date (i.e., if Purchaser extends the Scheduled Closing Date for ten (10) days, the Ground Lessor Estoppel shall be dated no later than forty (40) days prior to the Closing Date). Purchaser shall have no right to object to the Ground Lease Estoppel Certificate which references a general conditional statement by Ground Lessor such as "we reserve all rights".
(v)    Bankruptcy. There shall be no proceeding involving bankruptcy or creditors' rights pending or threatened (under any state, federal or local laws) relating to any Seller, any JV Entity or any Transferred Entity.
(e)    Failure of Condition. If the conditions precedent to Sellers' obligations to effect the Closing are not satisfied as of the Scheduled Closing Date (and Sellers have not waived such unsatisfied conditions in writing), then Sellers may terminate this Agreement. If the conditions precedent to Purchaser's obligation to effect the Closing (except with respect to the condition precedent set forth in Section 10(d)(iv) above) are not satisfied as of the Scheduled Closing Date (and Purchaser has not waived such unsatisfied conditions in writing), then Purchaser may terminate this Agreement, provided that Sellers may, if they so elect and without any abatement in the Purchase Price, adjourn the Scheduled Closing Date for a period or periods not to exceed ninety (90) days in the aggregate in order to attempt to effect the Closing. If this Agreement is so terminated pursuant to this Section 10(e), then Purchaser shall (except to the extent Sellers are entitled to retain the Deposit under Section 20(a) or have made a claim against a portion thereof under Section 20(b)) be entitled to receive the Deposit (and all accrued interest thereon) and this Agreement shall be deemed canceled and of no further force or effect, and no Party hereto shall have any further rights or obligations hereunder, except those arising under provisions of this Agreement that expressly survive the termination hereof (without limiting Purchaser's remedies for any Seller's default to the extent expressly set forth herein, including, without limitation, any limitations set forth herein). If the conditions precedent to Purchaser's obligation to effect the Closing set forth in Section 10(d)(iv) above are not satisfied as of the Scheduled Closing Date, Purchaser may (i) accept the Individual Property subject to the Fort Lauderdale Ground Lease (the "Ground Lease Property") without abatement of the Purchase Price, in which event (x) Purchaser shall close hereunder notwithstanding the failure of Sellers to deliver the Ground Lessor Estoppel Certificate, and (y) Sellers shall have no obligations whatsoever after the Closing Date to deliver the Ground Lessor

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Estoppel, or (ii) terminate this Agreement with respect to the Ground Lease Property only, by notice given to such Seller in which event the Purchase Price shall be reduced by an amount equal to the portion of the Purchase Price allocated to the Ground Lease Property as shown on Schedule B-1 (and Sellers shall cause an Elimination to occur with respect to the Ground Lease Property).

11.	CONDITION OF THE PROPERTY; REPRESENTATIONS.
(a)    PURCHASER HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLER, NOR ANY PERSON ACTING ON BEHALF OF SELLER, NOR ANY PERSON OR ENTITY WHICH PREPARED OR PROVIDED ANY OF THE MATERIALS REVIEWED BY PURCHASER IN CONDUCTING ITS DUE DILIGENCE, NOR ANY DIRECT OR INDIRECT OFFICER, DIRECTOR, PARTNER, MEMBER, SHAREHOLDER, EMPLOYEE, AGENT, REPRESENTATIVE, ACCOUNTANT, ADVISOR, ATTORNEY, PRINCIPAL, AFFILIATE, CONSULTANT, CONTRACTOR, SUCCESSOR OR ASSIGN OF ANY OF THE FOREGOING PARTIES (SELLER, SELLER RELATED PARTIES AND ALL OF THE OTHER PARTIES DESCRIBED IN THE PRECEDING PORTIONS OF THIS SENTENCE (OTHER THAN PURCHASER) SHALL BE REFERRED TO HEREIN COLLECTIVELY AS THE "EXCULPATED PARTIES") HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY ORAL OR WRITTEN REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESSED OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE (INCLUDING WITHOUT LIMITATION WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), WITH RESPECT TO THE PROPERTIES, THE PERMITTED USE OF THE PROPERTIES OR THE ZONING AND OTHER LAWS, REGULATIONS AND RULES APPLICABLE THERETO OR THE COMPLIANCE BY THE PROPERTIES THEREWITH, THE REVENUES AND EXPENSES GENERATED BY OR ASSOCIATED WITH THE PROPERTIES, OR OTHERWISE RELATING TO THE PROPERTIES OR THE TRANSACTIONS CONTEMPLATED HEREIN. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, PURCHASER FURTHER ACKNOWLEDGES THAT ALL MATERIALS WHICH HAVE BEEN PROVIDED BY ANY OF THE EXCULPATED PARTIES HAVE BEEN PROVIDED WITHOUT ANY WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED AS TO THEIR CONTENT, SUITABILITY FOR ANY PURPOSE, ACCURACY, TRUTHFULNESS OR COMPLETENESS AND PURCHASER SHALL NOT HAVE ANY RECOURSE AGAINST SELLER OR ANY OF THE OTHER EXCULPATED PARTIES IN THE EVENT OF ANY ERRORS THEREIN OR OMISSIONS THEREFROM. PURCHASER IS ACQUIRING THE PROPERTIES BASED SOLELY ON ITS OWN INDEPENDENT INVESTIGATION AND INSPECTION OF THE PROPERTIES AND NOT IN RELIANCE ON ANY INFORMATION PROVIDED BY SELLER, OR ANY OF THE OTHER EXCULPATED PARTIES, EXCEPT FOR THE REPRESENTATIONS AND COVENANTS EXPRESSLY SET FORTH HEREIN. PURCHASER EXPRESSLY DISCLAIMS ANY INTENT TO RELY ON ANY SUCH MATERIALS PROVIDED TO IT BY SELLER IN CONNECTION WITH ITS DUE DILIGENCE AND AGREES THAT IT SHALL RELY SOLELY ON ITS OWN INDEPENDENTLY DEVELOPED OR VERIFIED INFORMATION EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT.

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(b)    PURCHASER ACKNOWLEDGES AND AGREES THAT IT IS PURCHASING THE PROPERTIES "AS IS" AND "WITH ALL FAULTS", BASED UPON THE CONDITION (PHYSICAL OR OTHERWISE) OF THE PROPERTIES AS OF THE DATE OF THIS AGREEMENT, REASONABLE WEAR AND TEAR AND, SUBJECT TO THE PROVISIONS OF SECTIONS 12 AND 13 OF THIS AGREEMENT, LOSS BY CONDEMNATION OR FIRE OR OTHER CASUALTY EXCEPTED. PURCHASER ACKNOWLEDGES AND AGREES THAT ITS OBLIGATIONS UNDER THIS AGREEMENT SHALL NOT BE SUBJECT TO ANY FINANCING CONTINGENCY OR OTHER CONTINGENCIES OR SATISFACTION OF CONDITIONS AND PURCHASER SHALL HAVE NO RIGHT TO TERMINATE THIS AGREEMENT OR RECEIVE A RETURN OF ANY PORTION OF THE DEPOSIT (OR THE ACCRUED INTEREST THEREON) EXCEPT AS EXPRESSLY PROVIDED FOR IN ANY PROVISION OF THIS AGREEMENT THAT EXPRESSLY PROVIDES FOR THE RETURN OF THE DEPOSIT TO PURCHASER.
(c)    EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT (AS UPDATED BY THE REPRESENTATION UPDATE), PURCHASER HEREBY IRREVOCABLY RELEASES SELLER AND ALL SELLER RELATED PARTIES FROM ALL CLAIMS WHICH PURCHASER OR ANY PARTY CLAIMING BY, THROUGH OR UNDER PURCHASER HAS OR MAY HAVE AS OF THE CLOSING ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE CONDITION OF THE PROPERTY, THE FRANCHISE AGREEMENTS, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION AND ANY ENVIRONMENTAL CONDITIONS, AND PURCHASER SHALL NOT LOOK TO ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THE FOREGOING RELEASE SHALL NOT BE APPLICABLE TO ANY AGREEMENT, REPRESENTATION OR WARRANTY OF SELLER FOR THE BENEFIT OF PURCHASER TO THE EXTENT EXPRESSLY CONTAINED IN THIS AGREEMENT. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION AND, IN THAT REGARD, PURCHASER HEREBY EXPRESSLY WAIVES ALL RIGHTS AND BENEFITS IT MAY NOW HAVE OR HEREAFTER ACQUIRE UNDER CALIFORNIA CIVIL CODE SECTION 1542 WHICH PROVIDES: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR." PURCHASER HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND UNDERSTANDS THE SIGNIFICANCE OF THIS WAIVER OF SECTION 1542 RELATING TO UNKNOWN, UNSUSPECTED AND CONCEALED CLAIMS. BY ITS INITIALS BELOW, PURCHASER ACKNOWLEDGES THAT IT FULLY UNDERSTANDS, APPRECIATES AND ACCEPTS ALL OF THE TERMS OF SECTIONS 11 (a)-(c).
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PURCHASER'S INITIALS	SELLERS' INITIALS
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(d)    Each Seller hereby represents and warrants to Purchaser jointly and severally as of the Effective Date as follows (each, a "Representation" and collectively, the "Representations"); provided, however, that none of the following Representations or any other representation of Sellers contained in this Agreement (to the extent they specifically relate to Individual Properties) shall apply to the Specified Hotels if Chatham LP or any of its Affiliates is the Purchaser thereunder:
(i)    Organization and Power. Each Seller is duly incorporated or formed (as the case may be), validly existing and in good standing in the jurisdiction of its incorporation or formation. Each of the Transferred Entities and the JV Entities (other than Individual Owners) is duly incorporated or formed (as the case may be), validly existing, in good standing in the jurisdiction of its incorporation or formation. Each Individual Owner is duly incorporated or formed (as the case may be), validly existing, in good standing in the jurisdiction of its incorporation or formation, and is qualified to do business in the jurisdiction in which such Individual Owner owns fee title or a ground leasehold interest in the applicable Premises.
(ii)    Authority and Binding Obligation. (i) each Seller has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by such Seller pursuant to this Agreement, (ii) the execution and delivery by the signer on behalf of each Seller, and the performance by each Seller of its obligations hereunder, has been duly and validly authorized by all requisite action and (iii) each document executed by any Seller hereunder, when executed and delivered, will constitute the legal, valid and binding obligations of such Seller enforceable against such Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance, fraudulent transfer and other laws relating to or affecting creditors' rights and remedies generally and general principles of equity and except to the extent Purchaser itself is in default thereunder.
(iii)    Condemnation. To Sellers' Actual Knowledge (as hereinafter defined), except as set forth on Schedule F attached hereto, no Seller (nor any Transferred Entity or JV Entity) has received any written notice from a Governmental Authority of any pending condemnation proceeding or other proceeding in eminent domain.
(iv)    Union Contract. Except with respect to the collective bargaining agreement between Manager d/b/a Westin Governor Morris and The New York Hotel and Motel Trades Council, AFL-CIO (the "Union Contract"), none of Seller, any JV Entity or any Transferred Entity is a party to (or otherwise subject to) any collective bargaining agreement with any labor union with respect to the Hotel Employees or otherwise. Attached hereto as Schedule P is an accurate description of all Hotel Employees' titles, together with their base salary, bonus opportunity and hire date. Sellers have delivered to Purchaser a true, correct and complete copy of the Union Contract.
(v)    Franchise Agreements. Except for the Franchise Agreements set forth on Schedule C attached hereto, no Seller, JV Entity or any Transferred Entity is a party to any franchise agreements with respect to the Properties. Except as set

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forth on Schedule C-1 attached hereto, no Seller has received any written notice from any Franchisor that the JV Entities are in default under the applicable Franchise Agreements (other than those defaults that have been cured). Sellers have delivered to Purchaser true and correct copies of all Franchise Agreements in effect with respect to any of the Properties.
(vi)    Finders and Investment Brokers. Except for the Broker, Sellers have not dealt (nor have any JV Entities or Transferred Entities dealt) with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Sellers in connection with the transactions contemplated by this Agreement in a manner which would entitle such person to any fee or commission in connection with this Agreement or the transactions contemplated by this Agreement.
(vii)    No Foreign Person. Each Seller is a "United States person" (as defined in Section 7701(a)(30)(B) or (C) of the Code) for the purposes of the provisions of Section 1445(a) of the Code.
(viii)    Litigation. Except as set forth on Schedule G attached hereto,, there is no action, suit, litigation, hearing or administrative proceeding pending against any Seller, any Transferred Entity or any JV Entity, or, to Sellers' Actual Knowledge, that is threatened, in each case, that is reasonably likely to materially and adversely affect Purchaser, any Transferred Entity or any JV Entity after the Closing that is not otherwise covered by insurance.
(ix)    Consents and Approvals. No Conflicts. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited, or, requires any Seller (or any JV Entity or Transferred Entity) to obtain any consent, authorization, approval or registration from a Governmental Authority under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree which is binding upon any Seller; provided, however, no representation is made with respect to the transfer or deemed transfer of any liquor license.
(x)    Judgments. Except as set forth on Schedule M attached hereto, there are no judgments, orders or decrees against any Seller (or any Transferred Entity or JV Entity) that are unpaid and unsatisfied of record.
(xi)    Prohibited Party. No Seller, JV Entity or Transferred Entity is now nor shall it be at any time prior to or at the Closing, a Person (as hereinafter defined) with whom a "U.S. Person" (as hereinafter defined), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (as hereinafter defined) (including those executive orders and lists published by OFAC with respect to "Specially Designated Nationals and Blocked Persons" (as hereinafter defined) or otherwise. No Seller, JV Entity or Transferred Entity nor, to any Seller's Actual Knowledge, any Person who owns an interest in any Seller, JV Entity or Transferred Entity (other than the owner of publicly traded shares) (collectively, a "Seller Party") is now nor shall be at any time prior

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to or at the Closing a Person with whom a U.S. Person, including a Financial Institution (as hereinafter defined), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.
(xii)    Investigations. No Seller, JV Entity or Transferred Entity nor, to Seller's Actual Knowledge, any Seller Party, nor, to Seller's knowledge, any Person providing funds to any Seller, any JV Entity or any Transferred Entity: (A) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws (as hereinafter defined); (B) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (C) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the "Patriot Act"), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.
(xiii)    Patriot Act. Seller is (and the JV Entities and Transferred Entities are) in compliance with any and all applicable provisions of the Patriot Act.
(xiv)    Ownership. Sellers own the Transferred Interests free and clear of all liens, encumbrances, claims and other rights. Other than those interests in the Transferred Entities which are owned by Chatham Lodging, L.P., and Chatham TRS Holding, Inc. and/or their affiliates, Sellers own 100% of the Transferred Entities. The Transferred Entities own, directly or indirectly, 100% of all right, title and interest in and to each of the JV Entities. At the Closing, the Transferred Entities will own the JV Interests, directly or indirectly, free and clear of all liens, encumbrances, claims and other rights other than the interests and rights of the holders under the Existing Mezzanine Debt being paid off on the Closing Date. At the Closing, except for transfers required by this Agreement, each entity shown on the Current Structure Chart will own the entities indicated to be owned by it on the Current Structure Chart free and clear of all liens, encumbrances, claims and other rights other than the Existing Mezzanine Debt being paid off at Closing. At the Closing, no person or entity shall have any direct or indirect interest in any of the Transferred Entities or the JV Entities other than Chatham Lodging, L.P., and Chatham TRS Holding, Inc. and/or their affiliates. Other than as shown in the Current Structure Chart, since the time of the Transferred Entities acquisition of the JV Entities pursuant to that certain Chapter 11 bankruptcy proceeding of Innkeepers USA Trust filed on July 19, 2010 in the United States Bankruptcy Court for the Southern District of New York (the "BK Acquisition"), no Seller nor any of the JV Entities or Transferred Entities has ever owned any subsidiaries or had any

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interest in another entity. All of the Transferred Interests and JV Interests are validly issued, fully paid and non-assessable. There are no securities outstanding which are convertible into, exchangeable for, or carrying the right to acquire, equity securities (or securities convertible into or exchangeable for equity securities) of the JV Entities or Transferred Entities or subscriptions, pre-emptive rights, warrants, options, calls, convertible securities, registration or other rights or other arrangements or commitments relating thereto. There are no outstanding obligations of any Person to repurchase, redeem or otherwise acquire any of the Transferred Interests or the JV Interests. None of the JV Interests or the Transferred Interests is subject to any voting or similar restrictions.
(xv)    Title. To Sellers Actual Knowledge, each Operating Lessee owns title, free and clear of all liens or encumbrances (other than Permitted Encumbrances), claims and other rights, to the FF&E, Bookings, Supplies, IT Systems, Retail Merchandise, Licenses and Permits, F&B, Books and Warranties applicable to its Individual Property.
(xvi)    Leases. Schedule D attached hereto is a true and correct list of all Leases (exclusive of the Operating Leases) in effect as of the Effective Date and Sellers have made available to Purchaser for review true copies of all Leases set forth on Schedule D. To Sellers' Actual Knowledge, Seller has not received (nor have any JV Entities or Transferred Entities received) written notice from a tenant that any JV Entity is in material default in the performance of its obligations thereunder which has not been cured. Except as set forth on Schedule D-1 attached hereto, no tenant has paid rent more than one month in advance. No tenant has any right or option to purchase all or any portion of any Individual Property. No brokerage commissions are owed in respect of any Lease or the renewal or expansion thereof. It is expressly acknowledged and agreed that Sellers do not represent or warrant that any particular Lease will be in force and effect on the Closing Date or that the tenants will have performed their obligations thereunder and any delivery or receipt of written notice of default under any Lease or any termination by Sellers of a Lease on or after the Effective Date shall not affect the obligations of Purchaser hereunder, nor shall any such notice or termination make any representation or warranty of Sellers contained herein untrue.
(xvii)    Contracts. To Sellers' Actual Knowledge, no Seller has received (nor has any Transferred Entity or JV Entity received) written notice from any other party under the Contracts that such Seller is in material default in the performance of its obligations thereunder that remains uncured. Sellers have delivered to Purchaser true, correct and complete copies of the Contracts to the extent in Sellers' possession or control.
(xviii)    Insurance Certificates. Attached hereto as Schedule K are true and correct copies of the insurance certificates for property and liability insurance maintained with respect to the Properties.
(xix)    Purchase Rights. Except as otherwise provided in the Franchise Agreements, no Person has any right or option to purchase any of the Transferred Interests or any of the JV Interests or any of the Properties.

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(xx)    Ground Lease. That certain Lease Agreement by and between The City of Fort Lauderdale, a municipal corporation, as lessor ("Ground Lessor") and Grand Prix Ft. Lauderdale LLC, a Delaware limited liability company, as successor in interest to Execusuite Inn I, Ltd., as lessee, dated August 1, 1984; as assigned by that certain Consent and Approval to Assignment of Option to Lease and Accompanying Lease by and among the City of Lauderdale, Execusuite Inn I, Ltd, and Cyprus Hotel Associates, Ltd, dated as of June 4, 1986; as amended by that First Amendment of Lease Agreement between the City of Fort Lauderdale and Cypress Hotel Associates, Ltd., dated May 21, 1987; as assigned by that certain Consent to Assignment of Lease Agreement between the City of Fort Lauderdale, Cypress Hotel Associates, Ltd. and Cypress Hotel Joint Venture dated November 16, 1987; as further amended by that certain Second Amendment to Lease Agreement between the City of Fort Lauderdale and Cypress Hotel Joint Venture, dated as of July 6, 1988; as further amended by that certain Third Amendment to Lease Agreement between the City of Fort Lauderdale and Cyprus Hotel Joint Venture, dated as of July 30, 1993; as assigned by that certain Assignment of Lease between Cyprus Hotel Joint Venture and Innkeepers USA Limited Partnership, dated September 30, 1994; as assigned by that certain Assignment and Assumption of Ground Lease between Innkeepers USA Limited Partnership and Grand Prix Ft. Lauderdale LLC, dated as of June 29, 2007 (as amended, supplemented, assigned or otherwise modified from time to time, the "Fort Lauderdale Ground Lease") has not been extended, amended or terminated. Sellers have delivered to Purchaser a true, correct and complete copy of the Fort Lauderdale Ground Lease. To Sellers' Actual Knowledge, Seller has not received (nor has any JV Entity or Transferred Entity received) written notice that Seller is in material default in the performance of its obligations thereunder that have not been cured. No brokerage commissions are owed in respect of the Fort Lauderdale Ground Lease or the renewal or expansion thereof.
(xxi)    Financials. To Sellers' Actual Knowledge, attached hereto as Schedule L are true, correct and complete copies of all audited financial statements for the calendar years in which Sellers owned any indirect interest in the Properties and year-to-date unaudited financial statements for the year 2014 for the Individual Owners, the Transferred Entities and the JV Entities (collectively, the "Financials"). In each case, to Sellers' Actual Knowledge, (i) the Financials have been prepared in accordance with generally accepted accounting principles in the United States and (ii) the Financials present fairly, in all material respects, as of their respective dates and for the periods set forth therein, the financial position and results of operations, as the case may be, of the Transferred Entities and the JV Entities (and in all cases all liabilities and obligations of the applicable Person).
(xxii)    Organizational Documents. Sellers have delivered to Purchaser true, correct and complete copies of the organizational documents (including, without limitation, limited liability company operating agreements, limited partnership agreements, articles of organization, certificates of partnership, certificates of formation and any amendments or modifications to any such documents) (collectively, the "Organizational Documents") governing the JV Entities and the Transferred Entities. All of the Organizational Documents are in full force and effect and unmodified since the date of delivery of same to Purchaser. All of the Transferred Interests and the JV Interests have been duly issued in

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accordance with applicable laws (including, without limitation, all securities and "blue-sky" laws).
(xxiii)    Bankruptcy. Since the BK Acquisition, neither any Seller, any JV Entity or any Transferred Entity has (i) made a general assignment for the benefit of its creditors; (ii) had an attachment, execution or other judicial seizure of any property interest which remains in effect; or (iii) filed for protection under any federal, state or local law seeking relief from its debts (including, without limitation, under the United States Bankruptcy Code).
(xxiv)    Percentage Interest. The Percentage Interest of Sellers in the Transferred Entities constitutes all of the right, title and interest of the Sellers in and to the Transferred Entities.
(xxv)    Material Liabilities. Except as expressly disclosed to Purchaser in writing or in the Datasite prior to the expiration of the Due Diligence Period or with respect to costs that are subject to prorations set forth in Section 7 above or any obligations which are expressly permitted to be incurred pursuant to this Agreement or with respect to any matters that are covered by insurance, none of the JV Entities or the Transferred Entities has (or will have) any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, which relate to acts or omissions occurring prior to the Closing.
(xxvi)    Tax Representations.
(1)    No Tax Sharing Agreement. Neither the Transferred Entities nor the JV Entities are party to or bound by any obligation under any Tax sharing or similar agreement or arrangement covering any potential assumption of Tax liability of another Person.
(2)    Tax Classification. Each of the Transferred Entities and each JV Entity have been classified as either a partnership (within the meaning of Section 301.7701-2(a)) of the Treasury Regulations or disregarded entity (within the meaning of Section 301.7701-3(b)(1) of the Treasury Regulations) for federal and all applicable state and local Tax purposes since the date of their formation.
(3)    No IRS Rulings. Neither the Transferred Entities nor the JV Entities have requested any private letter rulings from the IRS or comparable rulings from other taxing authorities or have entered into any "closing agreement" as described in Section 7121 of the Code or similar arrangement.
(4)    No Built-In Gain. There is no built-in gain with respect to the property held directly or indirectly by the Transferred Entities and the JV Entities that is subject to the tax on built-in gain as of the Closing Date pursuant to IRS Notice 88-19, Section 1.337(d)-7 of the Treasury Regulations, or any other temporary or final regulations issued under Section 337(d) of the Code or any elections made thereunder, including the tax basis and fair market value of such property at the time the property became subject to the tax on built-in gain.

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Notwithstanding the foregoing, if Purchaser has knowledge of a breach of any representation or warranty made by Seller in this Agreement and Purchaser nevertheless proceeds to close the transactions described in this Agreement, such representation or warranty by Seller shall be deemed to be qualified or modified to reflect Purchaser's knowledge of such breach.
Any and all uses of the phrase, "to Seller's Actual Knowledge" or other references to Seller's knowledge in this Agreement (or in any document delivered by Seller pursuant to the terms of this Agreement), shall mean the actual, present, conscious knowledge of Tom Wagner or Stephen Pozatek (the "Seller Knowledge Individuals") as to a fact at the time given without any investigation or inquiry except it is acknowledged by Sellers that it has made inquiry of Eric Kentoff of Chatham Lodging Trust and Scott Robertson as to the accuracy of the Representations. Without limiting the foregoing, Purchaser acknowledges that the Seller Knowledge Individuals have not performed and are not obligated to perform any investigation or review of any files or other information in the possession of Sellers, or to make any inquiry of any persons, or to take any other actions in connection with the representations and warranties of Sellers set forth in this Agreement, other than as expressly set forth above in this paragraph. Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of the Seller Knowledge Individuals or of any other individual or entity, shall be imputed to the Seller Knowledge Individual other than as expressly set forth above in this paragraph.
(e)    The representations and warranties of Sellers contained in Section 11(d) and elsewhere herein, in each case as though made at and as of the Closing Date and as updated by the Representation Update and the covenants and indemnities of Sellers contained in this Agreement, shall, except for the Tax Representations, Section 39(f), Section 42 and the provisions of Sections 9(a)(xviii) and 39(c), survive the Closing for one hundred and eighty (180) days following the Closing Date (the "Limitation Period"). The provisions of Sections 9(a)(xviii) and 39(c) shall survive the Closing for six (6) years and one (1) month and the Tax Representations, Section 39(f) and Section 42 below shall survive until thirty (30) days after the expiration of the applicable statute of limitations (including any waivers or extensions thereof). Each such representation, warranty, covenant and indemnity except for the Tax Representations, Section 39(f), Section 42 and the provisions of Sections 9(a)(xviii) and 39(c), shall automatically be null and void and of no further force and effect following the 180th day following the Closing Date unless, on or prior to such 180th day, Purchaser shall have provided any Seller with a notice alleging that a Seller is in breach of such representation, warranty, covenant or indemnity and specifying in reasonable detail the nature of such breach. Purchaser shall allow such Seller thirty (30) days after its notice within which to cure such breach or if such breach cannot be cured within such thirty (30) day period, and a Seller notifies Purchaser it wishes to extend its cure period (the "Cure Extension Notice"), such additional reasonable period of time as is required to cure the same so long as such cure has been commenced within such initial thirty (30) day period, is being diligently pursued to completion and such cure is completed within thirty (30) days after the expiration of the initial 30-day cure period, time being of the essence. If any Seller fails to cure such breach after written notice thereof (and the expiration of such cure periods), Purchaser's sole and exclusive remedy (subject to Section 20) shall be to commence a legal proceeding against such Seller alleging that such Seller has breached such representation or warranty and that Purchaser has suffered actual damages as a result thereof (a "Proceeding"), which Proceeding must be commenced, if at all, within sixty (60)

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days after the expiration of the Limitation Period; provided, however, that if Purchaser gives Sellers written notice of such a breach within the Limitation Period, and Sellers subsequently sends a Cure Extension Notice, then Purchaser shall have until the date which is thirty (30) days after the date Sellers notifies Purchaser it has ceased endeavoring to cure such breach, to commence such Proceeding. If Purchaser shall have timely commenced a Proceeding and a court of competent jurisdiction shall, pursuant to a final, non-appealable order or judgment (1) determine that Seller was in breach of the applicable representation or warranty, and (2) determine that Purchaser suffered actual damages (the "Damages") by reason of such breach, and (3) does not determine that Purchaser had actual knowledge of such breach on or prior to the Closing Date, then, subject to the limitations contained in this Agreement, Purchaser shall be entitled to receive an amount equal to the Damages. Any such Damages, subject to the limitations contained herein, shall be paid within fifteen (15) days following the entry of such final, non-appealable order and delivery of a copy thereof to Seller; provided, however, that the representations and warranties in Sections 11(d)(xxvi), as though made at and as of the Closing Date and as updated by the Representation Update (collectively, the "Tax Representations") only will survive until thirty (30) days after the expiration of the applicable statute of limitations (including any waivers or extensions thereof). Cerberus Series Four Holdings, LLC, a Delaware limited liability company ("Guarantor"), hereby joins in the execution of this Agreement to acknowledge its guaranty of Sellers' obligations hereunder as limited hereby and in the Joinder (as hereinafter defined). If Purchaser brings an action against Guarantor based on the Guaranty (as defined in the Joinder), Purchaser acknowledges that, except for the waivers expressly set forth in the joinder to this Agreement (the "Joinder"), Guarantor may assert any and all rights, defenses, and offsets that Sellers may have against Purchaser. In the event that Sellers shall be in breach of any of the Representations and indemnities, Purchaser shall have no recourse to the property or assets of Seller or any of the other Exculpated Parties, other than the Guaranty and Purchaser's sole and exclusive remedy, in such event, shall be as described above. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, it is expressly acknowledged and agreed by the Purchaser that if, at any time prior to the Closing, Purchaser or Sellers, at Sellers' expense, obtain a Representations Insurance Policy (as hereinafter defined), the Joinder shall automatically (and without the necessity of any further instrument), be terminated and void ab initio and of no further force and effect other than solely with respect to adjustments and prorations as expressly set forth in Section 7(b)(xiv) above and Sellers' other post-closing monetary obligations expressly set forth herein that are not covered by the Representations Insurance Policy. For purposes of this Agreement, the term "Representations Insurance Policy" shall mean a "Representations and Warranties Insurance Policy" in favor of Purchaser from a reputable insurance carrier having a rating of not less than A-VIII from AM Best or A- from S&P pursuant to which such Representations Insurance Policy shall insure against Sellers' post-closing monetary obligations with respect to breaches of Sellers' representations, warranties and indemnities under this Agreement and otherwise be on generally commercially acceptable terms and do not materially diminish Purchaser's rights (or increase its obligations) that it otherwise would have under this Agreement, subject to all limitations (including, without limitation, survival and maximum liability), as more particularly set forth in Section 11 and elsewhere in this Agreement.
(f)    In the event that, prior to the Closing, any Diligence Party shall obtain actual knowledge of any information that is contradictory to, and would constitute the basis of a breach of, any representation or warranty, then, promptly thereafter (and, in all events, prior to

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Closing), Purchaser shall deliver to Seller notice of such information specifying the representation or warranty to which such information relates and Purchaser further acknowledges that such representation or warranty will not be deemed breached in the event any Diligence Party shall have, prior to Closing, obtained actual knowledge of any information that is contradictory to such representation or warranty and Purchaser shall not be entitled to bring any action after the Closing Date based on a breach of such representation or warranty to the extent based on such information. Without limiting the generality of the foregoing, Purchaser shall be deemed to know that any representation or warranty contained herein is untrue, inaccurate or breached to the extent that (1) prior to the expiration of the Due Diligence Period, any Diligence Party had knowledge of any fact or information which is inconsistent with such representation or warranty or (2) this Agreement or any information with respect to the Properties delivered or made available to Purchaser on the Datasite prior to the expiration of the Due Diligence Period contain provisions inconsistent with any of such representations and warranties. "Diligence Party" shall mean Zachary Shull and/or Sujan Patel except that it is acknowledged by Purchaser that it has made inquiry of Eric Kentoff as to the accuracy of the representations and warranties contained herein.
(g)    Each of the provisions of Section 11 shall survive the Closing, but such survival shall be limited, in the case of the representations, warranties, covenants and indemnities set forth in Section 11(d) and elsewhere herein, to the extent set forth therein. The provisions of Sections 11(a) and 11(b) shall be deemed incorporated by reference and made a part of all documents or instruments delivered by Seller to Purchaser in connection with the sale of the Properties.
(h)    Purchaser hereby represents and warrants to Seller as of the Effective Date and as of Closing that:
(i)    Authority and Binding Obligation. Purchaser has full power and authority to enter into and perform this Agreement in accordance with its terms and this Agreement and all documents executed by Purchaser which are to be delivered to Seller at Closing are, and at the time of Closing will be, duly authorized, executed and delivered by Purchaser and are, and at the time of Closing will be the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.
(ii)    Consents and Approvals; No Conflicts. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited, or requires Purchaser to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree which is binding upon Purchaser.
(iii)    Judgments. There are no judgments, orders or decrees of any kind against Purchaser unpaid and unsatisfied of record, nor any actions, suits or other legal or administrative proceedings pending or, to Purchaser's actual knowledge, threatened against Purchaser, which would have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by this Agreement.

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(iv)    Employee Benefit Plans. Purchaser is not (and, throughout the period transactions are occurring pursuant to this Agreement, will not be) and is not acting on behalf of (and, throughout the period transactions are occurring pursuant to this Agreement, will not be acting on behalf of) an "employee benefit plan" as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code, or an entity deemed to hold plan assets of any of the foregoing pursuant to 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. None of the transactions contemplated by this Agreement is in violation of any state statutes applicable to Purchaser regulating investments of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
(v)    Prohibited Party. Purchaser is not now nor shall it be at any time prior to or at the Closing, an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a "Person") with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a "U.S. Person"), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC "Specially Designated Nationals and Blocked Persons") or otherwise. Neither Purchaser nor, to Purchaser's knowledge, any Person who owns an interest in Purchaser (other than the owner of publicly traded shares) (collectively, a "Purchaser Party") is now nor shall be at any time prior to or at the Closing a Person with whom a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended ("Financial Institution"), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.
(vi)    Investigations. Neither Purchaser nor, to Purchaser's knowledge, any Purchaser Party, nor, to Purchaser's knowledge, any Person providing funds to Purchaser: (A) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (B) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (C) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. For purposes of Section 11(d)(xii) and this subsection (h), the term "Anti-Money Laundering Laws" shall mean laws,

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regulations and sanctions, state and federal, criminal and civil, that: (w) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (x) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (y) require identification and documentation of the parties with whom a Financial Institution conducts business; or (z) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the Patriot Act, the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.
(vii)    Patriot Act. Purchaser is in compliance with any and all applicable provisions of the Patriot Act.
(viii)    Competitor. Purchaser is not a "Competitor" or "Brand" as each such term is defined in each of the Marriott Franchise Agreements.
(ix)    Ownership of Purchaser. Purchaser is owned solely by Chatham Lodging Trust and/or one (1) or more Affiliates thereof and/or NRFC Sub-REIT Corp. and/or one (1) or more Affiliates thereof. For purposes of this Agreement, the term "Affiliate" means, as to any particular Person, any Person directly or indirectly, through one or more intermediaries, controlling, Controlled by or under common control with the Person or Persons in question. For purposes of this clause (ix) and Section 28(b), the term Control means the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. "Controlled by," "controlling" and "under common control with" shall have the respective correlative meaning thereto.
(i)    Notwithstanding anything to the contrary set forth in this Agreement, Seller makes no warranty with respect to the presence of Hazardous Materials (as hereinafter defined) on, above or beneath the Premises (or any parcel in proximity thereto) or in any water on or under the Premises. Unless expressly prohibited by applicable law, Purchaser's Closing hereunder shall be deemed to constitute an express waiver of Purchaser's right to cause Seller to be joined in any action brought under any Environmental Laws (as hereinafter defined). The term "Hazardous Materials" means (a) those substances included within the definitions of any one or more of the terms "hazardous materials," "hazardous wastes," "hazardous substances," "industrial wastes," and "toxic pollutants," as such terms are defined under the Environmental Laws, or any of them, (b) petroleum and petroleum products, including, without limitation, crude oil and any fractions thereof, (c) natural gas, synthetic gas and any mixtures thereof, (d) asbestos and or any material which contains any hydrated mineral silicate, including, without limitation, chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable (collectively, "Asbestos"), (e) polychlorinated biphenyl ("PCBs") or PCB-containing materials or fluids, (f) radon, (g) any other hazardous or radioactive substance, material, pollutant, contaminant

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or waste, and (h) any other substance with respect to which any Environmental Law or governmental authority requires environmental investigation, monitoring or remediation. The term "Environmental Laws" means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, as amended or supplemented from time to time, including, without limitation, all applicable judicial or administrative orders, applicable consent decrees and binding judgments relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface, water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.), the Hazardous Material Transportation Act, as amended (49 U.S.C. §§ 1801 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. §§ 136 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S. §§ 6901 et seq.), the Toxic Substance Control Act, as amended (15 U.S.C. §§ 2601 et seq.), the Clean Air Act, as amended (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act, as amended (29 U.S.C. §§ 651 et seq.), the Safe Drinking Water Act, as amended (42 U.S.C. §§ 300f et seq.), Environmental Protection Agency regulations pertaining to Asbestos (including, without limitation, 40 C.F.R. Part 61, Subpart M, the United States Environmental Protection Agency Guidelines on Mold Remediation in Schools and Commercial Buildings, the United States Occupational Safety and Health Administration regulations pertaining to Asbestos including, without limitation, 29 C.F.R. Sections 1910.1001 and 1926.58), applicable California State and local or any other city, state and municipal statutes and the rules and regulations promulgated pursuant thereto regulating the storage, use and disposal of Hazardous Materials, and any state or local counterpart or equivalent of any of the foregoing, and any related federal, state or local transfer of ownership notification or approval statutes. Except with respect to any claims arising out of any breach of covenants, representations or warranties expressly set forth in Section 9(a) above, Purchaser, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, and the other Seller Parties from any and all actions, damages, liens, liabilities, rights, claims and demands at law or in equity, whether known or unknown at the time of this Agreement, which Purchaser has or may have in the future, arising out of the physical or environmental condition of the Properties, including, without limitation, any claim for indemnification or contribution arising under any Environmental Law.
(j)    Notwithstanding anything to the contrary set forth in this Agreement, following the Closing, Sellers' liability for breach of any covenant, representation, warranty or indemnity of Sellers contained in this Agreement and in any document executed by Sellers pursuant to this Agreement, including any instruments delivered at Closing by Sellers, shall, subject to the limitations of survival set forth in this Section 11, be limited to claims in excess of $1,000,000.00 in the aggregate for all claims, including, without limitation, for any indemnities of Sellers set forth in this Agreement (and once such aggregate threshold has been achieved, Purchaser may pursue all of its Damages including, without limitation, any Damages in amounts less than such $1,000,000.00), and Sellers' aggregate liability for any and all claims arising out of any such covenants, representations, warranties and indemnities in this Agreement, including any instruments delivered at Closing by Sellers, shall not exceed Thirty Million Dollars ($30,000,000.00). In addition, except as set forth in the first sentence of Section 20(b), in no event shall Sellers or Purchaser be liable for any incidental, consequential, indirect, punitive, special or exemplary damages, or for

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lost profits, unrealized expectations or other similar claims, and in every case a party's recovery for any claims referenced herein shall be net of any insurance proceeds and any indemnity, contribution or other similar payment actually recovered or recoverable by Purchaser from any insurance company, tenant, or other third party.

12.	DAMAGE AND DESTRUCTION.
(a)    If all or any part of any Building is damaged by fire or other casualty occurring on or after the Effective Date and prior to the Closing Date, whether or not such damage affects a material part of the Building, then except as provided below, neither Party shall have the right to terminate this Agreement and the Parties shall nonetheless consummate the transactions in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such destruction or damage. If there is any damage to an Individual Property, Seller shall assign to Purchaser and Purchaser shall have the right to make a claim for and to retain any casualty insurance proceeds (including, without limitation, business interruption proceeds) received or payable under such insurance policies (if any) in effect with respect to the Individual Property so damaged on account of such physical damage or destruction and Purchaser shall receive a credit against the cash due at Closing for the amount of the deductible on such insurance policy less any amounts reasonably and actually expended by Seller to collect any such insurance proceeds or to remedy any unsafe conditions at the Property or to repair or restore any damages which is imminently necessary, in no event to exceed the amount of the loss. If this Agreement shall still be in full force and effect following the expiration of the Due Diligence Period, no Seller shall settle any claim seeking any insurance proceeds in respect of any such casualty without the consent of Purchaser.
(b)    If all or any part of the Buildings are damaged by fire or other casualty occurring on or after the Effective Date and prior to the Closing Date, and either (x) the cost to restore any Building(s) as a result of such casualty is uninsured; or (y) the aggregate estimated cost of repair or restoration (in the aggregate with respect to all such casualties at one or more Properties as reasonably determined by the parties) exceeds five percent (5%) of the aggregate Purchase Price, Purchaser shall have the option, exercisable within ten (10) days after receipt of notice of the occurrence of such fire or other casualty (i.e., the last such casualty which caused such five percent (5%) threshold to be achieved), time being of the essence, to terminate this Agreement in its entirety by delivering written notice of such termination to Sellers and Escrow Agent, whereupon the Deposit (together with any interest accrued thereon) shall be returned to Purchaser and this Agreement shall be deemed canceled and of no further force or effect, and no Party hereto shall have any further rights or obligations hereunder, except those arising under provisions of this Agreement that expressly survive the termination hereof. If a fire or other casualty described in this clause (b) shall occur and Purchaser shall not timely elect to terminate this Agreement, then Purchaser and Sellers shall consummate the transactions in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Sellers by reason of such destruction or damage and, in such event, Sellers shall assign to Purchaser and Purchaser shall have the right to make a claim for and to retain any casualty insurance proceeds received under the casualty insurance policies (including, without limitation, business interruption proceeds) in effect with respect to the Properties on account of such physical damage or destruction as shall be

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necessary to perform repairs to the Building(s) and/or to rebuild the Building(s) to substantially the same condition as existed prior to the occurrence of such fire or other casualty, in no event to exceed the amount of the loss, and Purchaser shall receive a credit against the cash due at Closing for the amount of the deductible on such casualty insurance policy less any amounts reasonably and actually expended by Sellers to collect any such insurance proceeds or to remedy any unsafe conditions at the Premises or to repair or restore any damages which is imminently necessary. In the event such amount spent by Sellers shall exceed the amount of the deductible on such casualty insurance policy, then Purchaser shall deliver such excess amount to Sellers, within five (5) business days of its receipt of any casualty insurance proceeds received on account of such casualty, provided that Purchaser shall be required to pay such amount only out of casualty insurance proceeds received by Purchaser in excess of the amount of the loss.
(c)    The provisions of this Section 12 supersede any law applicable to the Premises governing the effect of fire or other casualty in contracts for real property.

13.	CONDEMNATION.
(a)    If, prior to the Closing Date, any part of the Premises at an Individual Property is taken, or if any Seller shall receive an official notice from any governmental authority having eminent domain power over the Premises or an Individual Property of its intention to take, by eminent domain proceeding, any part of the Premises or an Individual Property (a "Taking"), then:
(vi)    if such Taking (x) involves twenty-five percent (25%) or less of the aggregate square footage of all Buildings constituting portions of an Individual Property as determined by an independent architect chosen by Seller (subject to Purchaser's review and reasonable approval of such determination), and (y) does not materially and adversely affect the access to the Buildings constituting portions of an Individual Property or materially reduces parking (and, without limiting the generality thereof, for such purpose the term "material" shall in all events mean any reduction below the number of spaces required under the zoning code then in effect), neither Party shall have any right to terminate this Agreement or remove the Affected Property (as hereinafter defined) from this Agreement, and the Parties shall nonetheless consummate the transactions in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking; provided, however, that Sellers shall, on the Closing Date, (i) assign and remit to Purchaser the proceeds of any award or other proceeds of such Taking which may have been collected by the applicable Seller as a result of such Taking, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of such Seller's right to any such award or other proceeds which may be payable to any Seller as a result of such Taking. If this Agreement shall still be in full force and effect following the expiration of the Due Diligence Period, no Seller shall settle any claim for condemnation awards without the prior written consent of Purchaser and all aspects of any litigation, proceeding or negotiation with regard thereto shall also be subject to Purchaser's prior written consent.

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(vii)    if such Taking (x) involves more than twenty-five percent (25%) of the aggregate square footage of all Buildings constituting portions of an Individual Property as determined by an independent architect chosen by Seller (subject to Purchaser's review and reasonable approval of such determination), or (y) materially and adversely affect the access to the Buildings constituting portions of an Individual Property or materially reduces parking (and, without limiting the generality thereof, for such purpose the term "material" shall in all events mean any reduction below the number of spaces required under the zoning code then in effect) (the "Affected Property"), Purchaser shall have the option, exercisable within ten (10) days after receipt of written notice of such Taking, time being of the essence, to withdraw the Affected Property from the Properties with respect to such Affected Property only, by delivering notice of such termination to Seller, whereupon the Properties being conveyed pursuant to this Agreement shall no longer be deemed to include the Affected Property and this Agreement shall be deemed canceled and of no further force or effect with respect to such Affected Property only, and no Party hereto shall have any further rights or obligations hereunder with respect to such Affected Property, except those arising under provisions of this Agreement that expressly survive the termination hereof. If a Taking described in this clause (ii) shall occur and Purchaser shall not timely elect to terminate this Agreement as to such Affected Property, then Purchaser and Seller shall consummate the transactions in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking; provided, however, that each Seller shall, on the Closing Date, (i) assign and remit to Purchaser the proceeds of any award or other proceeds of such Taking which may have been collected by any Seller as a result of such Taking, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of such Seller's right to any such award or other proceeds which may be payable to Seller as a result of such Taking.
(b)    The provisions of this Section 13 supersede any law applicable to the Premises governing the effect of condemnation in contracts for real property. Any disputes under this Section 13 as to whether the Taking involves more than twenty-five percent (25%) of the aggregate square footage of all Buildings constituting portions of an Individual Property, materially reduces parking or materially adversely affects access to any Individual Premises shall be resolved by expedited arbitration before a single arbitrator in New York, New York acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the rules of the American Arbitration Association; provided that if Seller and Purchaser fail to agree on an arbitrator within five days after a dispute arises, then either Party may request the office of the American Arbitration Association located in New York, New York to designate an arbitrator. Such arbitrator shall be an independent architect having at least ten (10) years of experience in the construction of office buildings in New York, New York. The costs and expenses of such Arbitrator shall be borne equally by Sellers and Purchaser.

14.	BROKERS AND ADVISORS.
(a)    Purchaser represents and warrants to Seller that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any broker, finder, consultant, advisor, or professional in the capacity of a broker or finder (each a "Broker") in connection with

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this Agreement or the transactions contemplated hereby other than Eastdil Secured, LLC (the "Seller's Broker"). Purchaser, hereby agrees to indemnify, defend and hold Seller and the other Seller Related Parties harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys' fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker (other than Seller's Broker) engaged by or claiming to have dealt with Purchaser in connection with this Agreement or the transactions contemplated hereby other than Seller's Broker. Sellers agree to pay Seller's Broker any commission or other payment that Seller's Broker may be entitled pursuant to a separate agreement.
(b)    Seller represents and warrants to Purchaser that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any Broker in connection with this Agreement or the transactions contemplated hereby other than Seller's Broker. Seller hereby agrees to indemnify, defend and hold Purchaser, the Transferred Entities and the JV Entities and their direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents, contractors and any successors or assigns of the foregoing, harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys' fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker (including Seller's Broker) engaged by or claiming to have dealt with Seller in connection with this Agreement or the transactions contemplated hereby.
(c)    The provisions of this Section 14 shall survive the termination of this Agreement or the Closing.

15.	TAX REDUCTION PROCEEDINGS.
Sellers may file and/or prosecute an application for the reduction of the assessed valuation of the Premises or any portion thereof for real estate taxes or a refund of real estate taxes previously paid (a "Tax Certiorari Proceeding") to the locality in which the applicable Individual Property is located for any fiscal year which includes the Closing or any fiscal year preceding the fiscal year in which the Closing occurs. Seller shall have the right to withdraw, settle or otherwise compromise Tax Certiorari Proceedings affecting real estate taxes assessed against the Premises on an Individual Property (i) for any fiscal period prior to the fiscal year in which the Closing shall occur without the prior consent of Purchaser as long as the same will not adversely affect the real estate taxes for subsequent years, and (ii) for the fiscal year in which the Closing shall occur, provided Purchaser shall have consented with respect thereto, which consent shall not be unreasonably withheld or delayed. The amount of any tax refunds (net of attorneys' fees and other costs of obtaining such tax refunds) with respect to any portion of the Premises on such Individual Property for the tax year in which the Cut-Off Time occurs shall be apportioned between Seller and Purchaser as of the Cut-Off Time with a prior allocation of any portion thereof which must be returned to tenants pursuant to the terms of the Leases; Sellers hereby agreeing to be responsible for the return of such refund to such tenants for the period up to and including the Cut-Off Time and Purchaser having such obligation for the return of such refunds attributable to the period from and after the Closing Date. If, in lieu of a tax refund, a tax credit is received with respect to any portion of the

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Premises of such Individual Property for the tax year in which the Cut-Off Time occurs or any subsequent year, then (x) within thirty (30) days after receipt by any Seller or Purchaser, as the case may be, of evidence of the actual amount of such tax credit (net of attorneys' fees and other costs of obtaining such tax credit), the tax credit apportionment shall be readjusted between Sellers and Purchaser, and (y) upon realization by Purchaser of a tax savings on account of such credit, Purchaser shall pay to Seller an amount equal to the savings realized (as apportioned and net of such attorneys' fees and costs of obtaining the same). All refunds, credits or other benefits applicable to any fiscal period prior to the fiscal year in which the Closing shall occur shall belong solely to Seller (and Purchaser shall have no interest therein) and, if the same shall be paid to Purchaser or anyone acting on behalf of Purchaser, same shall be paid to Sellers within five (5) days following receipt thereof. All refunds, credits or other benefits applicable to any fiscal period after the fiscal year in which the Closing shall occur shall belong solely to Purchaser (and Sellers shall have no interest therein) and, if the same shall be paid to Sellers or anyone acting on behalf of Sellers, same shall be paid to Purchaser within five (5) days following receipt thereof. The provisions of this Section 15 shall survive the Closing.

16.	TRANSFER TAXES; SALES TAXES; AND TRANSACTION COSTS.
(a)    At the Closing, Seller and Purchaser shall execute, acknowledge, deliver and file (or deliver to the Title Company for filing) all such returns as may be necessary to comply with all laws and the regulations applicable thereto (collectively, as the same may be amended from time to time, the "Transfer Tax Laws"). The transfer taxes payable pursuant to the Transfer Tax Laws shall collectively be referred to as the "Transfer Taxes." Purchaser and Sellers shall pay (or cause to be paid) to the appropriate governmental authority any and all Transfer Taxes payable in connection with the consummation of the transactions contemplated by this Agreement as more particularly set forth on Schedule Q attached hereto.
(b)    The Parties believe that no sales tax shall be due and payable in connection with the transfer contemplated by this Agreement, provided however, that should any sales taxes be due, Purchaser shall pay same together with all applicable interest and penalties thereon.
(c)    Purchaser and Sellers shall pay to the Title Company the premiums for title insurance for "owner's policies" (insuring the fee ownership of the Properties, or the leasehold interest with respect only to the Ground Lease Property) in connection with the consummation of the transactions contemplated by this Agreement as more particularly set forth on Schedule Q attached hereto. Purchaser shall be responsible for one hundred percent (100%) of all title premiums in connection with any "lender's" title policies or leasehold title policies insuring a JV Entity's interest in the applicable Operating Lease that, in each case, is above and beyond the cost of the "owner's policies".
(d)    Sellers shall be responsible for (i) the costs of their legal counsel, advisors and other professionals employed by it in connection with the sale of the Properties, and (ii) such sums due to Manager in accordance with the management agreement(s) with the Manager (collectively, the "Management Agreement") for periods prior to and after Closing (if applicable).

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(e)    Except as otherwise provided above, Purchaser shall be responsible for (i) the costs and expenses associated with its due diligence, (ii) the costs and expenses of its legal counsel, advisors and other professionals employed by it in connection with the sale of the Properties, (iii) all survey costs in connection therewith (other than the costs of the surveys included on the Datasite by Sellers), (iv) all costs and expenses incurred in connection with any financing obtained by Purchaser, including without limitation, loan fees, mortgage recording taxes, financing costs and lender's legal fees, (v) all escrow and/or closing fees, (vi) the Spread Maintenance Payment (as defined in the Loan Documents), and (vii) any recording fees for documentation to be recorded in connection with the transactions contemplated by this Agreement.
(f)    Purchaser shall indemnify and hold harmless the Seller from and against any loss incurred by Sellers to the extent resulting from any breach of any covenant of Purchaser set forth in this Section 16. Sellers shall indemnify and hold harmless the Purchaser, the JV Entities and the Transferred Entities from and against any loss incurred by Purchaser to the extent resulting from any breach of any covenant of Sellers set forth in this Section 16.
(g)    The provisions of this Section 16 shall survive the Closing.

17.	DELIVERIES TO BE MADE ON THE CLOSING DATE.
(a)    Seller's Documents and Deliveries: On the Closing Date, Sellers shall deliver or cause to be delivered to Purchaser the following:
(i)    Originals or, if originals are unavailable, copies of the Franchise Agreements, Leases, Contracts and the Ground Lease then in effect to the extent in Seller's possession;
(ii)     Originals or, if originals are unavailable, copies, of plans and specifications, technical manuals and similar materials for the Building to the extent same are in any Seller's possession;
(iii)    A duly executed certification from Sellers as to each Seller's nonforeign status as prescribed in Section 21, in the form of Exhibit 2;
(iv)    Assignments and assumptions of membership interests (the "JV Assignments") executed by Sellers (i.e., there shall be a separate JV Assignment for each Transferred Entity) in the form of Exhibit 3;
(v)    Copies of all books and records relating to the operation of the Properties and maintained by any Seller, Transferred Entity or JV Entity, to the extent same are in any Seller's possession or control;
(vi)    Originals or, if originals are unavailable, copies, of all Permits and Licenses, to the extent same are in Seller's possession;
(vii)    such affidavits and other deliveries as are required by the Title Company;

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(viii)    documents that will satisfy all deliveries of any Seller or its affiliates listed in the requirements section of the title report;
(ix)    all other documents and items being conveyed, directly or indirectly, to Purchaser pursuant to this Agreement;
(x)    documents which shall effectuate the Mergers as provided in Section 2(a) above which are prepared by Purchaser and reasonably acceptable to Sellers;
(xi)    evidence of each Seller's, the JV Entities' and the Transferred Entities' (x) existence and good standing (including, without limitation, good standing certificates dated no earlier than thirty (30) days prior to the Closing Date) in their respective states of organization and any other state which any such Person does business; and (y) due authority to perform their respective obligations under this Agreement (and authority of the signatory to all documentation), in form and substance reasonably satisfactory to the Title Company (including, without limitation, consents, resolutions, incumbency certificates and copies of Organizational Documents of Sellers and such other Persons);
(xii)    Unconditional and irrevocable releases and resignations from all Persons designated by Sellers serving as officers, directors or managers or holding any other positions in respect of the JV Entities and/or the Transferred Entities;
(xiii)    Such other documents and instruments as may be reasonably necessary to consummate the transactions described herein;
(xiv)    The Guest Ledger and all Hotel Guest Data and Information;
(xv)    Updated Financials for quarter end dated March 31, 2014 and, to the extent produced in the ordinary course of business and is reasonably obtainable and accessible to Sellers without material expense, for the last month's Financials that were prepared by or on behalf of Sellers, in similar form previously delivered by Sellers but not certified by an accountant (but which, to Seller's Actual Knowledge, shall be true and correct in all material respects);
(xvi)    At the Closing, Sellers shall deliver an instrument (the "Representation Update") advising Purchaser in what respects, if any, any Seller's Representations are inaccurate as of the Closing Date and, following the Closing, the applicable schedules to the Representations shall be deemed modified by the Representation Update. Seller shall be deemed to have delivered the items set forth in clauses (i), (ii), (vi), and (vii) above if the same are left in the management office of the applicable Properties on the Closing Date; and
(xvii)    To the extent in the possession of Sellers, all limited liability company interest certificates representing ownership in the JV Entities (the "Interest

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Certificates"), provided, however, that if any of the Interest Certificates are being held by the lenders under the Existing Mezzanine Debt, Sellers shall direct such lenders to deliver to Purchaser the applicable Interest Certificates or, if the applicable lender is unable to produce such, a "lost certificate affidavit" in such lender's customary form.
(b)    Purchaser's Documents and Deliveries: On the Closing Date (unless otherwise noted), Purchaser shall execute and deliver to Sellers the JV Assignments and deliver or cause to be delivered to Seller the Payment of the balance of the Purchase Price payable at the Closing by 2:00 p.m., eastern time, on the Closing Date (time being of the essence), as adjusted for apportionments under Section 7 and elsewhere herein, in the manner required under this Agreement.

18.	CLOSING DATE.
(a)    The closing of the transactions contemplated hereunder (the "Closing") shall occur, and the documents referred to in Section 17 shall be delivered upon tender of the Purchase Price provided for in this Agreement, at 2:00 p.m., eastern time, on the date occurring on June 17, 2014 (such date, or the date Seller sets for the Closing if Seller shall elect to extend this date pursuant to the terms of this Agreement, being referred to in this Agreement as the "Scheduled Closing Date"; and the actual date of the Closing, the "Closing Date"), at the offices of Seller's attorneys, Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.
(b)    Sellers shall have the right, from time to time, by giving notice to Purchaser at least five (5) business days' prior to the then Scheduled Closing Date, to extend the Scheduled Closing Date one (1) or more times for fifteen (15) business days, provided, however, that Sellers shall not be entitled to adjourn the Scheduled Closing Date pursuant to this Section 18 or any other provision of this Agreement for a period or periods in excess of ninety (90) days in the aggregate (it being agreed that all adjournments by any Seller pursuant to this Section 18(b) shall require at least five (5) business days' advance notice). If, on or before the Scheduled Closing Date, Purchaser has not obtained new franchise agreements from the Franchisors, Purchaser shall have the right, by giving notice to Sellers at least three (3) business days' prior to the then Scheduled Closing Date, to extend the Scheduled Closing Date one (1) or more times for thirty (30) days, provided, however, that notwithstanding the foregoing, it is expressly acknowledged and agreed by Purchaser that obtaining the new franchise agreements shall not be a condition precedent to Closing. Time is of the essence as to the Purchaser's and Sellers' obligation to close the transactions contemplated hereunder on the Scheduled Closing Date (or, if Sellers or Purchaser shall have extended the Scheduled Closing Date pursuant to the terms of this Agreement so as to occur later than the Scheduled Closing Date, on such Scheduled Closing Date so designated by Sellers or Purchaser, as applicable).

19.	NOTICES.
All notices, demands, requests or other communications (collectively, "Notices") required to be given or which may be given hereunder shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, or (b) national overnight delivery service, or (c) personal delivery, or (d) electronic mail (provided that the original of such

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Notice is simultaneously delivered by one of the methods described in clauses (a)-(c)), addressed as follows:

(i)	If to Sellers:

Cerberus Real Estate Capital Management, LLC
875 Third Avenue, 12th Floor
New York, New York 10022
Attention: Tom Wagner
email: twagner@cerberuscapital.com

with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Jeffrey A. Lenobel, Esq.
email: Jeffrey.Lenobel@srz.com

(ii)	If to Purchaser:
c/o NorthStar Realty Finance Corp.
399 Park Avenue, 18th Floor
New York, New York 10022
Attention: Dan Gilbert
email: gilbert@nrfc.com and patel@nrfc.com

And

c/o NorthStar Realty Finance Corp.
399 Park Avenue, 18th Floor
New York, New York 10022
Attention: Ronald J. Lieberman, Esq.
email: rlieberman@nrfc.com

And

Chatham Lodging Trust
50 Cocoanut Row, Suite 211
Palm Beach, Florida 33480
Attention: Eric Kentoff, Esq.
email: ekentoff@cl-trust.com

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with a copy to:

Duval & Stachenfeld LLP
555 Madison Avenue, 6th Floor
New York, New York 10022
Attention: Terri L. Adler, Esq. and File Manager
File No.: 3281.0044
email: tadler@dsllp.com

And

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Robin Panovka, Esq and Victor Goldfeld, Esq
email: rpanovka@wlrk.com and vgoldfeld@wlrk.com

(iii)	If given to the Escrow Agent:
Fidelity National Title Insurance Company
485 Lexington Avenue
New York, New York 10017
Attention: Nick DeMartini
email: NDeMartini@fnf.com

(iv)	If given to the Title Company:
Fidelity National Title Insurance Company
485 Lexington Avenue
New York, New York 10017
Attention: Nick DeMartini
email: NDeMartini@fnf.com
Any Notice so sent by certified or registered mail, national overnight delivery service or personal delivery shall be deemed given on the date of receipt or refusal as indicated on the return receipt, or the receipt of the national overnight delivery service or personal delivery service. Notices delivered by e-mail transmission shall be deemed given upon being sent provided such e-mail is sent on a business day on or before 5:00 p.m. (New York time); otherwise, an e-mail shall be deemed given the following business day. A Notice may be given either by a Party or by such Party's attorney. Seller or Purchaser may designate, by not less than five (5) business days' written notice given to the others in accordance with the terms of this Section 19, additional or substituted parties to whom Notices should be sent hereunder.

20.	DEFAULT BY PURCHASER OR SELLER.

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(a)    If Purchaser shall default in the payment of the Purchase Price or in the performance of any of its other obligations to be performed on the Closing Date, Sellers may elect, in their sole discretion, to terminate this Agreement and, upon such termination, Sellers shall retain the Deposit as liquidated damages for any and all claims for defaults, indemnification or otherwise hereunder, IT BEING AGREED BY SELLERS AND PURCHASER THAT, THE DAMAGES BY REASON OF ANY SUCH DEFAULT BY PURCHASER ARE DIFFICULT, IF NOT IMPOSSIBLE, TO ASCERTAIN, AND THE AMOUNT OF THE DEPOSIT IS THE PARTIES' BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER. ACCORDINGLY, THE PARTIES AGREE THAT, IN SUCH EVENT, THE DEPOSIT SHALL BE PAID BY THE ESCROW AGENT TO SELLERS AS LIQUIDATED DAMAGES, AND THAT SUCH PAYMENT IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING AS OF THE EFFECTIVE DATE, AND UPON THE DELIVERY OF THE DEPOSIT TO SELLERS, THIS AGREEMENT SHALL BE DEEMED CANCELED AND OF NO FURTHER FORCE OR EFFECT, AND NO PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT THOSE ARISING UNDER PROVISIONS OF THIS AGREEMENT THAT EXPRESSLY SURVIVE THE TERMINATION HEREOF. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, SELLERS' SOLE AND EXCLUSIVE REMEDIES FOR ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY DEFAULT OR BREACH BY PURCHASER OF ANY REPRESENTATION, WARRANTY, COVENANT OR OBLIGATION SET FORTH IN THIS AGREEMENT, SHALL BE (1) THE RIGHT, SOLELY TO THE EXTENT EXPRESSLY PERMITTED IN THIS SECTION 20(a), TO TERMINATE THIS AGREEMENT AND RETAIN THE DEPOSIT, (2) SOLELY TO THE EXTENT EXPRESSLY PERMITTED IN SECTION 20(b), THE RIGHT TO PURSUE DAMAGES AGAINST PURCHASER, AND (3) THE RIGHT TO PURSUE INJUNCTIVE RELIEF PREVENTING BREACHES OF THE CONFIDENTIALITY PROVISIONS OF SECTION 29, AND NO SELLER MAY OTHERWISE OBTAIN ANY DAMAGES, AN INJUNCTION, SPECIFIC PERFORMANCE OR ANY OTHER LEGAL OR EQUITABLE RELIEF OR REMEDY AGAINST ANY PURCHASER RELATED PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. SELLERS' RETENTION OF THE DEPOSIT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY UNDER CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT INSTEAD, IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE. BY THEIR SEPARATELY EXECUTING THIS SECTION 20(a) BELOW, PURCHASER AND SELLERS ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

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PURCHASER'S INITIALS	SELLERS' INITIALS

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(b)    If Seller validly terminates this Agreement pursuant to a right given to it hereunder after the expiration of the Due Diligence Period and Purchaser files any lis pendens or other form of attachment against any portion of the Properties (other than in connection with (i) a legal action timely commenced by Purchaser in good faith contesting Sellers' right to terminate this Agreement or (ii) pursuing remedies expressly provided for in this Agreement), then Purchaser shall be liable for all loss, cost, damage, liability or expense (including, without limitation, reasonable attorneys' fees, court costs and disbursements and consequential damages) incurred by Sellers by reason of such lis pendens or other form of attachment sought by Purchaser. If (x) this Agreement is terminated following the expiration of the Due Diligence Period, (y) Sellers are not otherwise entitled to retain the Deposit as set forth in Section 20(a) above and (z) Purchaser has failed after the expiration of the Due Diligence Period to comply with any of its material obligations to be performed under this Agreement and such default continued for five (5) business days after notice to Purchaser, Sellers shall be entitled to recover from the Deposit their actual damages for Purchaser's default hereunder in an amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00) (in the aggregate with respect to all matters under this Agreement for which it is stated that amounts may be withheld from the Deposit or that the Deposit secures an obligation of Purchaser other than as expressly provided in Section 20(a) above), and Purchaser and Escrow Agent acknowledge and agree that such amount shall be retained by Escrow Agent in escrow pursuant to the terms of Section 4 above until final resolution of the amount of Sellers' damages as a result of such breach (and the remainder of the Deposit shall be returned to Purchaser upon termination of this Agreement) and thereafter pay to Sellers the amount of such damages out of the Two Million Five Hundred Thousand Dollars ($2,500,000.00) (in the aggregate with respect to all matters under this Agreement for which it is stated that amounts may be withheld from the Deposit or that the Deposit secures an obligation of Purchaser other than as expressly provided in Section 20(a) above) (and the portion of such retained amount in excess of such damages shall be returned to Purchaser) and Sellers shall be entitled to pursue such damages by an action brought in a court of competent jurisdiction.
(c)    If (x) any Seller shall default in any of its obligations to be performed on the Closing Date or (y) any Seller shall default in the performance of any of its material obligations to be performed prior to the Closing Date and, with respect to any default under this clause (y) only, such default shall continue for five (5) business days after notice to Seller, Purchaser as its sole and exclusive remedy by reason thereof (in lieu of prosecuting an action for damages or proceeding with any other legal or equitable course of conduct, the right to bring such actions or proceedings being expressly and voluntarily waived by Purchaser, to the extent legally permissible, following and upon advice of its counsel) shall have the right subject to the other provisions of this Section 20(c) (i) to seek to obtain specific performance of Sellers' obligations hereunder, provided that any action for specific performance shall be commenced within sixty (60) days after such default, and, if Purchaser prevails thereunder, Sellers shall reimburse Purchaser for all reasonable legal fees, court costs and all other reasonable costs of such action or (ii) to terminate this Agreement and receive a return of the Deposit (together with any interest earned thereon) (in which event this Agreement shall be deemed canceled and of no further force or effect, and no Party shall have any further rights or obligations hereunder except for those arising under provisions of this Agreement that expressly survive the termination hereof), it being understood that if Purchaser fails to commence an action for specific performance within sixty (60) days after such default, Purchaser's

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sole and exclusive remedy shall be to terminate this Agreement and receive a return of the Deposit (together with any interest earned thereon). Sellers hereby waive any requirements for the posting of any bond or any other security in connection with any remedy contemplated by this Section 20(c). If Purchaser elects to seek specific performance of this Agreement, then as a condition precedent to any suit for specific performance, Purchaser shall on or before the Closing Date, time being of the essence, fully perform all of its obligations hereunder which are capable of being performed (other than the payment of the Purchase Price, which shall be paid as and when required by the court in the suit for specific performance). In addition, if Purchaser commences an action for specific performance but is unsuccessful in obtaining a judgment for specific performance then Purchaser shall pay Seller's reasonable legal fees, court costs and expenses incurred in connection therewith. Notwithstanding anything herein to the contrary, if the default in question is caused by the bad faith, willful and/or intentional act or omission of Seller and if Purchaser has elected to terminate this Agreement under subsection (ii) above, then Sellers shall reimburse Purchaser for the actual out-of-pocket costs and expenses incurred by Purchaser in connection with the transactions including Purchaser's due diligence investigation of the Property and the legal fees and expenses of and court and other costs and expenses of preparing, negotiating and enforcing this Agreement, which reimbursement obligation shall not exceed an amount equal to One Million Dollars ($1,000,000) in the aggregate.
(d)    The provisions of this Section 20 shall survive the termination hereof.

21.	FIRPTA COMPLIANCE.
Sellers shall comply with the provisions of the Foreign Investment in Real Property Tax Act, Section 1445 of the Code ("FIRPTA"). Sellers hereby represent and warrant that each Seller is not a foreign person as that term is defined in the Code and Income Tax Regulations. On the Closing Date, Sellers shall deliver to Purchaser a certification as to each Seller's non-foreign status in the form of Exhibit 2, and shall comply with any temporary or final regulations promulgated with respect thereto and any relevant revenue procedures or other officially published announcements of the Internal Revenue Service of the U.S. Department of the Treasury in connection therewith.

22.	ENTIRE AGREEMENT; ACCEPTANCE OF JV ASSIGNMENTS.
(1)    This Agreement contains all of the terms agreed upon between Sellers and Purchaser with respect to the subject matter hereof, and all prior agreements, understandings, representations and statements, oral or written, between any Seller and Purchaser are merged into this Agreement.
(1)    All agreements, covenants, liabilities, indemnities, representations, warranties and other obligations of Seller under this Agreement shall merge with the JV Assignments and have no further effect or validity after Closing, and the acceptance of the JV Assignments by Purchaser shall be deemed full compliance by Seller with all of Seller's obligations hereunder and an acknowledgement and agreement by Purchaser that Seller is discharged therefrom and shall have

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no further obligation or liability with respect thereto, except for those provisions of this Agreement which expressly shall survive or are intended to survive the Closing.
(1)    The provisions of Section 22(a) shall survive the Closing or the termination hereof. The provisions of Section 22(b) shall survive the Closing.

23.	AMENDMENTS.
This Agreement may not be changed, modified or terminated, except by an instrument executed by Seller, Purchaser and Chatham LP. The provisions of this Section 23 shall survive the Closing or the termination hereof.

24.	WAIVER.
No waiver by either Party of any failure or refusal by the other Party to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply. No waiver by Chatham LP of any failure or refusal by a Party to comply with its obligations as they relate to the Specified Hotel Transaction shall be deemed a waiver of any other or subsequent failure or refusal to so comply. No subsequent waiver by any party under this Agreement shall be effective unless in writing. The provisions of this Section 24 shall survive the Closing or the termination hereof.

25.	PARTIAL INVALIDITY.
If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. The provisions of this Section 25 shall survive the Closing or the termination hereof.

26.	SECTION HEADINGS.
The headings of the various sections of this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement. The provisions of this Section 26 shall survive the Closing or the termination hereof.

27.	GOVERNING LAW.
This Agreement shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof that would result in the application of the laws of another jurisdiction. The provisions of this Section 27 shall survive the Closing or the termination hereof.

28.	PARTIES; ASSIGNMENT AND RECORDING.

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(a)    This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Seller and Purchaser and their respective successors and permitted assigns; provided, however, that none of the representations or warranties made by Seller hereunder shall inure to the benefit of any person or entity that may, after the Closing Date, succeed to Purchaser's interest in the Properties.
(b)    Purchaser may not assign or otherwise transfer this Agreement (and any transfer of the direct or indirect ownership interests in Purchaser shall constitute an impermissible assignment for the purposes hereof except as provided below), without first obtaining Seller's consent thereto. Notwithstanding the foregoing, Purchaser shall have the right to (one or more times, to one or more entities, in whole or in part) assign Purchaser's rights and/or obligations under this Agreement to Chatham LP, NRFC Sub-REIT Corp. and/or any of their respective Affiliates (any such entity, herein "Purchaser's Permitted Assignee"), without consent of Sellers, provided that within five (5) Business Days prior to Closing, Purchaser delivers to Sellers the identity of each Purchaser's Permitted Assignee to whom any such assignment will be made (and for the avoidance of doubt, direct and indirect transfers of ownership interests in Purchaser or its assignee(s) shall be freely permissible, provided that Chatham Lodging Trust and/or NRFC Sub-REIT Corp. and/or Affiliates of either or both thereof shall own a majority of the direct or indirect interests in and control Purchaser or such assignee and the same shall not constitute an impermissible assignment hereunder). The parties shall execute separate closing documents as to each separate assignment permitted hereunder if so requested by Purchaser. Additionally, Purchaser shall not be relieved of any of its obligations hereunder as a result of such assignment. Notwithstanding anything in this Agreement to the contrary, to the extent that any direct or indirect owner of any ownership interest in Purchaser or Purchaser's Permitted Assignee (or any affiliate thereof) is a public company or REIT or operating partnership, there shall be no restriction (and no requirement for any Seller’s consent) with respect to any reorganization, merger, consolidation, recapitalization, conversion, spin-off, transfer, sale, assignment, pledge, hypothecation, disposition, redemption or change in stock, or any other transaction that modifies, changes, or affects the ownership or control of such public company, REIT, operating partnership or their respective assets.
(c)    Neither this Agreement nor any memorandum hereof may be recorded without first obtaining Seller's consent thereto. Any breach of the provisions of this clause (c) shall constitute a default by Purchaser under this Agreement. Purchaser agrees not to file any lis pendens or other instrument against all or a portion of the Premises in connection herewith other than in connection with a specific performance action timely commenced by Purchaser in accordance with Section 20(c). In furtherance of the foregoing, Purchaser (i) acknowledges that the wrongful filing of a lis pendens or other evidence of Purchaser's rights or the existence of this Agreement against all or a portion of the Premises could cause significant monetary and other damages to Sellers and (ii) hereby agrees to indemnify Sellers from and against any and all claims, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees incurred in the enforcement of the foregoing indemnification obligation) arising out of the breach by Purchaser of any of its obligations under this clause (c) other than in connection with Purchaser's exercise of the remedies described in Sections 20(b)(i) or (ii).

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(d)    The provisions of Section 28(a) and 28(c) shall survive the Closing or the termination hereof. The provisions of Section 28(b) shall survive the termination hereof.

29.	CONFIDENTIALITY AND PRESS RELEASES.
(a)    Until the Closing, the terms of this Agreement and any information disclosed to Purchaser by Sellers or otherwise gained through Purchaser's access to the Properties and Sellers' books and records shall be subject to that certain Confidentiality Agreement (the "Confidentiality Agreement"), dated February 12, 2014, between ND Investment-T, LLC, an affiliate of Purchaser, and Sellers' Broker with respect to the Properties, the terms of which are incorporated herein by reference as modified below. Notwithstanding anything contained to the contrary herein or in the Confidentiality Agreement, (1) at all times Purchaser may disclose Informational Materials and the existence and terms of this Agreement to Purchaser’s Representatives in connection with their participation in the transactions contemplated in this Agreement, provided, however, Purchaser shall notify such Purchaser's Representatives of the confidential nature of such information and Purchaser shall remain liable for any breach of the Confidentiality Agreement or this Section 29 by such Purchaser's Representatives, and (2) Purchaser shall not disclose the existence or terms of this Agreement (other than pursuant to clause (1) above) prior to the expiration of the Due Diligence Period and the payment of the Additional Deposit, except that such terms, existence, materials and information at all times may be disclosed (x) if in the advice of counsel to the disclosing party, disclosure is required to comply with any mandatory provision of law, of any directive from a government recognized stock exchange, or of a binding decision from a court or another government body, or (y) if required by subpoena issued in connection with any litigation or proceeding; provided, however, with respect to any disclosure that may made pursuant to clauses (x) or (y) above prior to the expiration of the Due Diligence Period, to the extent not legally prohibited, the disclosing party will give the other party prompt written notice of such requirement so that an appropriate protective order or other remedy may be sought, and/or compliance with the provisions of this Section 29 may be waived, and the Parties will reasonably cooperate with each other to obtain such protective order. In the event that, with respect to the matters described in clauses (x) or (y) above, such protective order or other remedy is not obtained or compliance with the relevant provisions of the Confidentiality Agreement (as modified by this Section 29) is not waived, the disclosing party will furnish only that portion of the information that it is advised by legal counsel that it is legally required to be disclosed. Notwithstanding anything contained to the contrary herein or in the Confidentiality Agreement, following the expiration of the Due Diligence Period, if this Agreement remains in full force and effect and Purchaser has delivered the Additional Deposit to the Escrow Agent, and not before then (other than as set forth in clauses (1) and (2) above), Purchaser and Sellers may disclose the existence and terms of this Agreement and Informational Materials (i) to the extent required by an applicable statute, law, regulation, governmental authority or securities exchange; (ii) to the extent required by Purchaser's reporting or other filing requirements under the rules and regulations of the Securities and Exchange Commission, including, without limitation, to the extent disclosure is required on Form 8(k) with respect to the transaction contemplated hereby or as required by any securities exchange, (iii) which is otherwise publicly known or available other than as a result of the breach of either the Confidentiality Agreement or this Section 29, (iv) if in the opinion of counsel to the disclosing party, disclosure is required to comply with any mandatory provision of law, of any directive from a

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government recognized stock exchange, or of a binding decision from a court or another government body, (v) with respect to generic disclosures about business and pipeline of the Purchaser or any affiliate of the Purchaser made in the ordinary course of business that would not reasonably be expected to identify Seller, (vi) in connection with any corporate presentations, earnings calls, earnings releases, press releases (such press releases to be issued as provided by paragraph b(ii) of this Section 29), investor reports, investor conference calls or investor meetings which may include, without limitation, disclosure of economic terms and such other matters relating to the transaction which Purchaser determines is necessary or appropriate, or (vii) if required by subpoena issued in connection with any litigation or proceeding; provided, however, that any disclosure that may made pursuant to this subclause (vii) to the extent not legally prohibited, the disclosing party will give the other party prompt written notice of such requirement so that an appropriate protective order or other remedy may be sought, and/or compliance with the provisions of this Section 29 may be waived, and the parties will reasonably cooperate with each other to obtain such protective order. In the event that, with respect to the matters described in clause (vii) above, such protective order or other remedy is not obtained or compliance with the relevant provisions of the Confidentiality Agreement (as modified by this Section) is not waived, the disclosing party will furnish only that portion of the information that it is advised by legal counsel that it is legally required to be disclosed. Any disclosure made pursuant to this Section 29(a)(i), (ii), (iv), or (vii) shall be of only that portion of the information that is required to be disclosed.
(b)    Except for disclosures which may be (i) permitted by the Confidentiality Agreement, or (ii) of information that is otherwise already publicly available, other than as a result of a breach of the Confidentiality Agreement or this Section 29, Purchaser and Sellers shall confer and afford one another a reasonable opportunity to review and provide reasonable comment on any press release to be issued by Purchaser and/or Sellers disclosing the transaction or any of its economic terms and the appropriate time for making such release (but the contents of any such press release will ultimately be determined by the party issuing or providing same and the foregoing shall not constitute a consent right). Except for disclosures required by applicable law, the parties will not disclose in any press release the identity of the other party (nor that of its respective parent) without the consent of such party to be so disclosed which consent shall not be unreasonably withheld.
(c)    Notwithstanding the foregoing, Purchaser shall be permitted to disclose information to prospective lenders and franchisors, provided that the disclosure to such lenders and franchisors is solely in their capacity as a lender or franchisor, as applicable, to Purchaser in connection with the transactions contemplated by this Agreement and provided further that Purchaser informs such lenders or franchisor, as applicable, that the shared information is subject to a confidentiality agreement and further directs such lenders or franchisor, as applicable, to maintain the confidentiality thereof.
(d)    The provisions of this Section 29 shall survive the termination of this Agreement or Closing except the provisions of this Section 29 and the Confidentiality Agreement, as to Purchaser, shall terminate at the Closing.

30.	FURTHER ASSURANCES.

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Sellers and Purchaser will do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices, transfers and assurances as may be reasonably required by the other Party, for the better assuring, conveying, assigning, transferring and confirming unto Purchaser the Transferred Interests and, indirectly, the JV Interests and the Properties and for carrying out the intentions or facilitating the consummation of this Agreement. The provisions of this Section 30 shall survive the Closing.

31.	THIRD PARTY BENEFICIARY.
This Agreement is an agreement solely for the benefit of Seller and Purchaser (and their permitted successors and/or assigns). No other person, party or entity shall have any rights hereunder nor shall any other person, party or entity be entitled to rely upon the terms, covenants and provisions contained herein. The provisions of this Section 31 shall survive the Closing or the termination hereof.

32.	JURISDICTION AND SERVICE OF PROCESS.
The Parties hereto agree to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the Parties hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the Parties in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the Parties by registered or certified mail to or by personal service at the last known address of the Parties, whether such address be within or without the jurisdiction of any such court. Any legal suit, action or other proceeding by one party to this Agreement against the other arising out of or relating to this Agreement (other than any dispute which, pursuant to the express terms of this Agreement, is to be determined by arbitration) shall be instituted only in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York, and each Party hereby waives any objections which it may now or hereafter have based on venue and/or forum non-conveniens of any such suit, action or proceeding and submits to the jurisdiction of such courts. The provisions of this Section 32 shall survive the Closing or the termination hereof.

33.	WAIVER OF TRIAL BY JURY.
Sellers and Purchaser hereby irrevocably and unconditionally waive any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to this agreement. The provisions of this Section 33 shall survive the Closing or the termination hereof.

34.	ATTORNEYS' FEES.
If any legal action, arbitration or other proceeding is commenced to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to an award of its

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reasonable attorneys' fees and expenses as part of its judgment. The provisions of this Section 34 shall survive the Closing or the termination hereof.

35.	EXCULPATION.
(a)    Purchaser agrees that it does not have and will not have any claims or causes of action against any Seller Related Parties (other than Guarantor to the extent applicable pursuant to this Agreement) other than a claim or cause of action against Sellers, solely to the extent expressly permitted in Sections 20(c) or 34 or injunctive relief) arising out of or in connection with this Agreement or the transactions contemplated hereby. After the Closing, Purchaser agrees to look solely to the Guaranty, the Representations Insurance Policy (if applicable) and injunctive relief for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties, indemnities or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any Seller Related Parties (other than Guarantor to the extent applicable pursuant to this Agreement) (other than a claim or cause of action against Sellers, solely to the extent expressly permitted in Sections 20(c) or 34, or injunctive relief) with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing provisions of this Section 35(a), Purchaser hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against the Seller Related Parties ((other than Guarantor to the extent applicable pursuant to this Agreement) other than a claim or cause of action against Sellers, solely to the extent expressly permitted in Sections 20(c) or 34 or injunctive relief), and hereby unconditionally and irrevocably releases and discharges the Seller Related Parties (other than Guarantor to the extent applicable pursuant to this Agreement) from any and all liability whatsoever which may now or hereafter accrue in favor of Purchaser against any Seller Related Parties (other than Guarantor to the extent applicable pursuant to this Agreement) (other than a claim or cause of action against Sellers, solely to the extent expressly permitted in Sections 20(c) or 34 or injunctive relief), in connection with or arising out of this Agreement or the transactions contemplated hereby (other than Guarantor to the extent applicable pursuant to this Agreement) (other than a claim or cause of action against Sellers, solely to the extent expressly permitted in Sections 20(c) or 34 or injunctive relief). The provisions of this Section 35(a) shall survive the termination of this Agreement and the Closing.
(b)    Sellers agree that they do not have and will not have any claims or causes of action against any Purchaser Related Party (other than a claim or cause of action (i) against Purchaser seeking all or a portion of the Deposit, solely to the extent expressly permitted in Sections 20(a) and (b), (ii) against Purchaser, solely to the extent expressly permitted in Section 20(b) arising out of or in connection with this Agreement or the transactions contemplated hereby or (iii) following the Closing, against Purchaser or any Purchaser's Permitted Assignees to whom an assignment is made pursuant to Section 28). Sellers agree to look solely to (i) the Deposit, solely to the extent expressly permitted in Section 20(a), (ii) to Purchaser and its assets, solely to the extent expressly permitted in Section 20(b), for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties, indemnities or other agreements contained herein, and further agree not to sue or

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otherwise seek to enforce any personal obligation against any Purchaser Related Party (other than a claim or cause of action (x) against Purchaser seeking all or a portion of the Deposit, solely to the extent expressly permitted in Sections 20(a) and (b), (y) against Purchaser, solely to the extent expressly permitted in Section 20(b) with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby or (z) following the Closing, against Purchaser or any Purchaser's Permitted Assignees to whom an assignment is made pursuant to Section 28). Without limiting the generality of the foregoing provisions of this Section 35(b), Sellers hereby unconditionally and irrevocably waive any and all claims and causes of action of any nature whatsoever they may now or hereafter have against the Purchaser Related Parties (other than a claim or cause of action (x) against Purchaser seeking all or a portion of the Deposit, solely to the extent expressly permitted in Sections 20(a) and (b), (y) against Purchaser, solely to the extent expressly permitted in Section 20(b), or (z) following the Closing, against Purchaser or any Purchaser's Permitted Assignee to whom an assignment is made pursuant to Section 28) and hereby unconditionally and irrevocably release and discharge the Purchaser Related Parties from any and all liability whatsoever which may now or hereafter accrue in favor of Sellers against the Purchaser Related Parties, in connection with or arising out of this Agreement or the transactions contemplated hereby (other than a claim or cause of action (x) against Purchaser seeking all or a portion of the Deposit, solely to the extent expressly permitted in Sections 20(a) and (b), (y) against Purchaser, solely to the extent expressly permitted in Section 20(b) or (z) following the Closing, against Purchaser or any Purchaser's Permitted Assignee to whom an assignment is made pursuant to Section 28). The provisions of this Section 35(b) shall survive the termination of this Agreement and the Closing. For purposes of this Agreement, "Purchaser Related Party" means Purchaser and Purchaser's Permitted Assignees and each of their respective disclosed or undisclosed, direct and indirect, shareholders, officers, directors, trustees, partners, principals, members, employees, agents, affiliates, representatives, consultants, accountants, contractors and attorneys or other advisors, and any successors or assigns of any of the foregoing and Manager.

36.	RIGHT OF FIRST OFFER.
Purchaser acknowledges that Hyatt House Franchising, L.L.C. ("Hyatt") has a retained a right of first offer (a "ROFO") pursuant to each of the Franchise Agreements between Hyatt and Grand Prix Fixed LLC, dated as of October 27, 2011 (collectively, the "Hyatt Franchise Agreements"). If Hyatt exercises any of its ROFO rights pursuant to the applicable Franchise Agreement (or fails to waive the same in writing), with respect to the Properties that are subject to a ROFO (each a "ROFO Property"), then the Purchase Price shall be deemed reduced by the portion of the Purchase Price allocated to such ROFO Properties on Schedule B-1, the Properties being conveyed pursuant to this Agreement shall no longer be deemed to include the ROFO Properties and this Agreement shall be deemed canceled and of no further force or effect with respect to such ROFO Properties only, and no Party hereto shall have any further rights or obligations hereunder with respect to such ROFO Properties, except those arising under provisions of this Agreement that expressly survive the termination hereof. Promptly after the date hereof, Seller shall send Hyatt the notices required under the Hyatt Franchise Agreements in respect of the ROFO and keep Purchaser reasonably apprised of the status thereof. Notwithstanding the foregoing, Purchaser represents and warrants that it has obtained a waiver of the Hyatt ROFO from Hyatt and Sellers are under no obligation to comply with the Hyatt ROFO requirements.

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37.	INTENTIONALLY OMITTED.

38.	HOTEL EMPLOYEES.
(a)    Hotel Employees. Purchaser agrees that if it terminates Manager, Purchaser shall assume, and/or cause its hotel manager, if any, to assume the Union Contract, in accordance with its respective terms. Seller shall deliver, or cause Manager to deliver, as and when required under the Union Contract, any notices required thereunder in connection with the transactions contemplated hereby (and shall concurrently provide a copy of such notices to Purchaser). If Purchaser causes the Operating Lessees to terminate the Management Agreement, Purchaser agrees to retain, or causes its designated hotel manager to retain, all current Bargaining Unit Employees subject to the terms of the Union Contract and applicable law. "Bargaining Unit Employees" shall mean all Hotel Employees retained to provide services at the Individual Property covered by the Union Contract. Purchaser acknowledges that it has received copies of the Union Contract and that at or prior to the Closing, Purchaser shall cause the manager of the Individual Property covered by the Union Contract to recognize and assume all of Manager's obligations arising after the Closing Date under the Union Contract with respect to the Bargaining Unit Employees, including any obligations owed to the Bargaining Unit Employees with respect to their benefits set forth in the Union Contract. Purchaser further agrees to execute (and cause its manager to execute) a copy of any assumption documents or other documents, if any, as are required to assume the obligations under the Union Contract including, without limitation, the form of Assumption Agreement set forth in Article XXX of the Union Contract. Sellers warrant that other than the Union Contract referenced in this Section 38(a), no other collective bargaining agreements or other union contracts exist that pertain to the Properties or employees at the Properties. Sellers further warrant that, except as set forth on Schedule G attached hereto, to their Knowledge with respect to the Properties there are no: (i) other negotiations with any trade union or employee organization other than the Union that is a party to the Union Contract; (ii) unfair labor practices within the meaning of the United States National Labor Relations Act, and there is no pending or threatened complaint regarding any alleged unfair labor practices; (iii) strikes, material labor disputes, or material work slowdowns or stoppages pending or threatened with regard to any of Manager's employees working at the Properties, including the Bargaining Unit Employees (the "Hotel Employees"); (iv) material grievances or arbitration proceedings arising out of or under any collective bargaining agreement; (v) union organizing; and (vi) Sellers are in compliance in all material respects with laws governing the employment of labor. Sellers agree to use commercially reasonable efforts to instruct Manager to keep Purchaser apprised of all developments with any union or labor organization during the period between the Effective Date and Closing of this Agreement.
(b)    Scheduling. The Parties agree to reasonably cooperate in scheduling and otherwise handling matters relating to Hotel Employees pursuant to this Section 38(b), so as to minimize prior to the Closing, any potential employee morale problems arising from the transfer of the ownership of the Properties to Purchaser and any resulting disruption to the Properties, services or the quality thereof. During the period prior to the Closing, the Parties shall also consult on a regular basis and coordinate activities relating to employee matters so as to facilitate

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a smooth transition of the property operations and the continued proper performance by the Hotel Employees of their respective duties up to the Closing.
(c)    Employee Benefit Funds. Manager currently contributes various amounts to a pension fund (the "Pension Fund") and welfare fund (collectively, the "Employee Benefit Funds") pursuant to the terms of the Union Contract. Sellers warrant that other than the Pension Fund referenced in this Section 38(c), neither JV Entities nor Manager contribute or are obligated to contribute to any other multiemployer pension funds for the benefit of any Hotel Employees. As soon as practicable, Sellers shall instruct Manager to use commercially reasonable efforts to obtain from the Pension Fund an estimate of withdrawal liability and notify Purchaser of the amount of such estimate. Sellers warrant that to their Actual Knowledge, there has been no withdrawal or planned withdrawal from the Pension Fund by Manager with respect to the Hotel Employees and that they have not taken and will not take any actions to encourage or induce a withdrawal from the Pension Fund by Manager with respect to the Hotel Employees.
(d)    No Third Party Beneficiary. Nothing contained in this Section 38 shall confer any rights or remedies upon any employee or former employee of the Sellers or Manager or upon any other Person other than the parties hereto and their respective successors and assigns, and no provision of this Section is intended to amend, or to be an amendment to, any benefit plan.
(e)    Cooperation. Purchaser agrees to cooperate with Sellers and/or the Union and/or Employee Benefit Funds and/or the Pension Benefit Guaranty Corporation (the "PBGC") with respect to any reasonable inquiry or request for information and assistance in connection with this Agreement.
(f)    Parties' Indemnity. The Sellers shall indemnify and hold the Purchaser, the Transferred Entities and the JV Entities and the Purchaser shall indemnify and hold the Sellers and Manager, harmless from and against any loss incurred as a result of its breach of any of the provisions of this Section 38.
(g)    Sellers shall indemnify and hold Purchaser, the Transferred Entities and the JV Entities harmless from and against any loss and/or costs incurred as a result of the Martinez/Rodriguez/Mercado wage and hour litigation set forth on Schedule G attached hereto (including, without limitation, as a result of any indemnity claim by Manager against the Purchaser, the Transferred Entities or the JV Entities in connection therewith); provided, however, that Purchaser shall not, or cause or permit any JV Entity to, settle or agree to be liable for any indemnity claim made by Manager against any JV Entity or Transferred Entity that may result in Seller having to make a payment to Purchaser pursuant to this Section 38(g) without the prior written approval of Seller. If Manager commences a litigation or other proceeding against a JV Entity or Transferred Entity with respect to such an indemnity claim for which Seller may have to make a payment to Purchaser pursuant to this Section 38(g), Purchaser shall promptly notify Seller thereof and Seller shall have the right to participate in the defense of such claim and shall be entitled, without requiring the consent or approval of Purchaser, to settle any such claims as they may relate to periods of time prior to the Closing.

DOC ID - 21031260.28

(h)    Survival. The Parties' covenants and obligations contained in this Section 38 shall survive the Closing.

39.	BOOKINGS AND INFORMATION.
(a)    Bookings. Purchaser shall cause the Individual Owners and Operating Lessees, as applicable, to honor all Bookings made in the Ordinary Course of Business prior to the Closing Date for any period on or after the Closing Date, including, without limitation, any Bookings by any person in redemption of any benefits accrued under any preferred guest program. This Section 39(a) shall survive the Closing.
(b)    Notices and Filings. Seller and Purchaser shall use commercially reasonable efforts to cooperate with each other (at no cost or expense to the party whose cooperation is requested, other than any de minimis cost or expense or any cost or expense which the requesting party agrees in writing to reimburse) to provide written notice to any person under any Contracts, and to effect any registrations or filings with any governmental authority or other person, regarding the change in ownership of the Properties or the Business. This Section 39(b) shall survive the Closing.
(c)    Access to Information. For a period of six (6) years and one (1) month following the Closing, Purchaser shall provide to the officers, employees, agents and representatives of any Sellers reasonable access to (the "Post-Closing Information") (i) the non-confidential and non-proprietary Books and Records with respect to the Properties, (ii) the Properties, to prepare any documents required to be filed by Seller under applicable law or to investigate, evaluate and defend any third-party claim or audit or inquiry by any governmental authority or insurance company, and (iii) to make electronic copies in connection with clauses (i) and (ii) above; provided, however, that (A) Seller shall provide reasonable prior notice to Purchaser; (B) Purchaser shall not be required to provide such access during non-business hours; (C) Purchaser shall have the right to accompany the officer, employees, agents or representatives of Seller in providing access to the Books and Records or the Properties; (D) such access shall not be permitted with respect to any such documents or materials that (i) are legally privileged or constitute attorney work product, (ii) are subject to a third party confidentiality agreement or to applicable law prohibiting their disclosure by Purchaser, (iii) constitute confidential internal assessments, reports, studies, memoranda, notes or other correspondence prepared by or on behalf of any officer or employee of Purchaser, or (iv) are otherwise related to the subject matter of any claim or litigation between Purchaser and Seller. Purchaser, at its cost and expense, shall use commercially reasonable efforts to retain all Books and Records with respect to the Properties for a period of six (6) years and one (1) month following the Closing; and (E) Sellers shall keep such information relating to the Books and Records confidential, provided that Sellers may disclose such information to Seller Related Parties and Sellers shall be under no duty to keep such information confidential to the extent that such information (i) was or becomes available to Sellers or Seller Related Parties on a non-confidential basis from a person not reasonably believed by Sellers or Seller Related Parties to be under an obligation (whether contractual, legal or fiduciary) of confidentiality to Purchaser, (ii) any information or materials which Sellers or Seller Related Parties reasonably believe were in Sellers or Seller Related Parties' possession, as applicable, prior to the receipt of such information from

DOC ID - 21031260.28

the Purchasers, (iii) any information which is or hereafter becomes part of the public domain without any violation by Sellers or Seller Related Parties, (iv) any information Sellers or Seller Related Parties reasonably believe was independently produced by Sellers or Seller Related Parties, as applicable, without any reliance upon the information and if required by court order or subpoena issued in connection with any litigation or proceeding.  This Section 39(c) shall survive the Closing.
(d)    Privacy Laws. To the extent Purchaser reviews, is given access to or otherwise obtains any Hotel Guest Data and Information as part of the purchase of the Properties and the Business, Purchaser shall, with respect to information initially obtained by Sellers or Manager and provided to Purchaser, comply in all material respects with all applicable laws concerning (i) the privacy and use of such Hotel Guest Data and Information, Hotel Employee information and the sharing of such information and data with third parties (including, without limitation, any restrictions with respect to Purchaser's or any third party's ability to use, transfer, store, sell, or share such information and data), and (ii) the establishment of adequate security measures to protect such Hotel Guest Data and Information and Hotel Employee information. "Hotel Guest Data and Information" means all guest or customer profiles, contact information (e.g., addresses, phone numbers, facsimile numbers and email addresses), histories, preferences and any other guest or customer information in any database of Seller, whether obtained or derived by Seller from: (a) guests or customers of the Properties or any facility associated with the Properties; (b) guests or customers of any other hotel or lodging properties (including any condominium or interval ownership properties) owned, leased, operated, managed, licensed or franchised by Seller, or any facility associated with such hotels or other properties (including restaurants, golf courses and spas); or (c) any other sources and databases, including the Franchisors' or Manager's brand websites and Franchisors' or Manager's central reservations database and operational data base. This Section 39(d) shall survive the Closing.
(e)    Franchise Agreements. From and after the expiration of the Due Diligence Period, Purchaser shall be responsible for providing all information requested by each Franchisor, and Purchaser shall pay all fees, costs and expenses associated with obtaining consent to the proposed transfer from each Franchisor. If any Franchisor fails to provide consent and such Franchise Agreement is terminated or other penalties are imposed, this Agreement shall not be terminated and Purchaser shall remain obligated to purchase the applicable Properties without abatement or proration in the Purchase Price, and Purchaser shall be responsible for all amounts payable to such Franchisor as a result of such lack of consent or termination of the Franchise Agreement including, without limitation, all penalties, fees, costs and expenses in connection therewith.
(f)    Bulk Sales. Following the Effective Date, Sellers shall notify (each, a "Bulk Sales Filing") the applicable governmental agencies in states (the "Bulk Sales States") where Properties are located that have bulk sales acts which would be applicable to the sale of the Properties. To the extent (i) Sellers receive any statement(s) of taxes described in this clause (f) due with respect to prior to the Closing, Sellers shall promptly cause the Transferred Entities to comply with same and apply the amount due; or (ii) Sellers receive any statement(s) of such taxes due after the Closing, Sellers shall promptly comply with same and apply the amount due, Sellers shall indemnify and hold Purchaser, the Transferred Entities and the JV Entities harmless from and

DOC ID - 21031260.28

against, all losses, damages, liabilities, claims and expenses (including, without limitation reasonable attorneys' fees and costs) relating to any tax payment that is owed in a Bulk Sales State with respect to the taxes that would have been the subject of the Bulk Sales States response to the Bulk Sales Filing. This indemnity shall terminate upon Sellers' obtaining the applicable clearance or waiver from the applicable Bulk Sales State reflecting no taxes due.
40.    AFFECTED PROPERTIES; AFFECTED INDIVIDUAL PROPERTIES.

41.	MISCELLANEOUS.
(a)    This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. This Agreement may be executed by facsimile or scanned signatures; any signed Agreement or signature page to this Agreement that is transmitted by facsimile or in the portable document format (pdf) shall be treated in all manners and respects as an original Agreement or signature page.
(b)    The Parties acknowledge and agree that, even though the Transferred Interests only include a portion of the Transferred Entities, all calculations to be performed under this Agreement (including, without limitation, prorations and the payment of closing costs) shall be performed on the basis of one hundred percent (100%) of the applicable cost or adjustment.
(c)    Any consent or approval to be given hereunder (whether by any of Seller, Purchaser or Chatham LP) shall not be effective unless the same shall be given in advance of the taking of the action for which consent or approval is requested and shall be in writing. Except as otherwise expressly provided herein, any consent or approval requested of any Seller, Purchaser or Chatham LP may be withheld by such Seller, Purchaser or Chatham LP in its sole and absolute discretion.
(d)    Escrow Agent is hereby designated the "real estate reporting person" for purposes of Section 6045 of the Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation. Sellers and Purchaser shall promptly furnish their federal tax identification numbers to Escrow Agent and shall otherwise reasonably cooperate with Escrow Agent in connection with Escrow Agent's duties as real estate reporting person.
(e)    The Parties acknowledge that (x) each Party and its counsel have reviewed this Agreement, (y) each Party has approved this Agreement and (z) the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement (or any amendments, exhibits or schedules hereto) or of any agreements entered into arising from, relating to or in connection with this Agreement.

DOC ID - 21031260.28

(f)    Each Seller acknowledges that except as set forth in this Agreement, no Seller has any right under this Agreement to close and transfer title to less than all of the Transferred Interests, and in the event any Seller has any right to terminate this Agreement pursuant to a right expressly granted herein, such Seller shall have no right to terminate this Agreement in part (i.e., such right of termination, if exercised, shall be exercised with respect to all Transferred Interests, and not with respect to any Transferred Interest), except as expressly provided herein. In the event that the Scheduled Closing Date for one or more Properties is/are adjourned for any reason by one or more Sellers or by Purchaser pursuant to any provision of this Agreement, then the Scheduled Closing Date for all of the other Properties shall be automatically adjourned to such adjourned Scheduled Closing Date such that the Scheduled Closing Date applicable to all Properties shall occur simultaneously. The Sellers hereby: (i) designate Grand Prix Addison (RI) LLC ("GPARI") as having the authority to act on behalf of all of the Sellers in respect of all matters under this Agreement; and (ii) designate GPARI as agent for the service of process in any action or proceeding, whether before a court or by arbitration, involving the determination or enforcement of any rights or obligations under this Agreement. With regard to the foregoing, (i) any notice, and any summons, complaint or other legal process or notice given in connection with an arbitration proceeding (hereinafter referred to as "legal process"), given to, or served upon, GPARI shall be deemed to have been given to, or served upon, each and every one of the Sellers at the same time that such notice or legal process is given to, or served upon, GPARI, (ii) Purchaser may rely on the authority of GPARI to act on behalf of all Sellers, (iii) the act of GPARI shall be deemed for all purposes to be the act of all Sellers and shall be fully binding upon all Sellers, (iv) any notice from any Seller other than GPARI purporting to act on behalf of the any of the Sellers shall be void and of no force and effect, and (v) in the event of conflicting notices and/or instructions from any of the Sellers, Purchaser may rely on the act of GPARI.
(g)    With respect to the Individual Properties located in the State of Washington, Purchaser and Sellers agree and acknowledge that such Individual Properties constitute "Commercial Real Estate" as defined in RCW 64.06.005. Purchaser has been advised of its right to receive a completed seller disclosure statement (the "Seller Disclosure Statement") about the Real Property pursuant to RCW Chapter 64.06. Purchaser hereby waives (a) the right to receive the Seller Disclosure Statement from Sellers pursuant to RCW Chapter 64.06, and (b) the right to rescind this Agreement based on Purchaser's lack of receipt of such a Seller Disclosure Statement.
(h)    The provisions of this Section 41 shall survive the Closing or the termination hereof.

42.	TAX MATTERS.
(a)    Indemnification for Pre-Closing Taxes. Seller and Purchaser acknowledge that the transfer of interests in the Transferee Entities from Seller to Purchaser will result in an actual termination of INK Acquisition IV LLC as a partnership and a "technical termination" of each other Transferred Entity as a partnership under Section 708(b)(1)(B) of the Code and Treasury Regulations section 1.708-1, which will result in the closing of each terminated partnership's taxable year on the Closing Date under Treasury Regulations section 1.708-1(b)(3)(ii). All tax periods ending on or before the Closing Date are "Pre-Closing Tax Periods". Sellers

DOC ID - 21031260.28

shall indemnify, defend and hold Purchaser, the Transferred Entities and the JV Entities from and against all Taxes of the Transferred Entities and the JV Entities that are due with respect to Pre-Closing Tax Periods~~.~~, other than Taxes otherwise provided for in this Agreement, including, without limitation, Section 7 (Property Level Taxes) and Section 16 (Transfer Taxes), and other than Taxes arising on the Closing Date but after the Closing. "Tax" or "Taxes" mean any Property Level Tax and any federal, state, local or foreign income, gross receipts, license, payroll, employment-related, excise, goods and services, harmonized sales, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. Sellers shall control the contest, at their own expense, with respect to all Taxes indemnified hereunder, including the right to settle or compromise any such Tax liability, provided that Purchaser shall be entitled to participate in any such contest.
(b)    Tax Returns. Purchaser shall prepare or cause to be prepared all Tax Returns for the Transferred Entities (and, if applicable, the JV Entities) for all Pre-Closing Tax Periods which are filed after the Closing Date, including, without limitation, the final federal income Tax Returns of the "terminated" partnerships, whose tax years will be deemed to end on the Closing Date. Seller shall review and comment on each such Tax Return at least ten (10) days prior to filing and all such Tax Returns shall reflect Seller's comments, provided, however, that Purchaser shall have sole discretion with respect to any tax elections made on such final federal tax returns, so long as any such elections do not have any impact Seller's tax liability that is not indemnified by Purchaser. Seller shall include any Pre-Closing Tax Period income, gain, loss, deduction or other tax items shown on such Tax Returns on the Seller's income Tax Returns. Purchaser will be solely responsible for all Tax Returns relating to tax periods after the Closing Date. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
43.    INDIVIDUAL OWNERS AND OPERATING LESSEES JOINDER. Each of the Individual Owners and the Operating Lessees, by their execution hereof, hereby agrees that to the extent Sellers do not have the power to comply with a covenant set forth in Sections 9(a) and (b) above with respect to the Properties and the operation of the Business because only an Individual Owner or Operating Lessee can take such action and Sellers do not have the power to cause such entities to take such action, the applicable Individual Owner or Operating Lessee shall take such action (but the foregoing does not release Sellers from their obligations set forth in Sections 9(a) and 9(b)). Notwithstanding anything to the contrary, the obligations of the Individual Owners and the Operating Lessees herein may be enforced only by Purchaser and not by any Seller. For the avoidance of doubt, Purchaser expressly acknowledges and agrees that any failure of the Individual Owners and the Operating Lessees to comply with their obligations under this Section 43 shall not be considered an intentional act of any Seller for the purposes of the last sentence of Section 20(a) above.
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DOC ID - 21031260.28

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.
SELLERS:

CRE-INK REIT MEMBER, LLC, a Delaware limited liability company

By: /s/ Thomas E. Wagner Name: Thomas E. Wagner Title: Vice President

CRE-INK REIT MEMBER IV, LLC, a Delaware limited liability company

By: /s/ Thomas E. Wagner Name: Thomas E. Wagner Title: Vice President

CRE-INK REIT MEMBER V, LLC, a Delaware limited liability company

By: /s/ Thomas E. Wagner Name: Thomas E. Wagner Title: Vice President

CRE-INK REIT MEMBER VI, LLC, a Delaware limited liability company

By: /s/ Thomas E. Wagner Name: Thomas E. Wagner Title: Vice President

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DOC ID - 21031260.28

CRE-INK REIT MEMBER VII, LLC, a Delaware limited liability company

By: /s/ Thomas E. Wagner Name: Thomas E. Wagner Title: Vice President

CRE-INK TRS HOLDING, INC., a Delaware corporation

By: /s/ Thomas E. Wagner Name: Thomas E. Wagner Title: Vice President

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DOC ID - 21031260.28

The undersigned hereby acknowledge and consent to the provisions of Section 43 only.
INDIVIDUAL OWNERS:

GRAND PRIX ADDISON (RI) LLC
GRAND PRIX ADDISON (SS) LLC
GRAND PRIX ALTAMONTE LLC
GRAND PRIX ARLINGTON LLC
GRAND PRIX ATLANTA LLC
GRAND PRIX ATLANTA (PEACHTREE CORNERS) LLC
GRAND PRIX ATLANTIC CITY LLC
GRAND PRIX BELLEVUE LLC
GRAND PRIX BELMONT LLC
GRAND PRIX BINGHAMTON LLC
GRAND PRIX BOTHELL LLC
GRAND PRIX CAMPBELL/SAN JOSE LLC
GRAND PRIX CHERRY HILL LLC
GRAND PRIX CHICAGO LLC
GRAND PRIX COLUMBIA LLC
GRAND PRIX DENVER LLC
GRAND PRIX EL SEGUNDO LLC
GRAND PRIX ENGLEWOOD/DENVER SOUTH LLC
GRAND PRIX FREMONT LLC
GRAND PRIX FT. LAUDERDALE LLC
GRAND PRIX GAITHERSBURG LLC
GRAND PRIX HARRISBURG LLC
GRAND PRIX HORSHAM LLC
GRAND PRIX ISLANDIA LLC
GRAND PRIX LAS COLINAS LLC
GRAND PRIX LEXINGTON LLC
GRAND PRIX LIVONIA LLC
GRAND PRIX LOUISVILLE (RI) LLC
GRAND PRIX LYNNWOOD LLC
GRAND PRIX MONTVALE LLC
GRAND PRIX MORRISTOWN LLC
GRAND PRIX MOUNTAIN VIEW LLC
GRAND PRIX MT. LAUREL LLC
GRAND PRIX NAPLES LLC
GRAND PRIX ONTARIO LLC
GRAND PRIX PORTLAND LLC
GRAND PRIX RICHMOND LLC
GRAND PRIX RICHMOND (NORTHWEST) LLC
GRAND PRIX ROCKVILLE LLC
GRAND PRIX ROCKVILLE SUBSIDIARY LLC

DOC ID - 21031260.28

GRAND PRIX SADDLE RIVER LLC,
GRAND PRIX SAN JOSE LLC
GRAND PRIX SAN MATEO LLC
GRAND PRIX SHELTON LLC
GRAND PRIX SILI I LLC
GRAND PRIX SILI II LLC
GRAND PRIX TROY (SE) LLC
GRAND PRIX TUKWILA LLC
GRAND PRIX WILLOW GROVE LLC
GRAND PRIX WINDSOR LLC
KPA/GP FT. WALTON BEACH LLC
KPA/GP LOUISVILLE (HI) LLC

each a Delaware limited liability company

By: /s/ Eric Kentoff Name: Eric Kentoff Title: Authorized Signatory

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DOC ID - 21031260.28

OPERATING LESSEES:

GRAND PRIX FIXED LESSEE LLC
a Delaware limited liability company

By: /s/ Eric Kentoff
Name: Eric Kentoff
Title: Authorized Signatory

INK LESSEE LLC,
a Delaware limited liability company

By: /s/ Eric Kentoff
Name: Eric Kentoff
Title: Authorized Signatory

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DOC ID - 21031260.28

The undersigned hereby acknowledges and consents to the provisions of Section 2(a) only.

Chatham Lodging, L.P., a Delaware limited partnership

By: Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By: /s/ Eric Kentoff Name: Eric Kentoff Title: Vice President and Secretary

DOC ID - 21031260.28

JOINDER

Cerberus Series Four Holdings, LLC, a Delaware limited liability company ("Guarantor"), by Guarantor’s execution of this Joinder (this "Guaranty"), hereby joins in execution of this Agreement to guaranty to Purchaser, the full and timely payment of all of the post-closing monetary obligations of Sellers with respect to the payment and satisfaction of Damages as set forth in Section 11(e) of the Agreement and any other provisions expressly set forth in the Agreement under which any Seller has any express post-closing monetary obligation to Purchaser (collectively, the "Guaranteed Obligations"), subject in all respects to (i) all of the limitations described in the Agreement, including, without limitation, the limitations on survival (i.e., the Limitation Period), and (ii) the Maximum Liability (hereinafter defined). Notwithstanding any other provisions above or in the Agreement to the contrary, in no event shall the aggregate liability of Guarantor with respect to all of the Guaranteed Obligations exceed, in the aggregate, the sum of Thirty Million and 00/100 Dollars ($30,000,000.00) less any sums paid by Sellers with respect to its post-closing monetary obligations under the Agreement less any sums paid by the Representations Insurance Policy (the "Maximum Liability"). Guarantor is an affiliate of Sellers, and Guarantor is executing this Guaranty to induce Purchaser to enter into the Purchase Agreement. This is a guaranty of payment and not of collection. Guarantor waives (i) notice of acceptance; (ii) any requirement that Purchaser commence any litigation against Sellers; or (iii) any and all suretyship defenses (other than the payment of the Guaranteed Obligations). This Guaranty shall be governed by and construed in accordance with the internal laws of the State of New York, and not the laws pertaining to choice or conflict of laws of the State of New York. No direct or indirect partner, shareholder, or member in or of Guarantor (and no officer, director, member, employee or agent of such partner, shareholder, or member of Guarantor) will be personally liable for the performance of Guarantor's obligations under this Agreement. Notwithstanding anything to the contrary contained in this Joinder, the Agreement or in any other document, other than solely with respect to adjustments and prorations as expressly set forth in Section 7(b)(xiv) of this Agreement and Sellers' other post-closing monetary obligations expressly set forth in the Agreement that are not covered by the Representations Insurance Policy, this Joinder shall automatically (and without the necessity of any further instrument) terminate and be void ab initio and of no further force or effect if Purchaser or Sellers obtain a Representations Insurance Policy (as defined in the Agreement).
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DOC ID - 21031260.28

CERBERUS SERIES FOUR HOLDINGS, LLC.
a Delaware limited liability company

By: Cerberus Institutional Partners, L.P. - Series
Four, its managing member

By: Cerberus Institutional Associates
L.L.C., its general partner

By: /s/ Jeffrey L. Lomasky
Name: Jeffrey L. Lomasky
Title: Senior Managing Director

DOC ID - 21031260.28

PURCHASER:

NEWINK, LLC, a Delaware limited liability company

By:	Chatham NewINK Member, LLC, its Member

	By:	/s/ Eric Kentoff
Name: Eric Kentoff
Title: Authorized Signatory

By:	Platform Member-T, LLC, its Member

	By:	/s/ Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: Executive Vice President, General Counsel and Secretary

The undersigned hereby
acknowledges and consents
to the provisions of Sections 4(b) and 41(d):
ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY, as Escrow Agent

By: /s/ Evie Wexler
Name: Evie Wexler
Title: Title Officer

DOC ID - 21031260.28

DOC ID - 21031260.28

SCHEDULE A

Seller Entities

CRE-INK REIT MEMBER, LLC	CRE-INK REIT MEMBER VI, LLC
CRE-INK REIT MEMBER IV, LLC	CRE-INK REIT MEMBER VII, LLC
CRE-INK REIT MEMBER V, LLC	CRE-INK TRS HOLDING, INC.

DOC ID - 21031260.28
Sched A

SCHEDULE B
[See Attached]
* * * * *

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DOC ID - 21031260.28
Sched B-1

SCHEDULE B-1
PURCHASE PRICE ALLOCATION

[See attached]

DOC ID - 21031260.28
Sched B-1-1

* * * * *

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DOC ID - 21031260.28
Sched B-1-1

SCHEDULE B-2
PERCENTAGE INTEREST IN TRANSFERRED ENTITY

INK ACQUISITION LLC                89.7222%
INK ACQUISITION III LLC                89.7222%
INK ACQUISITION IV LLC                89.7222%
INK ACQUISITION V LLC                89.7222%
INK ACQUISITION VI LLC                89.7222%
INK ACQUISITION VII LLC            89.7222%
* * * * *

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DOC ID - 21031260.28
Sched B-2-1

SCHEDULE C
List of Franchise Agreements

Property	Franchise Agreement	Franchisor
Hampton Inn Louisville Downtown, Louisville, KY	Amended and Restated Franchise License Agreement dated as of October 27, 2011, by and between Hampton Inns Franchise LLC, as licensor, and Grand Prix Floating Lessee LLC, as licensee.	Hampton Inns Franchise LLC
Hyatt House, Addison, TX	Franchise Agreement dated as of October 27, 2011, by and between Hyatt House Franchising, L.L.C., as franchisor, and Grand Prix Floating Lessee LLC, as franchisee.	Hyatt House Franchising, L.L.C.
Residence Inn San Jose, Campbell, CA	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn, Fremont, CA	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn, Mountain View, CA	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn San Jose South, San Jose, CA	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn, San Mateo, CA	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.

DOC ID - 21031260.28
Sched C-1

Residence Inn Silicon Valley I, Sunnyvale, CA	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn Silicon Valley II, Sunnyvale, CA	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn Denver Downtown, Denver, CO	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence inn Denver South Englewood, CO	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn, Shelton, CT	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn, Windsor, CT	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn, Altamonte Springs, FL	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Courtyard, Fort Lauderdale, FL	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn Atlanta Downtown, Atlanta, GA	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.

DOC ID - 21031260.28
Sched C-1

Residence Inn Peachtree Corners, Atlanta, GA	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn Chicago (Rosemont/O'Hare), Rosemont, IL	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn Lexington North, Lexington, KY	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn, Louisville, KY	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn, Gaithersburg, MD	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn Portland, Scarborough, ME	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn, Livonia, MI	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn, Cherry Hill, NJ	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn, Saddle River, NJ	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.

DOC ID - 21031260.28
Sched C-1

Residence Inn Binghamton, Vestal, NY	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Towneplace Suites, Horsham, PA	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn, Addison, TX	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn, Arlington, TX	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn, Richmond, VA	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International Inc. and Grand Prix Fixed Lessee LLC	Marriott International Inc.
Residence Inn Richmond NW, Richmond, VA	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn, Bellevue, WA	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn, Bothell, WA	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn, Lynnwood, WA	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.

DOC ID - 21031260.28
Sched C-1

Residence Inn Tukwila, Seattle, WA	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Marriott International, Inc.
Residence Inn Troy Southeast, Madison Heights, MI	Relicensing Franchise Agreement dated as of October 27, 2011, by and between Marriott International, Inc., as franchisor, and Grand Prix Floating Lessee LLC, as franchisee.	Marriott International, Inc.
Courtyard, Atlantic City, NJ	Relicensing Franchise Agreement dated as of October 27, 2011, by and between Marriott International, Inc., as franchisor, and Grand Prix Floating Lessee LLC, as franchisee.	Marriott International, Inc.
Courtyard, Montvale, NJ	Relicensing Franchise Agreement dated as of October 27, 2011, by and between Marriott International, Inc., as franchisor, and Grand Prix Floating Lessee LLC, as franchisee.	Marriott International, Inc.
Residence Inn, Harrisburg, PA	Relicensing Franchise Agreement dated as of October 27, 2011, by and between Marriott International, Inc., as franchisor, and Grand Prix Floating Lessee LLC, as franchisee.	Marriott International, Inc.
Residence Inn, Ontario, CA	Relicensing Franchise Agreement dated as of October 27, 2011, by and between Marriott International, Inc., as franchisor, and Grand Prix Floating Lessee LLC, as franchisee.	Marriott International, Inc.
Hampton Inn, Naples, FL	Amended and Restated Franchise License Agreement as of October 27, 2011 by and between Hampton Inns Franchise, LLC and Grand Prix Fixed Lessee LLC	Hampton Inns Franchise LLC
Hampton Inn, Columbia, MD	Amended and Restated Franchise License Agreement as of October 27, 2011 by and between Hampton Inns Franchise, LLC and Grand Prix Fixed Lessee LLC	Hampton Inns Franchise LLC

DOC ID - 21031260.28
Sched C-1

Hampton Inn, Islandia, NY	Amended and Restated Franchise License Agreement as of October 27, 2011 by and between Hampton Inns Franchise, LLC and Grand Prix Fixed Lessee LLC	Hampton Inns Franchise LLC
Hampton Inn, Willow Grove, PA	Amended and Restated Franchise License Agreement as of October 27, 2011 by and between Hampton Inns Franchise, LLC and Grand Prix Fixed Lessee LLC	Hampton Inns Franchise LLC
Sheraton Four Points, Fort Walton Beach, FL	License Agreement dated as of October 26, 2011, as amended and assigned, by and between The Sheraton LLC, as licensor, and INK Lessee LLC, as licensee.	The Sheraton LLC
Sheraton, Rockville, MD	License Agreement dated as of October 27, 2011, as amended and assigned, by and between The Sheraton LLC, as licensor, and Grand Prix Floating Lessee LLC, as licensee.	The Sheraton LLC
Hyatt House, Belmont, CA	Franchise Agreement as of October 27, 2011 by and between Hyatt House Franchising, L.L.C. and Grand Prix Fixed Lessee LLC	Hyatt House Franchising, L.L.C.
Hyatt House, El Segundo, CA	Franchise Agreement as of October 27, 2011 by and between Hyatt House Franchising, L.L.C. and Grand Prix Fixed Lessee LLC	Hyatt House Franchising, L.L.C.
Hyatt House, Mount Laurel, NJ	Franchise Agreement as of October 27, 2011 by and between Hyatt House Franchising, L.L.C. and Grand Prix Fixed Lessee LLC	Hyatt House Franchising, L.L.C.
Hyatt House, Las Colinas, Irving, TX	Franchise Agreement as of October 27, 2011 by and between Hyatt House Franchising, L.L.C. and Grand Prix Fixed Lessee LLC	Hyatt House Franchising, L.L.C.
Westin Inn, Morristown, NJ	License Agreement dated as of October 26, 2011, as amended and assigned, by and between Westin Hotel Management, L.P., as licensor, and INK Lessee LLC, as licensee.	Westin Hotel Management, L.P.

* * * * *

DOC ID - 21031260.28
Sched C-1

SCHEDULE C-1
List of Franchise Agreement Defaults

Property	Franchise Agreement	Brief Description
Residence Inn Troy Southeast, Madison Heights, MI	Relicensing Franchise Agreement dated as of October 27, 2011, by and between Marriott International, Inc., as franchisor, and Grand Prix Floating Lessee LLC, as franchisee.	Notice of Red Zone 2/Default from Franchisor, dated February 28, 2014. Hotel failed Marriott's Quality Assurance Program ("QA Program").

Potential Defaults

Property	Franchise Agreement	Brief Description
Courtyard, Fort Lauderdale, FL	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Hotel failed QA Program, but Franchisee has not received formal Notice Letter.
Towneplace Suites, Horsham, PA	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International Inc. and Grand Prix Fixed Lessee LLC	Notice of Red Zone 1 Status from Franchisor, dated February 22, 2013. Hotel failed QA Program and is in Red Zone 1.
Residence Inn, Shelton, CT	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Hotel failed QA Program and is in Red Zone 1.
Residence Inn, Altamonte Springs, FL	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Notice of Red Zone 1 Status from Franchisor, dated August 30, 2013. Hotel failed QA Program and is in Red Zone 1.
Residence Inn, Mountain View, CA	Relicensing Franchise Agreement as of October 27, 2011 by and between Marriott International, Inc. and Grand Prix Fixed Lessee LLC	Notice of Red Zone 1 Status from Franchisor, dated February 28, 2014. Hotel failed QA Program and is in Red Zone 1.

DOC ID - 21031260.28
Sched C-1

Courtyard, Montvale, NJ	Relicensing Franchise Agreement dated as of October 27, 2011, by and between Marriott International, Inc., as franchisor, and Grand Prix Floating Lessee LLC, as franchisee.	Hotel failed QA Program, but Franchisee has not received formal Notice Letter.
Sheraton, Rockville, MD	License Agreement dated as of October 27, 2011, as amended and assigned, by and between The Sheraton LLC, as licensor, and Grand Prix Floating Lessee LLC, as licensee.	Resolution of May 14, 2013 Notice of Default Letter. Hotel was under construction at the time of Letter and resolved the issues, but is awaiting approval from Franchisor.
Hyatt House, Mount Laurel, NJ	Franchise Agreement as of October 27, 2011 by and between Hyatt House Franchising, L.L.C. and Grand Prix Fixed Lessee LLC	Deficiency Improvement Notice Letter from Franchisor, dated September 13, 2013. Hotel is in the Deficiency Improvement Policy ("DIP").
Hyatt House, El Segundo, CA	Franchise Agreement as of October 27, 2011 by and between Hyatt House Franchising, L.L.C. and Grand Prix Fixed Lessee LLC	Hotel is potentially in the DIP, but Franchisee has not received formal Notice Letter.

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DOC ID - 21031260.28
Sched C-1

SCHEDULE D
List of Leases

1.
License Agreement, dated February 3, 2001, between INK Lessee, LLC, successor-in-interest to ACQI Associates, L.P., as licensor, and AT&T Mobility, successor-in-interest to Amcell of Atlantic City, LLC, as licensee, concerning premises located at 1212 Pacific Avenue, Atlantic City, NJ 08401.

2.
Lease Agreement, dated March 1, 2011, between INK Lessee, LLC, successor-in-interest to Grand Prix Floating Lessee LLC, as landlord, and Commodore Parking Service, LLC, as tenant, concerning premises located at 1212 Pacific Avenue, Atlantic City, NJ 08401.

3.
Lease Agreement, dated August 30, 2007, between INK Lessee, LLC, successor-in-interest to Grand Prix Floating Lessee LLC, as landlord, and South City Prime Montvale, LLC, as tenant, concerning premises located at 100 Chestnut Ridge Road, Montvale, New Jersey 07645.

4.
(I) Retail Area Lease Agreement, dated as of October 16, 1995, by and between Grand Prix Fixed Lessee, LLC (successor-in-interest to Atlanta Lodging Associates I, Limited Partnership), as landlord, and R-H Group, L.L.C., as tenant; (II) Annex Lease Agreement, dated as of October 16, 1995, by and between Grand Prix Fixed Lessee, LLC (successor-in-interest to Atlanta Lodging Associates I, Limited Partnership), as landlord, and R-H Group, L.L.C., as tenant; and (III) Penthouse Lease Agreement, dated as of October 16, 1995, by and between Grand Prix Fixed Lessee, LLC (successor-in-interest to Atlanta Lodging Associates I, Limited Partnership), as landlord, and R-H Group, L.L.C., as tenant; each concerning premises located at 134 Peachtree Street NW, Atlanta, Georgia 30303.

5.
Agreement, dated November 1, 2011, between Island Hospitality Management Inc., as agent for INK Acquisition III, LLC, and Universal Vending Management, LLC, concerning each of the Properties (as defined in the Purchase and Sale Agreement to which this Schedule D is attached).

6.
Standard Office Lease, dated April 8, 2014, between INK Acquisition III, LLC, a Delaware limited liability company, as Tenant, and Lake Midas LLC, a California limited liability company, as Landlord, concerning premises located at 530 Lakeside Drive, Sunnyvale, California.

* * * * *

DOC ID - 21031260.28
Sched D-1

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DOC ID - 21031260.28
Sched D-2

SCHEDULE D-1

List of Prepaid Rent

None.

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DOC ID - 21031260.28
Sched D-1-1

SCHEDULE E
Section 2(a)(2) Definitions

The "Grossed-Up Purchase Price" shall mean amount equal to $1,260,300,000.00.

The "Grossed-Up Specified Hotel Purchase Price" shall mean an amount equal to $326,450,000.00

"Net Cash Flow" has the meaning forth in the Second Amended and Restated Limited Liability Agreement of INK Acquisition LLC, dated as of October 27, 2011, made by and between CRE-Ink REIT Member LLC and Chatham LP and the Second Amended and Restated Limited Liability Agreement of INK Acquisition III LLC, dated as of October 27, 2011, made by and between CRE-Ink TRS Holding, Inc. and Chatham TRS Holding, Inc.

The "Chatham Post-Distribution Liquidating Distribution" equals 10.2778% of the Net Cash Flow that would be distributed to the members of the Final Transferred Entities if they were liquidated following the distribution of the Specified Hotel Interests and a sale of all of the remaining assets of the Final Transferred Entities for cash in an amount equal to the excess of the Grossed-Up Purchase Price over the Grossed-Up Specified Hotel Purchase Price.

The "Chatham Pre-Distribution Liquidating Distribution" equals Net Cash Flow that would be distributed by the Final Transferred Entities to Chatham Lodging LP if they were liquidated following the Merger and the sale of all of their assets for cash in an amount equal to the Grossed-Up Purchase Price.

The "Chatham Aggregate Deemed Distribution Amount" equals the excess of the Chatham Pre-Distribution Liquidating Distribution over the Chatham Post-Distribution Liquidating Distribution.

The "Specified Hotel Net Value" equals the fair market value of the Specified Hotels immediately prior to the Mergers less the debt attributable to the Specified Hotels.

The "Specified Hotel Transaction Consideration" equals the excess of the Specified Hotels Net Value over Chatham Aggregate Deemed Distribution Amount.

The "Deemed Pro-Rata Distribution Amount" equals the Specified Hotel Consideration divided by Sellers' Sharing Percentage.

The "Chatham Deemed Pro-Rata Distribution Amount" equals the product of the Deemed Pro-Rata Distribution Amount and Chatham's Sharing Percentage.

DOC ID - 21031260.28
Sched E-1

The "Deemed Disproportionate Distribution Amount" equals the excess of the Chatham Aggregated Deemed Distribution Amount over the Chatham Deemed Pro-Rata Distribution Amount.

* * * * *

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DOC ID - 21031260.28
Sched E-1

SCHEDULE F
Pending Condemnation Proceedings
None.

* * * * *

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DOC ID - 21031260.28
Sched F-1

SCHEDULE G
List of Litigation

General Litigation

Case Caption	Docket Number
SHEA SHAW V. ISLAND HOSPITALITY MANAGEMENT, INC., ET AL.
MAISONNEUVE PATRICE VS ISLAND HOSPITALITY MANAGEMENT,	NJ2011285256
GARCIA MARIA VS ISLAND HOSPITALITY MANAGEMENT,	ADJ8768795
HERNANDEZ VS. ISLAND HOSPITALITY MANAGEMENT
ELODIA PARRAS VS. ISLAND HOSPITALITY MANAGEMENT
VALENZUELA GILBERTO VS INNKEEPERS HOSPITALITY MANAGEM	NJ2011166745
SANCHEZ GLADYS VS ISLAND HOSPITALITY MANAGEMENT,	NJ2013082520
CORTES v. AMANCHA
ROSEMARY BARRIOS V. INNKEEPERS HOSPITALITY	ADJ8728578
ORNELAS MEDINA MARIA LIVIER VS ISLAND HOSPITALITY MANAGEMENT	ADJ8254923
SANTOS MARIA V. INNKEEPERS HOSPITALITY MANAGEM	2008-671
WESCOTT ANGELINA VS INNKEEPERS HOSPITALITY MANAGEM	NJ2011197678
HARRIGAN V. ISLAND HOSPITALITY MANAGEMENT, INC.	1071331

DOC ID - 21031260.28
Sched G-1

SAPIENTE V. RESIDENCE INN BY MARRIOTT, LLC., ET AL	CV13 6012312
GUZMAN MATILDE VS ISLAND HOSPITALITY MANAGEMENT,	ADJ8370589
WILLIAMS, REGINALD ET AL V. INK ACQUISITION, LLC, ET AL
OSMIN VASQUEZ VS ISLAND HOSPITALITY MANAGEMENT,	B771773
GARCIA VS. LAMM, INNKEEPERS HOSPITALITY, INNKEEPERS USA, ET	03915/10
LYNCH EDWARD VS ISLAND HOSPITALITY MANAGEMENT,	NJ2012343338
TIBURCIO LUISA VS INNKEEPERS HOSPITALITY MANAGEM	709-942713
MICHAEL CLAUDIUS V. GRAND PRIX WILLOW GROVE LLC
VISSANDIER JOSIANA VS ISLAND HOSPITALITY MANAGEMENT,	3440428
DOKO BUJAR VS INNKEEPERS HOSPITALITY MANAGEM
THOMAS O'LEARY VS GRAND PRIX LOUISVILLE LLC ISLAND HOSPITALI
JANE DOE VS ISLAND HOSPITALITY MANAGEMENT
SANCHEZ ANTONIETA VS INNKEEPERS HOSPITALITY MANAGEM	ADJ8210911
MARTINEZ MARJO VS ISLAND HOSPITALITY MANAGEMENT
RIPOSO	002319-000907-GB-01

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DOC ID - 21031260.28
Sched G-2

Open Employment Legal Matters

Party Name	Issue
Dilma Coleman	Discrimination
Cassandra Collins	Discrimination
Michele Halpin	Discrimination
Briel Banks	Discrimination
Martinez/Rodriguez/Mercado	Wage & Hour
Christine Barbin	Discrimination
Yuron Villanueva	Wrongful Termination
Berquy Bailote	Discrimination
CBA Local 6	New CBA
Timothy Fennell	Wrongful Termination
Timothy Fennell	Wage & Hour
Irma Silva	Lost Time
Maria Cortes	Lost Time
Elodia Parras	Lost Time
Antonio Gonzalez	Lost Time

DOC ID - 21031260.28
Sched G-3

Claudia Medina	Lost Time
Evelyn Dement	Lost Time
Alba Hernandez Anguiano	Lost Time
Graciela Galvez	Lost Time
Gloria Quezada	Lost Time
Berquy Bailote	Lost Time
Maria Magda Alvarez	Lost Time
Maria Martinez	Lost Time
Gisela Amayo	Lost Time

[CONTINUED ON NEXT PAGE]

Other Litigation

DOC ID - 21031260.28
Sched G-4

Claimant Name	Claim Number
JARED ROSSI	L001037967-1-10-00
ALICE HANIFY	L001158797-1-30-00
SHIU HUEI YEN	L000818004-1-10-12
TERRANCE JAMES	L001024886-1-30-00
ROSVELLANN DIONES-GARNER	L001024886-2-30-00
ANDREW RAPOZA	L000949836-1-30-00

Pending or Threatened Litigation

FIRE AND OAK (MONTVALE COURTYARD)	Dispute related to payments with respect to good and services.

DOC ID - 21031260.28
Sched G-5

SCHEDULE H-1
Mezz A Borrowers

1.    GRAND PRIX MEZZ BORROWER FIXED A LLC
2.    INK MEZZ BORROWER A LLC
3.    INK IV MEZZ BORROWER A LLC
4.    INK V MEZZ BORROWER A LLC
5.    INK V MEZZ BORROWER 2A LLC
6.    INK VI MEZZ BORROWER A LLC
7.    INK VI MEZZ BORROWER 2A LLC
8.    INK VII MEZZ BORROWER A LLC
9.    INK VII MEZZ BORROWER 2A LLC

* * * * *

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DOC ID - 21031260.28
Sched H-1-1

SCHEDULE H-2
Mezz B Borrowers

1.    GRAND PRIX MEZZ BORROWER FIXED B LLC
2.    INK MEZZ BORROWER B LLC
3.    INK IV MEZZ BORROWER B LLC
4.    INK V MEZZ BORROWER B LLC
5.    INK V MEZZ BORROWER 2B LLC
6.    INK VI MEZZ BORROWER B LLC
7.    INK VI MEZZ BORROWER 2B LLC
8.    INK VII MEZZ BORROWER B LLC
9.    INK VII MEZZ BORROWER 2B LLC

* * * * *

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DOC ID - 21031260.28
Sched H-2-1

SCHEDULE H-3
Mezz C Borrowers

1.    GRAND PRIX MEZZ BORROWER FIXED LLC
2.    INK MEZZ BORROWER LLC
3.    INK IV MEZZ BORROWER LLC
4.    INK V MEZZ BORROWER LLC
5.    INK V MEZZ BORROWER 2C LLC
6.    INK VI MEZZ BORROWER LLC
7.    INK VI MEZZ BORROWER 2C LLC
8.    INK VII MEZZ BORROWER LLC
9.    INK VII MEZZ BORROWER 2C LLC

* * * * *

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DOC ID - 21031260.28
Sched H-3-1

SCHEDULE I
Current Structure Chart

DOC ID - 21031260.28
Sched I-1

Chatham Lodging Trust
100%
Chatham Lodging, L.P.
10.2778% Managing Member
100%
Chatham TRS Holding, Inc.
CRE-Ink REIT Member, LLC
96% Shareholder
89.7222% Member
INK Acquisition LLC
100% Member
CRE-Ink TRS Holding, Inc.
CRE-Ink REIT Member IV, LLC
89.7222% Member
10.2778% Managing Member
INK Acquisition IV LLC
Grand Prix Mezz Borrower Fixed LLC
INK Mezz Borrower LLC
Grand Prix Mezz Borrower Floating LLC
89.7222% Member
10.2778% Managing Member
100% Member
INK IV Mezz Borrower LLC
100% Member
Grand Prix Mezz Borrower Fixed B LLC
INK Mezz Borrower B LLC
100% Member
Grand Prix Mezz Borrower 2 Floating LLC
INK Acquisition III LLC
100% Member
INK IV Mezz Borrower B LLC
100% Member
100% Member
100% Member
Grand Prix Mezz Borrower Fixed A LLC
INK Mezz Borrower A LLC
Grand Prix Fixed Lessee Holding LLC
INK Lessee Holding LLC
INK IV Mezz Borrower A LLC
100% Member
100% Member
100% Member
Grand Prix Floating Lessee LLC
Grand Prix Fixed Lessee Holding B LLC
INK Lessee Holding B LLC
100% Member
100% Member
See Exhibit A)
Grand Prix Rockville LLC
GP AC Sublessee LLC
Grand Prix Fixed Lessee Holding A LLC
INK Lessee Holding A LLC
Grand Prix SIII I LLC
Grand Prix SIII II LLC
100% Member
100% Member
INK Lessee, LLC
Grand Prix Addison (SS) LLC
Grand Prix Atlantic City LLC
Grand Prix Fixed Lessee LLC
Property Leases
Property Leases
Grand Prix Rockville Subsidiary LLC
Property Lease
Property Leases

DOC ID - 21031260.28
Sched I-2

Chatham Lodging Trust
100%
Chatham Lodging, L.P.
100%
Chatham TRS Holding, Inc.
CRE-Ink REIT Member V, LLC
CRE-Ink REIT Member, LLC
CRE-Ink REIT Member VI, LLC
CRE-Ink REIT Member VII, LLC
89.7222% Member
10.2778% Managing Member
96% Shareholder
CRE-Ink TRS Holding, Inc.
INK Acquisition V LLC
INK Acquisition VI LLC
INK Acquisition VII LLC
INK Acquisition III LLC
100% Member
INK V Mezz Borrower LLC
INK V Mezz Borrower 2C LLC
INK V Mezz Borrower 2B LLC
INK V Mezz Borrower 2A LLC
INK V Mezz Borrower B LLC
INK V Mezz Borrower A LLC
KPA/GP Louisville (HI) LLC
Grand Prix Montvale LLC
Grand Prix El Segundo LLC
Grand Prix Mt. Laurel LLC
Property Leases
Grand Prix Fixed Lessee Holding LLC
Grand Prix Fixed Lessee Holding B LLC
Grand Prix Fixed Lessee Holding A LLC
Grand Prix Fixed Lessee LLC
Grand Prix Floating Lessee LLC
GP AC Sublessee LLC
INK Lessee Holding LLC
INK Lessee Holding B LLC
INK Lessee Holding A LLC
INK Lessee, LLC
INK VI Mezz Borrower LLC
INK VI Mezz Borrower B LLC
INK VI Mezz Borrower A LLC
INK VI Mezz Borrower 2C LLC
INK VI Mezz Borrower 2B LLC
INK VI Mezz Borrower 2A LLC
KPA/GP Ft. Walton Beach LLC
Grand Prix Morristown LLC
Grand Prix Saddle River LLC
INK VII Mezz Borrower LLC
INK VII Mezz Borrower B LLC
INK VII Mezz Borrower A LLC
INK VII Mezz Borrower 2C LLC
INK VII Mezz Borrower 2B LLC
INK VII Mezz Borrower 2A LLC
Grand Prix Ontario LLC
Grand Prix Troy (SE) LLC
Grand Prix Harrisburg LLC
Grand Prix Denver LLC
Grand Prix Shelton LLC
Grand Prix Windsor LLC
Grand Prix Altamonte LLC
Grand Prix Lexington LLC
Grand Prix Englewood/Denver South LLC
Grand Prix Cherry Hill LLC
Grand Prix Binghamton LLC
Grand Prix Richmond LLC
Grand Prix Louisville (RI) LLC

DOC ID - 21031260.28
Sched I-3

Exhibit A
Grand Prix Belmont LLC
Grand Prix Campbell/San Jose LLC
Grand Prix Fremont LLC
Grand Prix Mountain View LLC
Grand Prix San Jose LLC
Grand Prix San Mateo LLC
Grand Prix Ft. Lauderdale LLC
Grand Prix Naples LLC
Grand Prix Atlanta (Peachtree Corners) LLC
Grand Prix Atlanta LLC
Grand Prix Chicago LLC
Grand Prix Columbia LLC
Grand Prix Gaithersburg LLC
Grand Prix Portland LLC
Grand Prix Livonia LLC
Grand Prix Islandia LLC
Grand Prix Horsham LLC
Grand Prix Willow Grove LLC
Grand Prix Addison (RI) LLC
Grand Prix Arlington LLC
Grand Prix Las Colinas LLC
Grand Prix Richmond (Northwest) LLC
Grand Prix Bellevue LLC
Grand Prix Bothell LLC
Grand Prix Lynnwood LLC
Grand Prix Tukwila LLC

DOC ID - 21031260.28
Sched I-4

SCHEDULE J
Purchase Price
[See attached]

DOC ID - 21031260.28
Sched J-1

INK CLOSING DISTRIBUTIONS - CLOSING DATE SENSITIVITES

	Closing Distributions
Closing	Equity Purchase	Debt	Purchase
Date	Price	Repayment	Price

5/16/2014	$280,687,583.58	$900,000,000.00	$1,180,687,583.58
5/17/2014	280,698,654.24	900,000,000.00	1,180,698,654.24
5/18/2014	280,709,730.65	900,000,000.00	1,180,709,730.65
5/19/2014	280,720,812.83	900,000,000.00	1,180,720,812.83
5/20/2014	280,731,900.78	900,000,000.00	1,180,731,900.78
5/21/2014	280,742,994.50	900,000,000.00	1,180,742,994.50
5/22/2014	280,754,094.00	900,000,000.00	1,180,754,094.00
5/23/2014	280,765,199.28	900,000,000.00	1,180,765,199.28
5/24/2014	280,776,310.33	900,000,000.00	1,180,776,310.33
5/25/2014	280,787,427.18	900,000,000.00	1,180,787,427.18
5/26/2014	280,798,549.81	900,000,000.00	1,180,798,549.81
5/27/2014	280,809,678.23	900,000,000.00	1,180,809,678.23
5/28/2014	280,820,812.44	900,000,000.00	1,180,820,812.44
5/29/2014	280,831,952.45	900,000,000.00	1,180,831,952.45
5/30/2014	280,843,098.27	900,000,000.00	1,180,843,098.27
5/31/2014	280,854,249.88	900,000,000.00	1,180,854,249.88
6/1/2014	280,865,407.30	900,000,000.00	1,180,865,407.30
6/2/2014	280,876,570.54	900,000,000.00	1,180,876,570.54
6/3/2014	280,887,739.58	900,000,000.00	1,180,887,739.58
6/4/2014	280,898,914.44	900,000,000.00	1,180,898,914.44
6/5/2014	280,910,095.12	900,000,000.00	1,180,910,095.12
6/6/2014	280,921,281.62	900,000,000.00	1,180,921,281.62
6/7/2014	280,932,473.95	900,000,000.00	1,180,932,473.95
6/8/2014	280,943,672.10	900,000,000.00	1,180,943,672.10
6/9/2014	280,954,876.09	900,000,000.00	1,180,954,876.09
6/10/2014	280,966,085.91	900,000,000.00	1,180,966,085.91
6/11/2014	280,977,301.57	900,000,000.00	1,180,977,301.57
6/12/2014	280,988,523.07	900,000,000.00	1,180,988,523.07
6/13/2014	280,999,750.42	900,000,000.00	1,180,999,750.42
6/14/2014	281,010,983.61	900,000,000.00	1,181,010,983.61
6/15/2014	281,022,222.65	900,000,000.00	1,181,022,222.65
6/16/2014	281,033,467.55	900,000,000.00	1,181,033,467.55
6/17/2014	281,044,718.30	900,000,000.00	1,181,044,718.30
6/18/2014	281,055,974.91	900,000,000.00	1,181,055,974.91
6/19/2014	281,067,237.39	900,000,000.00	1,181,067,237.39
6/20/2014	281,078,505.73	900,000,000.00	1,181,078,505.73

DOC ID - 21031260.28
Sched J-1

6/21/2014	281,089,779.94	900,000,000.00	1,181,089,779.94
6/22/2014	281,101,060.02	900,000,000.00	1,181,101,060.02
6/23/2014	281,112,345.98	900,000,000.00	1,181,112,345.98
6/24/2014	281,123,637.82	900,000,000.00	1,181,123,637.82
6/25/2014	281,134,935.54	900,000,000.00	1,181,134,935.54
6/26/2014	281,146,239.14	900,000,000.00	1,181,146,239.14
6/27/2014	281,157,548.64	900,000,000.00	1,181,157,548.64
6/28/2014	281,168,864.02	900,000,000.00	1,181,168,864.02
6/29/2014	281,180,185.30	900,000,000.00	1,181,180,185.30
6/30/2014	281,191,512.48	900,000,000.00	1,181,191,512.48
7/1/2014	281,202,845.55	900,000,000.00	1,181,202,845.55
7/2/2014	281,214,184.54	900,000,000.00	1,181,214,184.54
7/3/2014	281,225,529.42	900,000,000.00	1,181,225,529.42
7/4/2014	281,236,880.22	900,000,000.00	1,181,236,880.22
7/5/2014	281,248,236.94	900,000,000.00	1,181,248,236.94
7/6/2014	281,259,599.57	900,000,000.00	1,181,259,599.57
7/7/2014	281,270,968.12	900,000,000.00	1,181,270,968.12
7/8/2014	281,282,342.59	900,000,000.00	1,181,282,342.59
7/9/2014	281,293,722.99	900,000,000.00	1,181,293,722.99
7/10/2014	281,305,109.32	900,000,000.00	1,181,305,109.32
7/11/2014	281,316,501.59	900,000,000.00	1,181,316,501.59
7/12/2014	281,327,899.78	900,000,000.00	1,181,327,899.78
7/13/2014	281,339,303.92	900,000,000.00	1,181,339,303.92
7/14/2014	281,350,714.00	900,000,000.00	1,181,350,714.00
7/15/2014	281,362,130.03	900,000,000.00	1,181,362,130.03
7/16/2014	281,373,552.00	900,000,000.00	1,181,373,552.00
7/17/2014	281,384,979.93	900,000,000.00	1,181,384,979.93
7/18/2014	281,396,413.81	900,000,000.00	1,181,396,413.81
7/19/2014	281,407,853.65	900,000,000.00	1,181,407,853.65
7/20/2014	281,419,299.45	900,000,000.00	1,181,419,299.45
7/21/2014	281,430,751.22	900,000,000.00	1,181,430,751.22
7/22/2014	281,442,208.95	900,000,000.00	1,181,442,208.95
7/23/2014	281,453,672.66	900,000,000.00	1,181,453,672.66
7/24/2014	281,465,142.34	900,000,000.00	1,181,465,142.34
7/25/2014	281,476,618.00	900,000,000.00	1,181,476,618.00
7/26/2014	281,488,099.64	900,000,000.00	1,181,488,099.64
7/27/2014	281,499,587.26	900,000,000.00	1,181,499,587.26
7/28/2014	281,511,080.87	900,000,000.00	1,181,511,080.87
7/29/2014	281,522,580.47	900,000,000.00	1,181,522,580.47
7/30/2014	281,534,086.07	900,000,000.00	1,181,534,086.07
7/31/2014	281,545,597.66	900,000,000.00	1,181,545,597.66
8/1/2014	281,557,115.25	900,000,000.00	1,181,557,115.25

DOC ID - 21031260.28
Sched J-2

8/2/2014	281,568,638.85	900,000,000.00	1,181,568,638.85
8/3/2014	281,580,168.45	900,000,000.00	1,181,580,168.45
8/4/2014	281,591,704.06	900,000,000.00	1,181,591,704.06
8/5/2014	281,603,245.69	900,000,000.00	1,181,603,245.69
8/6/2014	281,614,793.33	900,000,000.00	1,181,614,793.33
8/7/2014	281,626,346.99	900,000,000.00	1,181,626,346.99
8/8/2014	281,637,906.68	900,000,000.00	1,181,637,906.68
8/9/2014	281,649,472.39	900,000,000.00	1,181,649,472.39
8/10/2014	281,661,044.13	900,000,000.00	1,181,661,044.13
8/11/2014	281,672,621.90	900,000,000.00	1,181,672,621.90
8/12/2014	281,684,205.71	900,000,000.00	1,181,684,205.71
8/13/2014	281,695,795.56	900,000,000.00	1,181,695,795.56
8/14/2014	281,707,391.45	900,000,000.00	1,181,707,391.45
8/15/2014	281,718,993.38	900,000,000.00	1,181,718,993.38
8/16/2014	281,730,601.37	900,000,000.00	1,181,730,601.37
8/17/2014	281,742,215.41	900,000,000.00	1,181,742,215.41
8/18/2014	281,753,835.50	900,000,000.00	1,181,753,835.50
8/19/2014	281,765,461.65	900,000,000.00	1,181,765,461.65
8/20/2014	281,777,093.86	900,000,000.00	1,181,777,093.86
8/21/2014	281,788,732.14	900,000,000.00	1,181,788,732.14
8/22/2014	281,800,376.49	900,000,000.00	1,181,800,376.49
8/23/2014	281,812,026.91	900,000,000.00	1,181,812,026.91
8/24/2014	281,823,683.40	900,000,000.00	1,181,823,683.40
8/25/2014	281,835,345.97	900,000,000.00	1,181,835,345.97
8/26/2014	281,847,014.63	900,000,000.00	1,181,847,014.63
8/27/2014	281,858,689.37	900,000,000.00	1,181,858,689.37
8/28/2014	281,870,370.19	900,000,000.00	1,181,870,370.19
8/29/2014	281,882,057.11	900,000,000.00	1,181,882,057.11
8/30/2014	281,893,750.12	900,000,000.00	1,181,893,750.12
8/31/2014	281,905,449.23	900,000,000.00	1,181,905,449.23
9/1/2014	281,917,154.44	900,000,000.00	1,181,917,154.44
9/2/2014	281,928,865.76	900,000,000.00	1,181,928,865.76
9/3/2014	281,940,583.19	900,000,000.00	1,181,940,583.19
9/4/2014	281,952,306.72	900,000,000.00	1,181,952,306.72
9/5/2014	281,964,036.37	900,000,000.00	1,181,964,036.37
9/6/2014	281,975,772.14	900,000,000.00	1,181,975,772.14
9/7/2014	281,987,514.03	900,000,000.00	1,181,987,514.03
9/8/2014	281,999,262.04	900,000,000.00	1,181,999,262.04
9/9/2014	282,011,016.18	900,000,000.00	1,182,011,016.18
9/10/2014	282,022,776.45	900,000,000.00	1,182,022,776.45
9/11/2014	282,034,542.86	900,000,000.00	1,182,034,542.86
9/12/2014	282,046,315.40	900,000,000.00	1,182,046,315.40

DOC ID - 21031260.28
Sched J-3

9/13/2014	282,058,094.08	900,000,000.00	1,182,058,094.08
9/14/2014	282,069,878.91	900,000,000.00	1,182,069,878.91
9/15/2014	282,081,669.89	900,000,000.00	1,182,081,669.89

DOC ID - 21031260.28
Sched J-4

SCHEDULE K
Insurance Certificates

1. Certificate of Liability Insurance, dated April, 24, 2014, Policy No. 301375-043877
(Agency: Arthur J. Gallagher Risk Management Services, Inc.; Insured: Island Hospitality Management, Inc.), effective December 31, 2013.

2. Certificate of Commercial Property Insurance, dated December 2, 2013, Certificate No: 57005208434 (Agency: Aon Risk Services Northeast, Inc.; Insured: INK Acquisition, LLC), effective December 1, 2013.
* * * * *

[No further text on this page.]

DOC ID - 21031260.28
Sched K-1

SCHEDULE L
Financials

[See Attached]

* * * * *

[No further text on this page.]

DOC ID - 21031260.28
Sched L-1

SCHEDULE M
Judgments
None.

* * * * *

[No further text on this page.]

DOC ID - 21031260.28
Sched M-1

SCHEDULE N
Operating Leases

	Individual Property	Operating Lease
1.	Hyatt House Belmont 400 Concourse Drive Belmont, CA 94002
Operating Lease Agreement, dated as of April 1, 2004, by and between Innkeepers Summerfield General, L.P., as lessor (“Original Lessor”) and KPA Leaseco V, Inc., as lessee (“Original Lessee V”), as amended by (i) Amendment to Operating Lease, dated as of April 1, 2004, by and between Original Lessor and Original Lessee, (ii) Second Amendment to Operating Lease, dated as of October 27, 2011, by and between Grand Prix Belmont LLC (“Belmont Lessor”) and Grand Prix Fixed Lessee LLC (“Fixed Lessee”), and (iii) Third Amendment to Operating Lease, dated as of September 4, 2013, by and between Belmont Lessor and Fixed Lessee.

2.	Residence Inn San Jose (Campbell) 2761 South Bascom Ave. Campbell, CA 95008
Renewed and Restated Operating Lease Agreement, dated as of June 1, 2011, by and between Grand Prix Campbell/San Jose LLC “Campbell Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Campbell Lessor and Fixed Lessee, and (ii) Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Campbell Lessor and Fixed Lessee.

3.	Hyatt House El Segundo 810 South Douglas Street El Segundo, CA 90245
Operating Lease Agreement, dated as of April 1, 2004, Innkeepers Summerfield General II, L.P., as lessor (“Original Lessor II”) and KPA Leaseco IV, Inc., as lessee (“Original Lessee IV”), as amended by (i) Amendment to Operating Lease, dated as of April 1, 2004, by and between Original Lessor II and Original Lessee IV (ii) Second Amendment to Operating Lease, dated as of October 27, 2011, by and between Grand Prix El Segundo LLC (“El Segundo Lessor”) and Fixed Lessee and (iii) Third Amendment to Operating Lease, dated as of September 4, 2013, by and between El Segundo Lessor and Fixed Lessee.

DOC ID - 21031260.28
Sched N-1

	Individual Property	Operating Lease
4.	Residence Inn Fremont 5400 Farwell Place Fremont, CA 94536
Renewed and Restated Operating Lease Agreement, dated as of June 1, 2011, by and between Grand Prix Fremont LLC (“Fremont Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Fremont Lessor and Fixed Lessee, and (ii) Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Fremont Lessor and Fixed Lessee.

5.	Residence Inn Mountain View 1854 El Camino Real West Mountain View, CA 94040
Renewed and Restated Operating Lease Agreement, dated as of June 1, 2011, by and between Grand Prix Mountain View LLC (“Mountain View Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Mountain View Lessor and Fixed Lessee, and (ii) Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Mountain View Lessor and Fixed Lessee.

6.	Residence Inn Ontario 2025 Convention Center Way Ontario, CA 91764
Renewed and Restated Operating Lease Agreement, dated as of June 1, 2011, by and between Grand Prix Ontario LLC (“Ontario Lessor”) and Grand Prix Floating Lessee LLC (“Floating Lessee”), as amended by First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Ontario Lessor and Floating Lessee, as assigned by Floating Lessee to INK Lessee LLC (“INK Lessee”) by that certain Assignment and Assumption of Operating Lease Agreement, dated as of February 24, 2012, as further amended by Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Ontario Lessor and INK Lessee.

7.	Residence Inn San Jose South 6111 San Ignacio Ave. San Jose, CA 95119
Renewed and Operating Lease Agrement, dated as of June 1, 2011, by and between Grand Prix Campbell/San Jose LLC (“San Jose Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between San Jose Lessor and Fixed Lessee, and (ii) Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between San Jose Lessor and Fixed Lessee.

8.	Residence Inn San Mateo 2000 Winward Way San Mateo, CA 94404
Renewed and Restated Operating Lease Agreement, dated as of November 1, 2009, by and between Grand Prix San Mateo LLC (“San Mateo Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between San Mateo Lessor and Fixed Lessee.

DOC ID - 21031260.28
Sched N-2

	Individual Property	Operating Lease
9.	Residence Inn Silicon Valley I 750 Lakeway Drive Sunnyvale, CA 94085
Renewed and Restated Operating Lease Agreement, dated as of November 1, 2009, by and between Grand Prix Sili I LLC (“Sili I Lessor”) and Fixed Lessee, as amended by First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Sili I Lessor and Fixed Lessee.

10.	Residence Inn Silicon Valley II 1080 Stewart Drive Sunnyvale, CA 94086
Renewed and Restated Operating Lease Agreement, dated as of November 1, 2009, by and between Grand Prix Sili II LLC (“Sili II Lessor”) and Fixed Lessee, as amended by First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Sili II Lessor and Fixed Lessee.

11.	Residence Inn Denver Downtown 2777 Zuni Street Denver, CO 80211
Renewed and Restated Operating Lease Agreement, dated as of November 1, 2009, by and between Grand Prix Denver LLC (“Denver Lessor”) and Fixed Lessee, as amended by First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Denver Lessor and Fixed Lessee.

12.	Residence Inn Denver South (Tech) 6565 South Yosemite Street Englewood, CO 80111
Renewed and Restated Operating Lease Agreement, dated as of June 1, 2011, by and between Grand Prix Englewood/Denver South LLC (“Englewood Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease Agreement, dated as of October 27, 2011, by and between Englewood Lessor and Fixed Lessee, and (ii) Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Englewood Lessor and Fixed Lessee.

13.	Residence Inn Shelton 1001 Bridgeport Ave. Shelton, CT 06484
Renewed and Restated Operating Lease Agreement, dated as of June 1, 2011, by and between Grand Prix Shelton LLC (“Shelton Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease Agreement, dated as of October 27, 2011, by and between Shelton Lessor and Fixed Lessee, and (ii) Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Shelton Lessor and Fixed Lessee.

14.	Residence Inn Windsor I-91 at Bloomfield Ave. 100 Dufney Lane Windsor, CT 06095
Renewed and Restated Operating Lease Agreement, dated as of June 1, 2011, by and between Grand Prix Windsor LLC (“Windsor Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease Agreement, dated as of October 27, 2011, by and between Windsor Lessor and Fixed Lessee, and (ii) Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Windsor Lessor and Fixed Lessee.

DOC ID - 21031260.28
Sched N-3

	Individual Property	Operating Lease
15.	Residence Inn Altamonte Springs, 270 Douglas Ave. Altamonte Springs, FL 32714
Renewed and Restated Operating Lease Agreement, dated as of June 1, 2011, by and between Grand Prix Altamonte LLC (“Altamonte Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease Agreement, dated as of October 27, 2011, by and between Altamonte Lessor and Fixed Lessee, and (ii) Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, Altamonte Lessor and Fixed Lessee.

16.	Courtyard Fort Lauderdale 2440 W Cypress Creek Rd. Fort Lauderdale, FL 33309
Renewed and Restated Operating Lease Agreement, dated as of September 23, 2009, by and between Grand Prix Ft. Lauderdale LLC (“Ft. Lauderdale Lessor”) and Fixed Lessee, as amended by First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Ft. Lauderdale Lessor and Fixed Lessee.

17.	Hampton Inn Naples 3210 Tamiami Trail North Naples, FL 34102
Renewed and Restated Operating Lease Agreement, dated as of September 23, 2009, by and between Grand Prix Naples LLC (“Naples Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Naples Lessor and Fixed Lessee, and (ii) Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Naples Lessor and Fixed Lessee.

18.	Four Points Ft. Walton Beach 1325 Miracle Strip Ft. Walton Beach, FL 32548
Renewed and Restated Operating Lease Agreement, dated as of May 18, 2009, by and between KPA/GP Ft. Walton Beach LLC (“Ft. Walton Lessor”) and Floating Lessee, as amended by First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Ft. Walton Lessor and Floating Lessee, as assigned by Floating Lessee to INK Lessee by that certain Assignment and Assumption of Operating Lease Agreement, dated as of February 24, 2012, as further amended by Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Ft. Walton Lessor and INK Lessee.

19.	Residence Inn Atlanta Peachtree, 5500 Triangle Drive Norcross, GA 30092
Operating Lease Agreement, dated as of October 9, 1998, by and between Innkeepers RI General, L.P. (“Original Lessor RI”) and JF Hotel III, Inc. (“JF Lessee”), as amended by (i) First Amendment to Operating Lease, dated as of November 1, 2002, by and between Innkeepers Residence General, L.P. and Innkeepers Hospitality III, Inc. (f/k/a JF Lessee), and (ii) Second Amendment to Operating Lease, dated as of October 27, 2011, by and between Grand Prix Atlanta (Peachtree Corners) LLC and Fixed Lessee.

DOC ID - 21031260.28
Sched N-4

	Individual Property	Operating Lease
20.	Residence Inn Atlanta Downtown 134 Peachtree Street NW Atlanta, GA 30303
Renewed and Restated Operating Lease Agreement, dated as of October 25, 2009, by and between Grand Prix Atlanta LLC (“Atlanta Lessor”) and Fixed Lessee, as amended by First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Atlanta Lessor and Fixed Lessee.

21.	Residence Inn Rosemont/O'Hare 7101 Chestnut Street Rosemont, IL 60018
Operating Lease Agreement, dated as of January 8, 1999, by and between Original Lessor RI and JF Lessee, as amended by (i) First Amendment to Operating Lease Agreement, dated as of November 1, 2002, by and between Innkeepers Residence General, L.P. and Innkeepers Hospitality III, Inc. (f/k/a JF Lessee) as lessee, (ii) Operating Lease Amendment, dated as of June 29, 2007, by and between Grand Prix Chicago LLC (“Chicago Lessor”) and Fixed Lessee and (iii) Third Amendment to Operating Lease, dated as of October 27, 2011, by and between Chicago Lessor and Fixed Lessee.

22.	Residence Inn Lexington (KY) North 1080 Newtown Pike Lexington, KY 40511
Renewed and Restated Operating Lease Agreement, dated as of June 1, 2011, by and between Grand Prix Lexington LLC (“Lexington Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease Agreement, dated as of October 27, 2011, by and between Lexington Lessor and Fixed Lessee, and (ii) Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Lexington Lessor and Fixed Lessee.

23.	Residence Inn Louisville North 120 North Hurstbourne Pkwy. Louisville, KY 40222
Renewed and Restated Operating Lease Agreement, dated as of June 1, 2011, by and between Grand Prix Louisville (RI) LLC (“Louisville Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease Agreement, dated as of October 27, 2011, by and between Louisville Lessor and Fixed Lessee, and (ii) Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Louisville Lessor and Fixed Lessee.

DOC ID - 21031260.28
Sched N-5

	Individual Property	Operating Lease
24.	Hampton Inn Louisville Downtown 101 East Jefferson Street Louisville, KY 40202
Renewed and Restated Operating Lease Agreement, dated as of June 27, 2009, by and between KPA/GP Louisville (HI) LLC (“Louisville (HI) Lessor”) and Floating Lessee, as amended by First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Louisville (HI) Lessor and Floating Lessee, as assigned by Floating Lessee to INK Lessee by that certain Assignment and Assumption of Operating Lease Agreement, dated as of February 24, 2012, as further amended by Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Louisville (HI) Lessor and INK Lessee.

25.	Hampton Inn Columbia 8880 Columbia 100 Park Columbia, MD 21045	Second Amended and Restated Operating Lease Agreement, dated as of September 4, 2013, by and between Grand Prix Columbia LLC and Fixed Lessee.
26.	Residence Inn Gaithersburg 9721 Washingtonian Blvd. Gaithersburg, MD 20878	Second Amended and Restated Operating Lease Agreement, dated as of September 4, 2013, by and between Grand Prix Gaithersburg LLC and Fixed Lessee.
27.	Sheraton Rockville 920 Redland Boulevard Rockville, MD 20850	Second Amended and Restated Operating Lease Agreement, dated as of September 4, 2013, by and between Grand Prix Rockville LLC and INK Lessee.
28.	Residence Inn Portland 800 Roundwood Drive Scarborough, ME 04074
Renewed and Restated Operating Lease Agreement, dated as of November 1, 2009, by and between Grand Prix Portland LLC (“Portland Lessor”) and Fixed Lessee, as amended by First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Portland Lessor and Fixed Lessee.

29.	Residence Inn Livonia 17250 Fox Drive Livonia, MI 48152
Operating Lease Agreement, dated as of March 12, 1999, by and Original Lessor RI and JF Lessee, as amended by (i) First Amendment to Operating Lease Agreement, dated as of November 1, 2002, by and between Innkeepers Residence General, L.P. and Innkeepers Hospitality III, Inc. (f/k/a JF Lessee), (ii) Second Amendment to Operating Lease, dated as of October 27, 2011, by and between Grand Prix Livonia LLC (“Livonia Lessor”) and Grand Prix Fixed Lessee LLC, and (iii) Third Amendment to Operating Lease, dated as of September 4, 2013, by and between Livonia Lessor and Fixed Lessee.

DOC ID - 21031260.28
Sched N-6

	Individual Property	Operating Lease
30.	Residence Inn Troy - SE (Madison Heights) 32650 Stephenson Highway Madison Heights, MI 48071
Renewed and Restated Operating Lease, dated as of June 1, 2011, by and between Grand Prix Troy (SE) LLC (“Troy Lessor”) and Floating Lessee, as amended by First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Troy Lessor and Floating Lessee, as assigned by Floating Lessee to INK Lessee by that certain Assignment and Assumption of Operating Lease Agreement, dated as of February 24, 2012, as further amended by Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Troy Lessor and INK Lessee.

31.	Courtyard Atlantic City 1212 Pacific Avenue Atlantic City, NJ 08401
Operating Lease Agreement, dated as of June 25, 2007, by and between Innkeepers USA Limited Partnership (“Innkeepers USA Lessor”) and KPA Leaseco, Inc., (“Original Lessee”) as amended by Operating Lease Amendment, dated as of June 29, 2007, by and between Grand Prix Atlantic City LLC (“Atlantic City Lessor”) and Floating Lessee, as further amended by Second Amendment to Operating Lease, dated as of October 27, 2011, by and between Atlantic City Lessor and Floating Lessee, as assigned by Floating Lessee to INK Lessee by that certain Assignment and Assumption of Operating Lease Agreement, dated as of February 24, 2012.

32.	Residence Inn Cherry Hill 1821 Old Cuthbert Road Cherry Hill, NJ 08034	Amended and Restated Operating Lease Agreement, dated as of October 27, 2011, by and between Grand Prix Cherry Hill LLC and Fixed Lessee.
33.	Courtyard Montvale Southwest Quadrant of Garden State Parkway and Grand Street Montvale, NJ 07645
Operating Lease Agreement, dated as of June 25, 2007, by and between Innkeepers USA Lessor and Original Lessee, as amended by First Amendment to Operating Lease, dated as of October 27, 2011, by and between Grand Prix Montvale LLC and Floating Lessee, as assigned by Floating Lessee to INK Lessee by that certain Assignment and Assumption of Operating Lease Agreement, dated as of February 24, 2012.

DOC ID - 21031260.28
Sched N-7

	Individual Property	Operating Lease
34.	Westin Governor Morristown 2 Whippany Road Morristown, NJ 07960
Renewed and Restated Operating Lease Agreement, dated as of May 21, 2010, by and between Grand Prix Morristown LLC (“Morristown Lessor”) and Floating Lessee, as amended by First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Morristown Lessor and Floating Lessee as assigned by Floating Lessee to INK Lessee by that certain Assignment and Assumption Agreement, dated as of February 24, 2012, as further amended by Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Morristown Lessor and INK Lessee.

35.	Hyatt House Mt. Laurel 3000 Crawford Place Mount Laurel, NJ 08054
Operating Lease Agreement, dated as of April 1, 2004, by and between Innkeepers Summerfield General II, L.P. and Original Lessee IV, as amended by (i) Amendment to Operating Lease Agreement, dated as of April 1, 2004, by and between Innkeepers Summerfield General II, L.P., and Original Lessee IV, (ii) Second Amendment to Operating Lease, dated as of October 27, 2011, by and between Grand Prix Mt. Laurel LLC (“Mt. Laurel Lessor”) and Fixed Lessee, and (iii) Third Amendment to Operating Lease, dated as of September 4, 2013, by and between Mt. Laurel Lessor and Fixed Lessee.

36.	Residence Inn Saddle River 7 Boroline Road Saddle River, NJ 07458
Renewed and Restated Operating Lease Agreement, dated as of September 15, 2007, by and between Grand Prix Saddle River LLC (“Saddle River Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Saddle River Lessor and Fixed Lessee, and (ii) Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Saddle River Lessor and Fixed Lessee.

37.	Residence Inn Binghamton 4610 Vestal Pkwy East Vestal, NY 13850
Renewed and Restated Operating Lease Agreement, dated as of September 23, 2009, by and between Grand Prix Binghamton LLC (“Binghamton Lessor”) and Fixed Lessee, as amended by First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Binghamton Lessor and Fixed Lessee.

DOC ID - 21031260.28
Sched N-8

	Individual Property	Operating Lease
38.	Hampton Inn Islandia 1600 Veterans Memorial Highway Islandia, NY 11749
Renewed and Restated Operating Lease, dated as of September 23, 2009, by and between Grand Prix Islandia LLC (“Islandia Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Islandia Lessor and Fixed Lessee, and (ii) Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Islandia Lessor and Fixed Lessee.

39.	Residence Inn Harrisburg 4480 Lewis Road Harrisburg, PA 17111
Renewed and Restated Operating Lease, dated as of May 7, 2006, by and between Innkeepers USA Lessor and Original Lessee, as amended by Operating Lease Amendment, dated as of June 29, 2007, by and between Grand Prix Harrisburg LLC (“Harrisburg Lessor”) and Floating Lessee, as amended by Second Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Harrisburg Lessor and Floating Lessee, as assigned by Floating Lessee to INK Lessee by that certain Assignment and Assumption of Operating Lease Agreement, dated as of February 24, 2012.

40.	TownePlace Suites Horsham 198 Precision Drive Horsham, PA 19044
Operating Lease Agreement, dated as of June 1, 1999, by and between Innkeepers USA Lessor and Innkeepers Hospitality III, Inc., as amended by (i) First Amendment to Operating Lease Agreement, dated as of November 1, 2002, by and between Innkeepers USA Lessor and Innkeepers Hospitality III, Inc. (f/k/a JF Lessee), (ii) Second Amendment to Operating Lease, dated as of October 27, 2011, by and between Grand Prix Horsham LLC (“Horsham Lessor”) and Fixed Lessee, and (iii) Third Amendment to Operating Lease, dated as of September 4, 2013, by and between Horsham Lessor and Fixed Lessee.

41.	Hampton Inn Willow Grove 1500 Easton Road Willow Grove, PA 19090
Renewed and Restated Operating Lease Agreement, dated as of September 23, 2009, by and between Grand Prix Willow Grove LLC (“Willow Grove Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Willow Grove Lessor and Fixed Lessee and (ii) Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Willow Grove Lessor and Fixed Lessee.

DOC ID - 21031260.28
Sched N-9

	Individual Property	Operating Lease
42.	Residence Inn Addison 14975 Quorum Dr. Addison, TX 75240
Renewed and Restated Operating Lease Agreement, dated as of February 1, 2010, by and between Grand Prix Addison (RI) LLC (“Addison (RI) Lessor”) and Fixed Lessee, as amended by First Amendment to Renewed and Restated Operating Lease Agreement, dated as of October 27, 2011, by and between Addison (RI) Lessor and Fixed Lessee.

43.	Hyatt House Addison 4900 Edwin Lewis Drive Addison, TX 75001
Operating Lease Agreement, dated as of April 1, 2004, by and between Original Lessor II and Original Lessee IV, as amended by (i) Amendment to Operating Lease Agreement, dated as of April 1, 2004 by and between Original Lessor II and Original Lessee IV, (ii) Second Amendment to Operating Lease, dated as of October 27, 2011, by and between Grand Prix Addison (SS) LLC (“Addison (SS) Lessor”) and Floating Lessee, as assigned by Floating Lessee to INK Lessee by that certain Assignment and Assumption of Operating Lease Agreement, dated as of February 24, 2012, as further amended by (iii) Third Amendment to Operating Lease, dated as of September 4, 2013, by and between Addison (SS) Lessor and INK Lessee.

44.	Residence Inn Arlington 1050 Brookhollow Plaza Drive Arlington, TX 76006
Renewed and Restated Operating Lease Agreement, dated as of February 1, 2010, by and between Grand Prix Arlington LLC (“Arlington Lessor”) and Fixed Lessee, as amended by First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Arlington Lessor and Fixed Lessee.

45.	Hyatt House Las Colinas 5901 North MacArthur Boulevard Las Colinas, TX 75039
Operating Lease Agreement, dated as of April 1, 2004, by and between Innkeepers Summerfield General, L.P., (“Summerfield Lessor”) and Original Lessee V, as amended by (i) Amendment to Operating Lease Agreement, dated as of April 1, 2004, by and between Summerfield Lessor Original Lessor V, (ii) Second Amendment to Operating Lease, dated as of October 27, 2011, by and between Grand Prix Las Colinas LLC (“Las Colinas Lessor”) and Fixed Lessee, and (iii) Third Amendment to Operating Lease, dated as of September 4, 2013, by and between Las Colinas Lessor and Fixed Lessee.

DOC ID - 21031260.28
Sched N-10

	Individual Property	Operating Lease
46.	Residence Inn Richmond NW 3940 Westerre Parkway Richmond, VA 23233
Operating Lease Agreement, dated as of January 8, 1999, by and between Original Lessor RI and JF Lessee, as amended by (i) First Amendment to Operating Lease Agreement, dated as of November 1, 2002, by and between Innkeepers Residence General, L.P. and Innkeepers Hospitality III, Inc. (f/k/a JF Lessee), (ii) Second Amendment to Operating Lease, dated as of October 27, 2011, by and between Grand Prix Richmond (Northwest) LLC (“Richmond (Northwest) Lessor”) and Fixed Lessee, and (iii) Third Amendment to Operating Lease, dated as of September 4, 2013, by and between Richmond (Northwest) Lessor and Fixed Lessee.

47.	Residence Inn Richmond West 2121 Dickens Road Richmond, VA 23230
Renewed and Restated Operating Lease Agreement, dated as of June 1, 2011, by and between Grand Prix Richmond LLC (“Richmond Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Richmond Lessor and Fixed Lessee and (ii) Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Richmond Lessor and Fixed Lessee.

48.	Residence Inn Bellevue 14455 NE 29th Place Bellevue, WA 98007
Renewed and Restated Operating Lease Agreement, dated as of June 1, 2011, by and between Grand Prix Bellevue LLC (“Bellevue Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Bellevue Lessor and Fixed Lessee and (ii) Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Bellevue Lessor and Fixed Lessee.

49.	Residence Inn Bothell 11920 NE 195th Street Bothell, WA 98011
Renewed and Restated Operating Lease Agreement, dated as of June 1, 2011, by and between Grand Prix Bothell LLC (“Bothell Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Bothell Lessor and Fixed Lessee and (ii) Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Bothell Lessor and Fixed Lessee.

DOC ID - 21031260.28
Sched N-11

	Individual Property	Operating Lease
50.	Residence Inn Lynnwood 18200 Alderwood Mall Parkway Lynnwood, WA 98037
Renewed and Restated Operating Lease Agreement, dated as of June 1, 2011, by and between Grand Prix Lynnwood LLC (“Lynnwood Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Lynnwood Lessor and Fixed Lessee and (ii) Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Lynnwood Lessor and Fixed Lessee.

51.	Residence Inn Tukwila 16201 West Valley Highway Tukwila, WA 98188
Renewed and Restated Operating Lease Agreement, dated as of June 1, 2011, by and between Grand Prix Tukwila LLC (“Tukwila Lessor”) and Fixed Lessee, as amended by (i) First Amendment to Renewed and Restated Operating Lease, dated as of October 27, 2011, by and between Tukwila Lessor and Fixed Lessee and (ii) Second Amendment to Renewed and Restated Operating Lease, dated as of September 4, 2013, by and between Tukwila Lessor and Fixed Lessee.

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DOC ID - 21031260.28
Sched N-12

SCHEDULE O
Intentionally Omitted

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DOC ID - 21031260.28
Sched O-1

SCHEDULE P
Hotel Employees

[See Attached]

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DOC ID - 21031260.28
Sched P-1

SCHEDULE Q
Transfer Taxes

STATE	TITLE FEES	TRANSFER TAXES
California	SELLER pays base premium; PURCHASER pays for extended coverage and all endorsements	SELLER pays state, county, and city transfer taxes except: • San Jose (South) (City Tax): split 50/50 • Mountain View (City Tax): split 50/50 • San Mateo (City Tax): split 50/50
Colorado	SELLER pays base premium; PURCHASER pays for all endorsements	N/A – no transfer tax
Connecticut	PURCHASER pays for title searches, base premium and all endorsements	SELLER pays state and local conveyance taxes
Florida	PURCHASER pays base premium and all endorsements	N/A – no transfer tax
Georgia	PURCHASER pays base premium and all endorsements	N/A – no transfer tax
Illinois	SELLER pays cost of abstract and policy premium; PURCHASER pays for all endorsements	SELLER pays state and county transfer taxes No local transfer taxes in the Village of Rosemont (where property located)
Kentucky	PURCHASER pays base premium and all endorsements and premium sales tax	SELLER pays
Maine	PURCHASER pays base premium and all endorsements	Split 50/50
Maryland	PURCHASER pays base premium and all endorsements	Split 50/50
Michigan	SELLER pays base premium; PURCHASER pays for all endorsements	SELLER pays state and county transfer tax by law
New Jersey	PURCHASER pays base premium and all endorsements	For an entity transfer, PURCHASER pays
New York	PURCHASER pays base premium and all endorsements	SELLER pays
Pennsylvania	PURCHASER pays base premium and all endorsements	Split 50/50
Texas	SELLER pays base premium; PURCHASER pays for extended coverage and all endorsements	N/A – no transfer tax

DOC ID - 21031260.28
Sched Q-1

Virginia	PURCHASER pays base premium and all endorsements	N/A – no transfer tax
Washington	SELLER pays base premium and sales tax thereon; PURCHASER pays for extended coverage and all endorsements and sales tax thereon	SELLER pays

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DOC ID - 21031260.28
Sched Q-2

EXHIBIT 1
Escrow Agent's Wire Instructions

NEW YORK CITY COMMERCIAL
WIRE INSTRUCTIONS

ABA#:                021000021

SWIFT CODE:            CHASUS33

BANK:                JP MORGAN CHASE
REAL ESTATE DIVISION
707 Travis, 6th Flr South
Houston, TX 77002

ACCT#:                006-171176

ACCT NAME:	FIDELITY NATIONAL TITLE
INSURANCE COMPANY

FNT CONTACT:            Accounting Department
212- 481-5858

FNT TITLE#/REFERENCE:     32511 / InnKeepers

TITLE OFFICER:             Dina Pupovic / John Maddie

DOC ID - 21031260.28
Exh 1-1

EXHIBIT 2
Form of FIRPTA Affidavit
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by _____________, the undersigned hereby certifies the following on behalf of _____________ ("Seller").
1.    Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as such terms are defined in the Internal Revenue Code and Income Tax Regulations).
2.    Seller's U.S. employer identification number is __________.
3.    Seller's office is:
_____________
_____________
_____________
_________, _________
The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.
_____________

By:    ___________________________
    Name:
    Title:
_________________, 201___

DOC ID - 21031260.28
Exh 2-1

EXHIBIT 3
Form of Assignment and Assumption Agreement

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), is dated as of [__________] (the "Effective Date"), by and between [_______________], a [________________] ("Assignor"), as assignor, and [________________], a [________________] ("Assignee"), as assignee.

WHEREAS, Assignor owns a [________]% membership interest (the "Interest") in [________________], a limited liability company organized under the laws of the State of Delaware (the "LLC") pursuant to the terms of that certain [Limited Liability Company Operating Agreement] of the LLC (the "LLC Agreement"), dated as of [___________];

WHEREAS, Assignor has agreed to assign and convey to Assignee 100% of its interest in the LLC (the "Assigned Interest"), and to cause Assignee to be admitted to the LLC as a Member, in accordance with the terms of the LLC Agreement; and

WHEREAS, Assignee wishes to obtain and acquire the Assigned Interest.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) paid, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Assignment of the Assigned Interest. Assignor hereby assigns, conveys and transfers to Assignee, its successors and assigns, as of the Effective Date, all of its right, title and interest in and to the Assigned Interest, including, without limitation, all allocations of profits and losses, and distributions of cash or other property, represented by such interest, and other rights otherwise accruing to Assignee by virtue of owning the Assigned Interest, subject in each case to the terms and conditions associated with such Assigned Interest, in its capacity as a member of the LLC, set forth in the LLC Agreement.

2.    Acceptance by Assignee. Assignee hereby accepts the assignment of the Assigned Interest and assumes and agrees to be bound by and perform the obligations under the LLC Agreement in respect of all of its interest in the LLC.

3.    Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

4.    Construction. The rights and obligations of the parties hereto, including under Paragraphs 1 and 2 hereof, shall be subject to and governed by the provisions of the LLC Agreement.

DOC ID - 21031260.11
DOC ID - 21031260.28

5.    Counterparts. This Agreement may be executed in one or more counterparts, which, taken together, shall constitute one fully-executed original Agreement.

DOC ID - 21031260.28
3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the Effective Date.

ASSIGNOR:

[__________________], a [_________________]

By:    __________________________
Name:
Title:

ASSIGNEE:

[___________________], a [_____________________]

By:
Name:
Title:

DOC ID - 21031260.28

EXHIBIT 4
Form of Ground Lease Estoppel Certificate

This ESTOPPEL CERTIFICATE is given this ___ day of ____________, 2014, by the CITY OF FORT LAUDERDALE, a municipal corporation of the State of Florida, for the benefit of the ground lessee of Parcel 8F2 and [_______] ("Lender"), together with their respective successors and/or assigns pertaining to: Parcel 8F2 and certifies:

The following estoppel information is being provided for the above-referenced airport ground lease dated August 1, 1984 as amended on May 21, 1987, July 6, 1988 and July 30, 1993 (the "Ground Lease").

1.Tenant/Borrower: Grand Prix Ft. Lauderdale LLC .
2.Address of tenant: 2440 NW 62 Street .
3.Lease commencement date: August 1, 1984 .
4.Lease expiration date: July 31, 2034 .
5.Amount of annual rent: $[___________] .
6.Amount of security deposit: $0 .
7.Date of last payment received: [________________] .
8.Date of next rent payment due: [________________] .
9.Next rent adjustment: August 1, 2014 .
10.Any other outstanding sums: [Broward County Property Taxes of $100,491.44].
11.Credits and/or offsets: $0 .
12.Special assessments: $0 .
13.Any existing violations or defaults under the lease: None .
14.The Ground Lease constitutes the entire understanding between the City and the Tenant/Borrower.
15.The Ground Lease is in full force and effect.
16.There are no defenses, claims against Tenant or offsets which are presently known by the City and which may be asserted by the City against the Tenant in respect of the obligations under the Ground Lease.

LESSOR:

CITY OF FORT LAUDERDALE, a municipal corporation of the State of Florida

By: _________________________________
Clara Bennett, Airport Manager

cc:    Cate McCaffery, Director of Business Enterprises
Victoria Minard, Assistant City Attorney

DOC ID - 21031260.28